                                             TERM SHEET SUPPLEMENT
                               FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006

                                       RESIDENTIAL ACCREDIT LOANS, INC.
                                                   DEPOSITOR

                                        RESIDENTIAL FUNDING CORPORATION
                                          SPONSOR AND MASTER SERVICER

                                                  QA PROGRAM
                                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                SERIES 2006 QA5
                                             GROUP I CERTIFICATES
THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage pool for Series 2006-QA5 will be divided into two loan groups: loan group I and
loan group II.   The information contained in this term sheet supplement describes the offered certificates
(also referred to as the "Group I Certificates", "senior certificates", and "subordinate certificates", as applicable) and mortgage loans relating to loan group I only. The mortgage loans will be master serviced by
Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET
SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC FOR THE OFFERING
TO WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC
WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  THE  TOLL-FREE
NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                 JUNE 20, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION IN
THIS TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION
OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                            EUROPEAN ECONOMIC AREA

In  relation  to each  Member  State of the  European  Economic  Area  which  has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent  and  agree  that with  effect  from and  including  the date on which the  Prospectus  Directive  is implemented  in that  Relevant  Member  State,  referred  to in this  term  sheet  supplement  as the  Relevant
Implementation  Date,  it has not  made and will not  make an  offer  of  certificates  to the  public  in that
Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another
Relevant  Member  State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in accordance  with the  Prospectus  Directive,  except that it may,  with effect from and  including the Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)     to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees  during the last financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)     in any other  circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any certificates  in any Relevant Member State means the  communication  in any form and by any means of sufficient information  on the  terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to decide to  purchase  or  subscribe  the  certificates,  as the same may be varied in that  Member  State by any measure  implementing  the Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

Each underwriter will represent and agree that:

(a)     it has only  communicated  or  caused  to be  communicated  and will  only  communicate  or cause to be communicated  an  invitation or  inducement  to engage in  investment  activity  (within the meaning of
        Section 21 of the  Financial  Services and Markets Act,  referred to in this term sheet  supplement  as
        FSMA)  received by it in connection  with the issue or sale of the  certificates  in  circumstances  in which Section 21(1) of the FSMA does not apply to the issuer and

(b)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES,
 THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  of any  series  in three or more  separate documents that provide progressively more detail:

-       the related base prospectus,  dated March 3, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-       this term sheet  supplement,  which provides general  information  about series of certificates  issued pursuant to the depositor's QA program,  some of which may not apply to the offered  certificates of any series; and

-       one or more term  sheets,  which  describe  terms  applicable  to the  classes of the series of offered certificates  described  therein  and  provides a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR
SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  SUPPLEMENT  IS
PRELIMINARY,  AND IS SUBJECT TO COMPLETION  OR CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU
SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH
OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO
PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO
SUCH NON-DELIVERY.

                TABLE OF CONTENTS

                                        PAGE

RISK FACTORS..............................10
     Risk of Loss.........................10
     High LTV Loans Without Mortgage
        Insurance ........................14
     Risks Relating to Primary Mortgage
        Insurers .........................15
     Risks Relating to Cooperative Loans..15

     Special Yield and Prepayment

     Standard Hazard Insurance and Primary

     Principal Distributions on the Senior
        Certificates .....................37
     Principal Distributions on the Class
        M Certificates ...................38
     Allocation of Losses; Subordination..40
     Advances  ...........................44
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS45
     General   ...........................45
     Prepayment Considerations............45
        Allocation of Principal Payments..47
        Realized Losses and Interest

        Class M-2 and Class M-3 Certificate
        Yield Considerations .............50
        Additional Yield Considerations
        Applicable Solely to the Residual

        The Master Servicer and
        Subservicers .....................52
        Servicing and Other Compensation

        MATERIAL FEDERAL INCOME TAX
        CONSEQUENCES .....................57
        Special Tax Considerations
        Applicable to Residual
        Certificates .....................58
        Tax Return Disclosure and Investor

                                             RISK FACTORS

.........The offered certificates of any series are not suitable  investments for all investors.  In particular, you should not  purchase  any class of offered  certificates  unless you  understand  the  prepayment,  credit, liquidity and market risks associated with that class.

.........The offered certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary  to  evaluate  the  information  contained  in this term  sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

.........You should  carefully  consider,  among other  things,  the following  factors in  connection  with the purchase of the offered certificates:

RISK OF LOSS
Underwriting standards may   Generally,   the  mortgage  loans  have  been   originated   using
affect risk of loss on the   underwriting   standards   that  are  less   stringent   than  the
mortgage loans.              underwriting   standards  applied  by  certain  other  first  lien
                             mortgage  loan  purchase  programs,  such as those of Fannie  Mae,
                             Freddie  Mac or the  depositor's  affiliate,  Residential  Funding
                             Mortgage  Securities I, Inc. Applying less stringent  underwriting standards  creates  additional  risks that losses on the  mortgage loans will be allocated to certificateholders.

                             Examples include the following:

                             o   mortgage  loans secured by non-owner  occupied  properties may present a greater risk that the borrower  will stop making
                                 monthly  payments  if  the  borrower's   financial   condition
                                 deteriorates;
                             o   mortgage loans with loan-to-value  ratios greater than 80%
                                 (i.e.,  the amount of the loan at  origination  is 80% or more of the value of the mortgaged  property) may increase the risk
                                 that  the  value  of  the  mortgaged   property  will  not  be
                                 sufficient to satisfy the mortgage loan upon foreclosure;
                             o   mortgage loans with  loan-to-value  ratios of greater than
                                 80%  which  may be as high as  100%  at  origination,  with no mortgage  insurance,  may  increase  the  likelihood  that the value of the  mortgaged  property  would not be  sufficient to satisfy the mortgage  loan upon  foreclosure  unless the value of the mortgaged property increases;
                             o   mortgage   loans   made  to   borrowers   who  have   high
                                 debt-to-income  ratios  (i.e.,  the amount of debt  service on the other debt of the borrower  represents a large  portion of his  or her  income)  may  result  in a  deterioration  of the borrower's  financial  condition  that could make it difficult for the borrower to continue to make mortgage payments; and
                             o   mortgage  loans  made to  borrowers  whose  income  is not required to be  disclosed  or verified  may  increase the risk that the borrower's income is less than that represented.

                             Some of the mortgage loans with loan-to-value  ratios over 80% may
                             be  insured  by  primary  mortgage  insurance.   However,  if  the
                             insurer is unable to pay a claim,  the amount of loss  incurred on those loans may be increased.

                             In  addition,  in  determining  loan-to-value  ratios for  certain mortgage loans,  the value of the related  mortgaged  property may be based on an  appraisal  that is up to 24 months old if there is
                             a  supporting   broker's  price  opinion,   automated   valuation,
                             drive-by  appraisal or other  certification  of value.  If such an appraisal  does not reflect  current market values and such market values have declined,  the likelihood that proceeds from a sale of the mortgaged  property may be  insufficient to repay the mortgage loan is increased.

                             See "The Trusts--Underwriting  Policies" and "Certain Legal Aspects
                             of Mortgage Loans and Contracts" in the related base prospectus.

The return on your           The  Servicemembers  Civil  Relief Act, as amended,  or the Relief
certificates could be        Act,  provides  relief  to  borrowers  who enter  active  military
reduced by shortfalls due    service  and to  borrowers  in  reserve  status  who are called to
to the Servicemembers        active  duty  after  the   origination  of  their  mortgage  loan.
Civil Relief Act.            Current or future  military  operations  of the United  States may increase  the  number  of  borrowers  who are in  active  military service,  including persons in reserve status who have been called or  will be  called  to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is  covered by the Relief Act may not be charged  interest  on a  mortgage  loan in excess of 6% per annum  during  the  period  of the  borrower's  active  duty.  Any resulting  interest  shortfalls are not required to be paid by the
                             borrower  at  any  future  time.  The  master   servicer  for  the
                             applicable  series of certificates will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will
                             not  be  covered  by  any  form  of  credit   enhancement  on  the
                             certificates of that series.  Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the
                             application   of  the  Relief  Act  or  similar   legislation   or
                             regulations  will be  applied to reduce the  accrued  interest  on each  interest-bearing  class of  certificates of that series on a pro rata basis.

                             The  Relief  Act  also  limits  the  ability  of the  servicer  to foreclose  on a  mortgage  loan  during the  borrower's  period of active duty and, in some cases,  during an additional  three month period  thereafter.  As a result,  there may be delays in  payment and  increased  losses on the  mortgage  loans.  Those  delays and increased  losses  on the  mortgage  loans  included  in the trust established  for any series will be borne  primarily  by the class of  certificates  of  that  series  with a  certificate  principal balance greater than zero with the lowest payment priority.

                             We do not  know  how  many  mortgage  loans  have  been  or may be
                             affected  by  the   application  of  the  Relief  Act  or  similar
                             legislation or regulations.

                             See  the   definition  of  Accrued   Certificate   Interest  under
                             "Description of the  Certificates--Glossary  of Terms" in this term sheet  supplement and "Certain Legal Aspects of Mortgage Loans and
                             Contracts--Servicemembers  Civil  Relief Act" in the  related  base prospectus.

The return on your           Losses  on  mortgage  loans may  occur  due to a wide  variety  of
certificates may be          causes,  including  a decline in real  estate  values,  as well as
affected by losses on the    adverse  changes in a borrower's  financial  condition.  A decline
mortgage loans, which        in real estate values or economic conditions  nationally or in the
could occur due to a         regions  where  the  mortgaged  properties  are  concentrated  may
variety of causes.           increase the risk of losses on the mortgage loans.

The return on your           One risk of investing in mortgage-backed  securities is created by
certificates may be          any  concentration  of the  related  properties  in  one  or  more
particularly sensitive to    geographic  regions.  If the  regional  economy or housing  market
changes in real estate       weakens  in any  region  having  a  significant  concentration  of
markets in specific          properties   underlying  mortgage  loans  included  in  the  trust
regions.                     established for any series,  the mortgage loans in that region may experience  high  rates  of loss  and  delinquency,  resulting  in losses  to  holders  of the  related  series  of  certificates.  A region's  economic  condition and housing  market may be adversely affected by a variety of events,  including natural disasters such
                             as   earthquakes,   hurricanes,   floods  and   eruptions,   civil
                             disturbances  such as riots, by disruptions  such as ongoing power outages,  or  terrorist  actions  or  acts of  war.  The  economic impact  of any of those  events  may also be felt in areas  beyond the region  immediately  affected by the disaster or  disturbance.
                             The properties  underlying the mortgage loans included in any loan group may be  concentrated  in these regions.  This  concentration may  result in  greater  losses to  certificateholders  than those generally present for similar  mortgage-backed  securities without that concentration.

                             Several hurricanes, which struck Louisiana,  Alabama, Mississippi,
                             Texas and Florida  in recent months,  may have adversely  affected
                             mortgaged  properties  located in those  states.   Generally,  the
                             mortgage  pool  does  not  include   mortgage   loans  secured  by
                             mortgaged  properties located in the federal emergency  management agency ("FEMA") designated  individual assistance zones.  However,
                             FEMA-designated  individual assistance zones are subject to change from  time to time by FEMA and,  therefore,  no  assurance  can be given that the mortgage pool is free of mortgage  loans secured by
                             mortgaged  properties  located in those areas.   Further, mortgage
                             loans in the mortgage pool may be secured by mortgaged  properties
                             in FEMA-designated   public  assistance  areas,   which  also  may
                             include  mortgaged  properties in areas that were affected  by the
                             hurricanes.   Residential  Funding will make a representation  and
                             warranty that each mortgaged  property  underlying a mortgage loan included  in the  trust  established  for  any  series  is free of damage  and  in  good  repair  as of the  closing  date  for  that
                             series.   In the event  that a  mortgaged  property  underlying  a
                             mortgage loan included in the trust  established for any series is damaged as of the  closing  date for that  series and that  damage materially and  adversely affects the value of or the interests of the  holders of the  certificates  of that  series in the  related mortgage loan,  Residential Funding will be required to repurchase the related  mortgage  loan from the trust.  Any such  repurchases may shorten the  weighted  average  lives of the  certificates  of
                             that  series.   We will not know  how  many  mortgaged  properties
                             underlying the mortgage  loans  included in the trust  established
                             for  any  series  will  have  been  or  may  be  affected   by the
                             hurricanes  and  therefore  whether the payment  experience on any mortgage  loan  in the  mortgage  pool  for  that  series  will be affected.

Excess interest from the     The amount by which the aggregate stated principal  balance of the
mortgage loans may not       mortgage loans exceeds the aggregate class certificate  balance of
provide adequate credit      the classes of  certificates,  other than the Class SB and Class R
enhancement.                 Certificates,   is  called   "overcollateralization."   Except  as
                             provided   in  a  final  term   sheet,   the   initial   level  of
                             overcollateralization  (that is, the  overcollateralization on the closing  date)  is  expected  to be  approximately  equal  to  the initial  level of  overcollateralization  required  by the pooling and  servicing  agreement.  The  mortgage  loans are  expected  to accrue  more  interest  than  is  needed  to pay  interest  on the classes of  certificates  because the  weighted  average  interest rate on the  mortgage  loans is  expected  to be  higher  than the
                             weighted   average   pass-through   rate   on  such   classes   of
                             certificates  plus the weighted  average  expense fee rate. In the event that the level of  overcollateralization  is  reduced,  such
                             "excess  interest"  will  be used  to  make  additional  principal payments on the classes of  certificates  to the extent  described in this term sheet supplement.  Overcollateralization  is intended to  provide  limited  protection  to the  holders  of the  offered certificates by absorbing  losses from liquidated  mortgage loans.
                             However,  we cannot assure you that enough excess interest will be generated on the mortgage  loans to maintain the required level of overcollateralization.

                             The excess  interest  available on any  distribution  date will be affected by the actual amount of interest  received,  collected or advanced in respect of the  mortgage  loans for that  distribution date.  Such amount will be  influenced  by changes in the weighted average of the  mortgage  rates  resulting  from  prepayments  and liquidations of the mortgage loans as well as from  adjustments of the  mortgage  rates.  The  pass-through  rate  of each  class  of interest-bearing  certificates  is subject to a net rate cap which generally is based on the weighted  average  adjusted net mortgage rates of the mortgage  loans, as may be adjusted as described in a final term sheet. If the pass-through  rate on one or more classes is limited by the  applicable net rate cap, it may be necessary to apply  all  or a  portion  of  the  interest  funds  available  to distribute  interest at the  pass-through  rates for such  classes of certificates.  As a result, interest may be unavailable for any other purpose.

                             If   the   protection   afforded   by   overcollateralization   is
                             insufficient,  then the holders of the offered  certificates could experience a loss on their investment.

The value of your            If the  performance  of the mortgage  loans  included in the trust
certificates may be          established for any series is substantially  worse than assumed by
reduced if losses are        the  rating  agencies  rating  any class of  certificates  of that
higher than expected.        series,  the  ratings  of any class of those  certificates  may be lowered in the  future.  This would  probably  reduce the value of those  certificates.  None of the depositor,  the master  servicer nor any other entity will have any  obligation to  supplement  any credit  enhancement,  or to take any other  action to maintain any rating of the certificates.

A transfer of master         If the  master  servicer  defaults  in its  obligations  under the
servicing in the event of    pooling  and  servicing  agreement,  the master  servicing  of the
a master servicer default    mortgage  loans may be  transferred to the trustee or an alternate
may increase the risk of     master  servicer,  as described  under "The Pooling and  Servicing
payment application errors   Agreement - Rights  Upon Event of  Default"  in the  related  base prospectus.  In the event of such a transfer  of master  servicing there may be an  increased  risk of errors  in  applying  payments from  borrowers or in  transmitting  information  and funds to the successor master servicer.

Some of the mortgage loans   Some of the mortgage loans included in the trust  established  for
have an initial interest     any series may have  interest  only  periods of varying  duration.
only period, which may       During this period,  the payment made by the related borrower will
increase the risk of loss    be less  than it  would  be if the  mortgage  loan  amortized.  In
and delinquency on these     addition,  the  mortgage  loan  balance will not be reduced by the
mortgage loans.              principal  portion  of  scheduled  monthly  payments  during  this period.  As a result,  no principal  payments  will be made to the certificates  of the related  series from  mortgage  loans of this nature  during their  interest only period except in the case of a prepayment.

                             After the initial  interest  only period,  the  scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related borrowers,  particularly if interest  rates  have  increased  and the  borrower  is  unable to refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not  amortizing  during the early  years of these  mortgage  loans.  Although  the  amount  of principal  included  in  each  scheduled  monthly  payment  for  a traditional  mortgage  loan can be  relatively  small  during  the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be significant.

                             Mortgage   loans  with  an  initial   interest   only  period  are
                             relatively  new in the mortgage  marketplace.  The  performance of these mortgage loans may be significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers  of  refinancing  their  mortgage loans with a new mortgage  loan, in particular one with an initial interest  only  period,  which  may  result  in  higher  or  lower prepayment  speeds than would  otherwise be the case. In addition, the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the  delinquency  and prepayment experience of these mortgage loans.

        HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes   Some of the  mortgage  loans may have an LTV ratio at  origination
certain loans that may be    in excess  of 80% but may not be  insured  by a  primary  mortgage
subject to a higher risk     insurance  policy.  Although primary mortgage  insurance policy is
of loss                      generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance  was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the  related  mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon  foreclosure  is greater for these types of loans,  resulting in a higher  likelihood  of losses with respect to these types of loans.

        RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a    Some of the  mortgage  loans may have an LTV ratio at  origination
primary mortgage insurer     in  excess  of  80%  and  may be  insured  by a  primary  mortgage
fails to make payments       insurance  policy.  If such a  mortgage  loan  were  subject  to a
under a primary mortgage     foreclosure and the value of the related  mortgaged  property were
insurance policy             not  sufficient to satisfy the mortgage  loan,  payments under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan. If the insurer is unable or  refuses  to pay a claim,  the amount of such losses would be allocated to holders of  certificates  as realized losses.

        RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have       Some of the  mortgage  loans may not be secured  directly  by real
certain characteristics      property  but may be  cooperative  loans.  A  cooperative  loan is
that may increase the risk   secured  by a  first  lien on  shares  issued  by the  cooperative
of loss                      corporation  that owns the related  apartment  building and on the
                             related   proprietary  lease  or  occupancy   agreement   granting
                             exclusive   rights  to  occupy  a   specific   unit   within   the
                             cooperative.  Cooperative loans have certain  characteristics that may increase the likelihood of losses.

                             The   proprietary   lease  or  occupancy   agreement   securing  a
                             cooperative  loan is  subordinate,  in most cases,  to any blanket mortgage on the related  cooperative  apartment building or on the underlying  land.  If  the  cooperative  is  unable  to  meet  the payment obligations (i) arising under an underlying mortgage,  the mortgagee  holding an underlying  mortgage could foreclose on that mortgage and  terminate  all  subordinate  proprietary  leases and occupancy  agreements  or (ii) arising  under its land lease,  the holder  of the  landlord's  interest  under the land  lease  could terminate it and all subordinate  proprietary leases and occupancy agreements.

                             Additionally,  the proprietary lease or occupancy agreement may be terminated  and the  cooperative  shares may be  cancelled  by the cooperative if the tenant-stockholder  fails to pay maintenance or other  obligations  or charges owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement  will usually  constitute a default under the
                             security     agreement     between     the    lender    and    the
                             tenant-stockholder.   In  the  event  of  a  foreclosure  under  a
                             cooperative  loan,  the  mortgagee  will  be  subject  to  certain restrictions  on its ability to transfer  the  collateral  and the use of proceeds from any sale of  collateral.  See "Certain  Legal
                             Aspects   of   Mortgage   Loans   and    Contracts--The    Mortgage
                             Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage     The certificates  offered in each series will represent  interests
loans and the other assets   only in the trust  established for that series.  The  certificates
of the trust are the sole    do not  represent an ownership  interest in or  obligation  of the
source of payments on your   depositor,  the master  servicer  or any of their  affiliates.  If
certificates.                proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and  servicing  agreement  for that  series, investors  will have no  recourse  to the  depositor,  the  master servicer or any other entity, and will incur losses.
LIQUIDITY RISKS
You may have to hold your    A secondary  market for your  certificates  may not develop.  Even
certificates to maturity     if a secondary market does develop,  it may not continue or it may
if their marketability is    be illiquid.  Neither the  underwriters for the related series nor
limited.                     any other  person  will have any  obligation  to make a  secondary market  in your  certificates,  and you have no  right to  request redemption  of your  certificates.  Illiquidity  means you may not be able  to find a buyer  to buy  your  securities  readily  or at
                             prices  that  will   enable  you  to  realize  a  desired   yield.
                             Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                             Any class of  offered  certificates  may  experience  illiquidity, although  generally  illiquidity  is more likely for classes  that are especially  sensitive to  prepayment,  credit or interest rate risk,  or  that  have  been  structured  to  meet  the  investment requirements of limited categories of investors.
BANKRUPTCY RISKS
Bankruptcy proceedings       The transfer of the mortgage loans from any  applicable  seller to
could delay or reduce        the  depositor  will be  intended by the parties to be and will be
distributions on the         documented  as a sale.  However,  if any  seller  were  to  become
certificates.                bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans as a loan  secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that  seller.  Any such  attempt  could  result in a delay  in or  reduction  of  collections  on  the  mortgage  loans included  in the trust  established  for any series  available  to make payments on the certificates of that series.

The Bankruptcy of a          If a  borrower  becomes  subject  to a  bankruptcy  proceeding,  a
Borrower May Increase the    bankruptcy  court  may  require  modifications  of the  terms of a
Risk of Loss on a Mortgage   mortgage  loan without a permanent  forgiveness  of the  principal
Loan.                        amount  of  the  mortgage   loan.   Modifications   have  included
                             reducing the amount of each monthly payment,  changing the rate of interest and  altering  the  repayment  schedule.  In addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary  default  relating  to a  mortgage  loan on the debtor's  residence  by  paying  arrearages  within  a  reasonable
                             period  and  reinstating   the  original   mortgage  loan  payment
                             schedule,  even though the lender  accelerated  the mortgage  loan and  final  judgment  of  foreclosure  had been  entered  in state
                             court.  In  addition,   under  the  federal  bankruptcy  law,  all
                             actions  against  a  borrower  and  the  borrower's  property  are automatically stayed upon the filing of a bankruptcy petition.

        SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield on your            The yield to  maturity  on each class of offered  certificates  of
certificates will vary       any series will depend on a variety of factors, including:
depending on various
factors.                     o       the rate and timing of principal  payments on the mortgage loans  in  the  related  loan  group  included  in  the  trust established for any series,  including  prepayments,  defaults
                                 and   liquidations,   and   repurchases  due  to  breaches  of
                                 representations or warranties;

                             o       the  allocation  of  principal  payments  on the  mortgage loans in the related  loan group among the various  classes of offered certificates included in that series;

                             o       realized  losses and interest  shortfalls  on the mortgage loans in the related loan group;

                             o       the pass-through rate for that class; and

                             o       the purchase price of that class.

                             As used in this term sheet  supplement,  references to the related
                             (or words of similar  effect) loan group will mean, in the case of a series with  multiple  loan groups,  the loan group from which a class of certificates will receive  distributions of principal and interest,  and,  in the case of a series with a single loan group, the mortgage pool.
                             The rate of  prepayments  is one of the most  important  and least predictable  of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                             In general,  if you purchase a certificate  at a price higher than
                             its  outstanding   certificate  principal  balance  and  principal
                             distributions  on your  certificate  occur faster than you assumed at the  time of  purchase,  your  yield  will be  lower  than  you anticipated.  Conversely,  if  you  purchase  a  certificate  at a price lower than its  outstanding  certificate  principal  balance and principal  distributions  on that class occur more slowly than you  assumed  at the time of  purchase,  your  yield will be lower than you anticipated.

The rate of prepayments on   Since  mortgagors,  in most cases, can prepay their mortgage loans
the mortgage loans will      at any time,  the rate and timing of  principal  distributions  on
vary depending on future     the offered  certificates  are highly  uncertain and are dependent
market conditions and        upon  a  wide  variety  of  factors,  including  general  economic
other factors.               conditions,   interest  rates,  the  availability  of  alternative
                             financing  and   homeowner   mobility.   Generally,   when  market
                             interest  rates  increase,  borrowers  are less  likely  to prepay their  mortgage  loans.  This could  result in a slower  return of principal  to you at a time  when  you  might  have  been  able to reinvest  your  funds  at a  higher  rate  of  interest  than  the pass-through  rate on your  class of  certificates.  On the  other
                             hand,  when  market   interest  rates   decrease,   borrowers  are
                             generally  more  likely  to  prepay  their  mortgage   loans.   In
                             addition,  when  the  mortgage  rates  on  hybrid  mortgage  loans convert  from fixed  rates to  adjustable  rates,  there may be an increase in  prepayments.  The factors  described  in the previous two sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds at an interest  rate as high as the  pass-through  rate on your class of certificates.

                             Refinancing programs,  which may involve soliciting all or some of the  mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These  refinancing programs may be offered by the master  servicer,  any subservicer, the  depositor or their  affiliates,  and may include  streamlined documentation  programs as well as programs under which a mortgage
                             loan  is  modified  to  reduce  the  interest  rate.   Streamlined
                             documentation  programs involve less  verification of underwriting information than traditional documentation programs.
                             See  "Description of the Mortgage  Pool--The  Program" and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and "Maturity and  Prepayment  Considerations"  in the
                             related base  prospectus.

The recording of mortgages   The mortgages or  assignments  of mortgage for all or a portion of
in the name of MERS may      the  mortgage  loans  included  in the trust  established  for any
affect the yield on the      series may have been or may be  recorded  in the name of  Mortgage
certificates.                Electronic  Registration Systems, Inc., or MERS, solely as nominee for the  originator  and its  successors  and assigns.  Subsequent assignments  of  those  mortgages  are  registered  electronically through  the  MERS(R)System.  However,  if MERS  discontinues  the
                             MERS(R)System and it becomes  necessary to record an  assignment of the  mortgage  to the  trustee  for any  series,  then any related expenses  shall be paid by the  related  trust and will reduce the
                             amount   available  to  pay  principal  of  and  interest  on  the
                             certificates  included in that series with  certificate  principal balances greater than zero with the lowest payment priorities.

                             The  recording  of  mortgages  in the name of MERS is a relatively new practice in the mortgage  lending  industry.  Public recording officers and others in the mortgage industry may have limited,  if any,  experience  with  lenders  seeking to  foreclose  mortgages, assignments  of  which  are  registered  with  MERS.  Accordingly,
                             delays  and  additional  costs  in  commencing,   prosecuting  and
                             completing  foreclosure  proceedings  and  conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and
                             additional   costs  could  in  turn  delay  the   distribution  of
                             liquidation  proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                             For  additional  information  regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield
                             and Prepayment  Considerations"  in this term sheet supplement and
                             "Description of the  Certificates--Assignment of Mortgage Loans" in
                             the related base  prospectus.

The yield on your            The offered  certificates  of each class included in a series will
certificates will be         have different yield  considerations  and different  sensitivities
affected by the specific     to the rate and timing of principal  distributions.  The following
terms that apply to that     is a general  discussion of yield  considerations  and  prepayment
class, discussed below.      sensitivities  of some of the categories of certificates  that may be included in any series.

                             See "Certain  Yield and  Prepayment  Considerations"  in this term sheet supplement.

Senior Certificates          Each  Class of  Senior  Certificates  will  receive  distributions primarily  from the related loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive to the rate and timing of principal  prepayments  and  defaults on the mortgage  loans in the related loan group.

                             See  "Description of the  Certificates--Principal  Distributions on
                             the Senior Certificates" in this term sheet supplement.
The yields on the            The interest  rate on any class of  adjustable  rate  certificates
adjustable rate              will be based on an interest rate index plus a margin,  subject to
certificates may be          a cap equal to the weighted  average of the net mortgage  rates on
affected by changes in       the related  mortgage loans, or weighted average net mortgage rate
interest rates               cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap  agreement,  if any. Thus,
                             the  yield  to   investors  on  any  class  of   adjustable   rate
                             certificates  will be extremely  sensitive to  fluctuations of the applicable  interest  rate index and be adversely  affected by the application  of the  weighted  average net  mortgage  rate cap, as adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

                             The  difference  between the weighted  net  mortgage  rate cap, as adjusted to take into  account  payments  owed by the trust to the swap  counterparty  under  a  swap  agreement,  if  any,  and  the applicable  interest  rate  index  plus the  related  margin  will create a shortfall that will carry forward with interest  thereon.
                             However,  these  shortfalls  will only be payable from excess cash flow  or,  if  applicable,  a yield  maintenance  agreement,  swap agreement or other  derivative  instrument,  and may remain unpaid on the optional  termination date, if the optional  termination is exercised,  or, if the optional  termination is not exercised,  on the final distribution date for the certificates.

                             In  addition,  because the initial  mortgage  rates on the related mortgage  loans may be lower  than the  related  minimum  mortgage rates,  the weighted average net mortgage rate cap, as adjusted to take  into  account  payments  owed  by  the  trust  to  the  swap counterparty  under a swap  agreement,  if any, will  initially be less  than it will be once the  related  mortgage  loans  have all adjusted  to their  fully-indexed  rate.  Therefore,  prior to the month in which all of the related  mortgage loans have adjusted to their  fully  indexed  rate,  there  is a  greater  risk  that the pass-through rate on the related  adjustable rate certificates may be limited by the  weighted  average  net  mortgage  rate cap,  as adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

Interest Only Certificates   A class of interest only certificates  included in any series will not be  entitled  to  principal  distributions  and  will  receive interest  distributions  based on a notional amount,  which may be based on all or a portion of the certificate  principal balance of one or  more  classes  of  certificates  included  in the  related series.  Investors  in  a  class  of  interest  only  certificates should be aware  that the yield on that  class  will be  extremely sensitive  to the rate and  timing of  principal  payments  on the related  class or  classes  of  certificates,  and  that  rate may fluctuate  significantly  over time. A faster than  expected  rate
                             of  principal   payments  on  the  related  class  or  classes  of
                             certificates   will  have  an  adverse  effect  on  the  yield  to
                             investors  in a class of  interest  only  certificates  and  could
                             result  in  their   failure  to  fully   recover   their   initial
                             investments.

Senior Support Certificates  Investors in a class of senior support  certificates of any series should be aware  that all or a portion  of losses on the  mortgage loans in the related loan group included in the trust  established for  that  series  otherwise  allocable  to the  related  class or classes of super  senior  certificates  will be  allocated to that class of senior  support  certificates  as and to the  extent  set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of senior  support  certificates will be extremely  sensitive to losses otherwise  allocable to the related class or classes of super senior certificates.

Subordinated Certificates    The  yield  to  investors   in  any  class  of  the   subordinated
                             certificates  of any  series  will be  sensitive  to the  rate and timing of losses on the mortgage  loans in all related loan groups for  any  series,  if  those  losses  are  not  covered  by a more subordinate class of the subordinated certificates.
                             It is not  expected  that a class  of  subordinated  certificates, other than any class of senior support certificates,  will receive any  distributions  of principal  payments until the  distribution
                             date  set  forth  in  the  final   term   sheet  for  a  class  of
                             certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage  loans in
                             each  loan  group  may  be   allocated   to  the  related   senior
                             certificates as described in this term sheet supplement,  and none or a disproportionately  small portion of principal prepayments on the  mortgage  loans in each loan group may be paid to the holders of the subordinated  certificates,  other than any class of senior support certificates.

                             As a  result,  the  weighted  average  lives  of the  subordinated certificates may be longer than would otherwise be the case.

                             See   "Summary--Credit   Enhancement--Allocation   of  Losses"   and
                             "Description   of   the    Certificates--Allocation    of   Losses;
                             Subordination" in this term sheet supplement.

Certificates entitled to     As set forth in any final term sheet for a class of  certificates,
prepayment charges           the holders of certain  certificates may be entitled to prepayment charges  collected in respect of the mortgage loans.  The yield to maturity of those  certificates will depend on the rate and timing of receipt of prepayment  charges on the mortgage loans, which are difficult to predict and which may  fluctuate  significantly  over time.  Generally,  each prepayment charge only remains  applicable with  respect to such  mortgage  loan for the limited time periods specified in the terms of such mortgage  loan. In addition,  under
                             certain   instances  the  payment  of  any  otherwise   applicable
                             prepayment charge may be waived by the master servicer.  Investors should  conduct  their own  analysis of the effect,  if any,  that rate and timing of payment of prepayment  charges, or decisions by the master  servicer with respect to waiver  thereof,  may have on the  performance  of those  certificates  entitled  to  prepayment charges.  There can be no  assurance as to the timing or amount of collections  of  prepayment  charges or the  effect of  prepayment charges  on  the  rate  of  prepayments  on  the  mortgage  loans.
                             Further,  some state laws  restrict the  imposition  of prepayment charges even when the  mortgage  loans  expressly  provide for the collection  of  those  charges.  It is  possible  that  prepayment charges and late fees may not be collected  even on mortgage loans that  provide  for the  payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on the certificates entitled to prepayment charges.

                             See  "Description  of the  Mortgage  Pool - General"  and "Certain
                             Yield  and   Prepayment   Considerations"   in  this  term   sheet
                             supplement  and  "Certain  Legal  Aspects  of  Mortgage  Loans and
                             Contracts--Default  Interest and  Limitations  on  Prepayments"  in
                             the related base prospectus.

Certificates related to      As set forth in any final term sheet for a class of  certificates,
any yield maintenance        the holders of certain  adjustable rate  certificates  may benefit
agreement                    from a series of interest  rate cap  payments  pursuant to a yield
                             maintenance   agreement.   The  purpose  of  a  yield  maintenance
                             agreement  is to partially  mitigate the risk to the  investors in the  related  certificates  that  the  pass-through  rate on their certificates will be lower than the index plus the related margin.

                             However,  the  amount  payable  to those  investors  under a yield maintenance  agreement will be based on a notional amount equal to the  lesser of the  aggregate  certificate  principal  balance  of related  certificates and an amount determined based on an assumed rate  of  prepayments  on  the  mortgage  loans.  Accordingly,  if prepayments  occur at a  slower  rate  than  assumed,  the  amount payable on the yield  maintenance  agreement will be less than the amount of interest that would accrue on those  certificates at the excess of the index over a certain  rate per annum as set forth in the final term sheet for such  class.  In  addition,  if the index exceeds  a certain  rate per annum as set forth in the final  term sheet for such class of  certificates,  no additional  amounts are payable  under  the yield  maintenance  agreement.  Any  amount by which the amount paid by the yield maintenance  agreement provider is less than the  difference  between  the index plus the  related margin  and a rate set  forth in the  final  term  sheet  for such class of certificates  will not be payable from any source on that distribution date or any future distribution date.

                             Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield maintenance  agreement provider will default on all or a portion of its payment  obligations under the yield maintenance agreement.

Certificates related to      As set forth in any final term sheet for a class of  certificates,
any swap agreement.          amounts payable by a swap counterparty under a swap agreement,  if any, may be available to pay some interest shortfalls,  basis risk shortfalls  and to cover  some  losses.  However,  no net  amounts will be payable by the swap  counterparty  unless the amount  owed by the  swap  counterparty  on a  distribution  date  exceeds  the amount owed to the swap  counterparty on that  distribution  date.
                             No assurance  can be made that any amounts will be received  under any swap  agreement,  or that any such  amounts  that are received will be  sufficient  to  cover  interest  shortfalls,  basis  risk shortfalls  or losses.  Any net swap  payment  payable to the swap counterparty  under the terms of the swap  agreement  will  reduce amounts available for distribution to certificateholders,  and may reduce the  pass-through  rates of the  related  certificates.  In addition,  in certain cases, a swap termination payment payable to the swap  counterparty  in the event of early  termination  of the swap agreement may reduce amounts  available for  distribution  to the related certificates.

                             Furthermore,  investors  under the swap  agreement  are subject to the risk  that  the swap  counterparty  will  default  on all or a portion of its payment obligations under the swap agreement.
Class M Certificates         The  yield  to  investors  in the  Class  M  Certificates  will be sensitive  to the  rate  and  timing  of  losses  on  the  related mortgage  loans,  to the extent not covered by excess cash flow or overcollateralization.  Losses,  other than  specified  amounts of certain types of losses  described in this term sheet  supplement,
                             to   the   extent   not   covered   by   excess   cash   flow   or
                             overcollateralization  will be allocated  to the most  subordinate class of Class M Certificates outstanding.

                             See  "Description  of the  Certificates--Allocation  of  Losses" in
                             this term sheet supplement.

                                                ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series, under a series  supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of June 1, 2006,  among the  depositor,  the master  servicer  and the trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and  servicing  agreement  is  governed  by the laws of the State of New  York.  On the  closing  date for each series,  the  depositor  will  deposit  into the trust a pool of  mortgage  loans  that in the  aggregate  will constitute a mortgage pool,  secured by first liens on one- to four-family  residential  properties  with terms to maturity of not more than 30 years.  The  mortgage  pool may be divided  into two or more loan  groups.  The trust  will not  have any  additional  equity.  The  pooling  and  servicing  agreement  for each  series  will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust,  entering into and performing its  obligations  under the pooling and servicing  agreement for that series,  activities  necessary,  suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making  distributions to  certificateholders  of that series.

        The pooling and  servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest of the depositor in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage  loans be construed as a sale, the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

        Some  capitalized  terms  used in this term  sheet  supplement  have the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                              SPONSOR AND MASTER SERVICER

        Residential Funding Corporation, a Delaware corporation,  buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide,  including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.
See "The  Trusts--Mortgage  Collateral Sellers" and  "--Qualifications of Sellers" in the related base prospectus for  a  general  description  of  applicable  seller/servicer  eligibility  requirements.  Residential  Funding
Corporation's  principal  executive  offices  are  located  at  8400  Normandale  Lake  Boulevard,  Suite  250,
Minneapolis,  Minnesota  55437.  Its  telephone  number  is (952)  857-7000.  Residential  Funding  Corporation
conducts  operations from its  headquarters  in Minneapolis  and from offices located  primarily in California,
Texas,  Maryland,   Pennsylvania  and  New  York.  Residential  Funding  Corporation  finances  its  operations primarily through its securitization program.

        Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to four-family  residential properties.  General  Motors  Acceptance  Corporation  purchased  Residential  Funding  Corporation in 1990. In
1995,  Residential  Funding  Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans, such as the mortgage loans  described in the related base  prospectus.  Residential  Funding  Corporation  also began to acquire and service both  closed-end  and revolving  loans secured by second liens and subprime  loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

          The following tables set forth the aggregate  principal  amount of publicly  offered  securitizations of mortgage  loans  sponsored  by  Residential  Funding  Corporation  for the past five years and for the three months ended March 31, 2006.  Residential  Funding Corporation  sponsored  approximately $23.9 billion and $2.4 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Corporation
sponsored   approximately   $52.1  billion  and  $2.4  billion  in  initial   aggregate   principal  amount  of
mortgage-backed  securities  in the 2005  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.  Sponsor
Securitization Experience

                                               First Lien Mortgage Loans
                                                                                                                                  Three Months
  Volume by Principal Balance           2001         2002                2003               2004               2005               Ended 3/31/06
Prime Mortgages (1)               $16,387,846,100    $16,177,753,813     $18,964,072,062    $11,953,278,792    $24,149,038,614        $7,135,030,878
Non-Prime Mortgages (2)           $7,566,949,253     $15,475,700,554     $27,931,235,627    $24,408,531,445    $27,928,496,334        $8,748,631,665
Total                             $23,954,795,353    $31,653,454,367     $46,895,307,689    $36,361,810,237    $52,077,534,948       $15,883,662,543
Prime Mortgages (1)                          68.41%              51.11%             40.44%             32.87%             46.37%              44.92%
Non-Prime Mortgages (2)                      31.59%              48.89%             59.56%             67.13%             53.63%              55.08%
Total                                       100.00%             100.00%            100.00%            100.00%            100.00%             100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                          98.71%             (1.28)%             17.22%           (36.97)%            102.03%            (70.45)%
Non-Prime Mortgages (2)                       2.60%             104.52%             80.48%           (12.61)%             14.42%            (68.67)%
Total Volume                                 53.34%              32.14%             48.15%           (22.46)%             43.22%            (69.50)%

Junior Lien Mortgage Loans
                                                                                                                                     Three Months
  Volume by Principal Balance           2001               2002                2003               2004               2005           Ended 3/31/06
Prime Mortgages (1)               $2,438,519,235     $2,875,005,049     $3,207,008,585      $2,085,015,925     $2,409,506,573         $1,129,885,236
Non-Prime Mortgages (2)                        -                  -                  -                   -                  -                  -
Total                             $2,438,519,235     $2,875,005,049     $3,207,008,585      $2,085,015,925     $2,409,506,573         $1,129,885,236
Prime Mortgages (1)                         100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages (2)                       0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                        (12.07)%             17.90%              11.55%           (34.99)%             15.56%            (53.11)%
Non-Prime Mortgages (2)                         -                  -                  -                   -                  -                  -
Total Volume                               (12.07)%             17.90%              11.55%           (34.99)%             15.56%            (53.11)%

                                                             First Lien Mortgage Loans
                                                                                                                                     Three Months
   Volume by Number of Loans            2001               2002                2003               2004               2005           Ended 3/31/06
Prime Mortgages (1)                          57,758   68,077             86,166              55,773             91,631                        26,911
Non-Prime Mortgages (2)            71,443             136,789            200,446             170,696            173,796                       51,369
Total                              129,201            204,866            286,612             226,469            265,427                       78,280
Prime Mortgages (1)                          44.70%             33.23%              30.06%             24.63%             34.52%              34.38%
Non-Prime Mortgages (2)                      55.30%             66.77%              69.94%             75.37%             65.48%              65.62%
Total                                       100.00%            100.00%             100.00%            100.00%            100.00%             100.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          56.78%             17.87%              26.57%           (35.27)%             64.29%            (70.63)%
Non-Prime Mortgages (2)                     (5.21)%             91.47%              46.54%           (14.84)%              1.82%            (70.44)%
Total                                        15.14%             58.56%              39.90%           (20.98)%             17.20%            (70.51)%

Junior Lien Mortgage Loans
           Volume by                                                                                                                 Three Months
        Number of Loans                  2001               2002               2003                2004               2005          Ended 3/31/06
Prime Mortgages (1)                           62,952             73,188              84,962             51,614             53,071              23,376
Non-Prime Mortgages (2)                            -                  -                   -                  -                  -                   -
Total                                         62,952             73,188              84,962             51,614             53,071              23,376

Prime Mortgages (1)                          100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages (2)                        0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                         (16.49)%             16.26%              16.09%           (39.25)%              2.82%            (55.95)%
Non-Prime Mortgages (2)                            -                  -                   -                  -                  -                   -
Total                                       (16.49)%             16.26%              16.09%           (39.25)%              2.82%            (55.95)%

===============================================================================================================
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
    Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

MASTER SERVICER SERVICING EXPERIENCE

        The  following  tables  set forth the  annual  or  quarterly  average  outstanding  principal  balance, calculated  as of year end or quarter end, as  applicable,  of mortgage  loans master  serviced by  Residential
Funding  Corporation  for the past five years and for the three months ended March 31, 2006,  and the annual or quarterly  average number of such loans for the same period,  as applicable.  Residential  Funding  Corporation was the master  servicer of a  residential  mortgage  loan  portfolio of  approximately  $67.8 billion and $3.5 billion in average  outstanding  principal  amount  during the 2001 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  Residential  Funding  Corporation was the master servicer of a  residential  mortgage  loan  portfolio  of  approximately  $101.9  billion  and $5.5  billion  in average outstanding  principal  during the 2005  calendar  year  backed by first lien  mortgage  loans and junior  lien mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                         Master Servicer Servicing Experience

                                                               First Lien Mortgage Loans
 Volume by Average Outstanding                                                                                                      Three Months Ended
       Principal Balance                2001                2002               2003               2004                2005               3/31/06

                                                                                                                                   --------------------
Prime Mortgages (1)                $51,374,446,489    $43,282,264,857     $33,749,084,171     $32,453,682,854   $47,935,800,813    $55,376,887,386
Non-Prime Mortgages (2)            $16,429,992,363    $24,910,565,613     $39,334,697,127    $50,509,138,736    $53,938,083,312    $59,169,752,919
Total                              $67,804,438,852    $68,192,830,470     $73,083,781,298    $82,962,821,591    $101,873,884,125   $114,546,640,305
Prime Mortgages (1)                            75.77%             63.47%              46.18%             39.12%             47.05%              48.34%
Non-Prime Mortgages (2)                        24.23%             36.53%              53.82%             60.88%             52.95%              51.66%
Total                                         100.00%            100.00%             100.00%            100.00%            100.00%             100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                            (3.91)%           (15.75)%            (22.03)%            (3.84)%            47.71%              15.52%
Non-Prime Mortgages (2)                        27.94%             51.62%              57.90%             28.41%              6.79%               9.70%
Total Based on Average                              %                                      %                  %
Outstanding Principal Balance                   2.26               0.57%               7.17              13.52              22.79%              12.44%

                                                              Junior Lien Mortgage Loans
Volume by Average Outstanding                                                                                                       Three Months Ended
Principal Balance                 2001               2002                2003               2004                      2005               3/31/06
Prime Mortgages (1)                  $3,512,887,567      $4,102,615,571     $4,365,319,862     $5,135,640,057      $5,476,133,777        $6,153,955,916
Non-Prime Mortgages (2)            $              0   $              0    $              0   $              0   $              0   $               0
Total                                 3,512,887,567      $4,102,615,571     $4,365,319,862     $5,135,640,057      $5,476,133,777         6,153,955,916
Prime Mortgages (1)                         100.00%             100.00%            100.00%            100.00%             100.00%              100.00%
Non-Prime Mortgages (2)                       0.00%               0.00%              0.00%              0.00%               0.00%                0.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          13.85%              16.79%              6.40%             17.65%               6.63%               12.38%
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                -
Total Based on Average
Outstanding Principal Balance                13.85%              16.79%              6.40%             17.65%               6.63%               12.38%

                                                               First Lien Mortgage Loans
Volume by Average Number of                                                                                                         Three Months Ended
Loans                             2001               2002                2003               2004               2005                      3/31/06
Prime Mortgages (1)                         237,946            202,938             168,654            156,745            201,903             225,750
Non-Prime Mortgages (2)                     168,058            242,625             341,863            414,639            411,550             436,089
Total                                       406,004            445,563             510,517            571,384            613,453             661,839
Prime Mortgages (1)                          58.61%              45.55%             33.04%             27.43%              32.91%                34.11%
Non-Prime Mortgages (2)                      41.39%              54.45%             66.96%             72.57%              67.09%                65.89%
Total                                       100.00%             100.00%            100.00%            100.00%             100.00%               100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                         (6.59)%            (14.71)%           (16.89)%            (7.06)%              28.81%                11.81%
Non-Prime Mortgages (2)                      28.76%              44.37%             40.90%             21.29%             (0.74)%                 5.96%
Total Based on Average Number
of Loans                                      5.39%               9.74%             14.58%             11.92%               7.36%                 7.89%

============================================================================================================================
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
      Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

                                               Junior Lien Mortgage Loans
Volume by Percentage of Average                                                                                                      Three Months
Number of Loans                         2001                2002               2003               2004                2005           Ended 3/31/06
Prime Mortgages (1)                         104,044             118,773            127,833            147,647             143,713            156,161
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                  -
Total                                       104,044             118,773            127,833            147,647             143,713            156,161
Prime Mortgages (1)                         100.00%             100.00%            100.00%            100.00%             100.00%            100.00%
Non-Prime Mortgages (2)                       0.00%               0.00%              0.00%              0.00%               0.00%              0.00%
Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          22.78%              14.16%              7.63%             15.50%             (2.66)%              8.66%
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                  -
Total Based on Average Number
of Loans                                     22.78%              14.16%              7.63%             15.50%             (2.66)%              8.66%

===============================================================================================================
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home
    Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

    Residential  Funding  Corporation's  overall  procedures for originating  and acquiring  mortgage loans are described  under  "Description of the Mortgage Pool - The Program" in this term sheet  supplement.  Residential
Funding  Corporation's  material role and  responsibilities in this transaction,  including as master servicer, are described in the related base prospectus  under "The Trusts -  Qualification  of Sellers" and "The Trusts -
Repurchases of Mortgage  Collateral" and in this term sheet supplement  under "Pooling and Servicing  Agreement
- The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings  Financial Network,  Inc., or
Homecomings,  originated and sold to Residential  Funding Corporation certain of the mortgage loans included in the  mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -
Originators"  and "Pooling and Servicing  Agreement - The Master Servicer and  Subservicers" in this term sheet supplement.

                                        AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                             -------------------------------            --------------------------------
                             Residential Funding Corporation            Residential Accredit Loans, Inc.
                              (Sponsor and Master Servicer)                       (Depositor)
                             -------------------------------            --------------------------------
                                         |
                                         |
                             -------------------------------
                              Homecomings Financial Network
                                      (Subservicer)
                             -------------------------------

                                           DESCRIPTION OF THE MORTGAGE POOL

        GENERAL

        The mortgage pool will consist of hybrid adjustable rate mortgage loans,  divided into one or more loan groups.  The  mortgage  loans are  secured  by first  liens on fee  simple or  leasehold  interests  in one- to four-family  residential  properties.  The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

        Some  mortgage  loans may  consist  of hybrid  adjustable-rate  first  lien  mortgage  loans  which had principal  balances at  origination  which were less than or equal to the  conforming  balance.  The conforming balance for mortgage  loans secured by a single family  property is $359,650 for all mortgage  loans other than those originated in Alaska and Hawaii,  for which it is $539,475.  For two-, three- and four- family properties the maximum  balance is $460,400,  $556,500 or $691,600,  respectively,  or $690,600,  $834,750 and $1,037,400, respectively,  if the  property  is located in Alaska or Hawaii.  Some  mortgage  loans will  consist of hybrid adjustable-rate  first lien mortgage loans which had principal  balances at  origination  which were less than, equal to or greater than the conforming balance.

        All of the  mortgage  loans  included  in the trust  established  for any  series  have been or will be purchased by the depositor through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this term sheet  supplement  and in the related base  prospectus,  or from  HomeComings  Financial  Network,
Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

        The mortgage  loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the sponsor's assessment of investor preferences and rating agency criteria.

        The  depositor  and  Residential  Funding  will make certain  limited  representations  and  warranties regarding the mortgage  loans  included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor  and  Residential  Funding will be required to repurchase or substitute  for any  mortgage  loan  included  in the  related  mortgage  pool  as to  which  a  breach  of its representations  and  warranties  with respect to that  mortgage  loan occurs,  if such breach  materially  and adversely  affects the  interests  of the  certificateholders  of that series in any of those  mortgage  loans.
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee  for the benefit of the  certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral seller to repurchase any such mortgage loan if a breach of any of its  representations  and  warranties  occurs.  Accordingly,  the only representations  and warranties  regarding the mortgage loans included in the trust  established for any series
that  will  be  made  for  the  benefit  of  the   certificateholders  of  that  series  will  be  the  limited representations and warranties made by Residential  Funding and the depositor described in this paragraph.  See
"The Trusts--Representations with Respect to Mortgage Collateral" in the related base prospectus.

        The original  mortgages for some of the mortgage loans included in the trust established for any series have been,  or in the future may be, at the sole  discretion  of the master  servicer,  recorded in the name of
Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as  nominee  for the  originator  and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically through the MERS(R)System. In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the  mortgage  loan, record  ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage loan, and  subsequent  assignments  of the  mortgage  were,  or in the future may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  For  additional  information
regarding   the   recording   of  mortgages   in  the  name  of  MERS  see   "Certain   Yield  and   Prepayment
Considerations--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

        A certain  percentage  of the  mortgage  loans may  provide for payment of a  prepayment  charge.  With respect to some of these mortgage loans, the prepayment charge  provisions  provide for payment of a prepayment charge for partial  prepayments and full  prepayments made within a certain period following the origination of that  mortgage  loan, in an amount not to exceed the maximum  amount  permitted by state law. The amount of the applicable  prepayment  charge,  to the extent  permitted  under  applicable law, is as provided in the related mortgage  note.  Applicable law may impose  limitations  on the amount of the prepayment  charge or render such prepayment  charge  unenforceable.  In addition,  under certain  circumstances  the master servicer may waive a prepayment  charge.  To the extent provided in a final term sheet for a class of  certificates,  the holders of a specified class of  certificates  may be entitled to all prepayment  charges  received on the mortgage loans.
In any event,  these amounts will not be available for  distribution on any of the other offered  certificates.
See  "Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement  and "Certain  Legal
Aspects of Mortgage Loans and  Contracts--Default  Interest and  Limitations on Prepayments" in the related base prospectus.

        In connection with mortgage loans secured by a leasehold  interest,  if any,  Residential Funding shall have  represented  to the depositor  that,  among other things:  the use of leasehold  estates for  residential properties is an accepted  practice in the area where the related  mortgaged  property is located;  residential property in such area  consisting  of  leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such lease;  the  leasehold is in full force and effect and is not subject to any prior lien or  encumbrance  by which the leasehold  could be terminated or subject to any charge or  penalty;  and the  remaining  term of the lease  does not  terminate  less than ten years  after the maturity date of such mortgage loan.

        A portion of the mortgage loans included in the trust  established for any series may be subject to the
Homeownership and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in the trust  established  for any series will be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high cost" or
"covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional legal  liability for  residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain
Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar State Laws" in the related base prospectus.

        A portion of the  mortgage  loans  included in the trust  established  for any series may be 30 days or more  delinquent  in  payment  of  principal  and  interest.  For a  description  of the  methodology  used  to categorize mortgage loans as delinquent, see "--Static Pool Information" below.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may be  Buy-Down
Mortgage Loans or mortgage loans that have been made to an international borrower.

        Certain  of the  stipulations  on the  characteristics  of the  mortgage  loans  included  in the trust established for any series may be stipulations  regarding the Credit Scores of the related  mortgagors.  Credit
Scores are obtained by many mortgage  lenders in connection  with mortgage loan  applications  to help assess a borrower's  credit-worthiness.  In addition,  Credit  Scores may be obtained by  Residential  Funding after the origination  of a mortgage loan if the seller does not provide to  Residential  Funding a Credit Score.  Credit
Scores are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer  models and  methodologies.  The Credit  Score is designed  to assess a  borrower's credit history at a single point in time, using objective  information  currently on file for the borrower at a particular  credit reporting  organization.  Information  utilized to create a Credit Score may include,  among other things,  payment  history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an  individual  with a lower  score.  However,  a Credit  Score  purports  only to be a  measurement  of the relative  degree  of risk a  borrower  represents  to a  lender,  i.e.,  a  borrower  with a  higher  score  is statistically  expected  to be less  likely to default  in  payment  than a  borrower  with a lower  score.  In addition,  it should be noted that Credit  Scores  were  developed  to indicate a level of default  probability over a two-year period,  which does not correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection with mortgage loans, but for consumer loans in general, and  assess  only  the  borrower's  past  credit  history.  Therefore,  a  Credit  Score  does  not  take  into
consideration  the  differences  between  mortgage  loans  and  consumer  loans  generally,   or  the  specific
characteristics  of the related  mortgage  loan,  for example,  the LTV ratio,  the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit  Scores of the  mortgagors  will be an  accurate  predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a  prepayment  charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment occurring  upon the sale of property  securing a mortgage  loan. The  prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such mortgage loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment  that, when added to all other  amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment charges  received on the mortgage loans included in the trust  established for any series will not be available
for   distribution  on  the  certificates   included  in  that  series.   See  "Certain  Yield  and  Prepayment
Considerations"  in this term  sheet  supplement  and  "Certain  Legal  Aspects of the  Mortgage  Loans--Default
Interest and Limitations on Prepayments" in the related base prospectus.

        STATIC POOL INFORMATION

        Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under "RALI" as the issuer/shelf and "QA" as the series will include  information  regarding prior  securitizations of mortgage loans  that  are  similar  to the  mortgage  loans  included  in the  mortgage  pool for any  series,  based on underwriting  criteria and credit quality,  and that  information is referred to in this term sheet  supplement as Static Pool Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet  supplement,  the accompanying  prospectus,  or the registration  statement  relating to the offered certificates.

        As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more  days"
delinquent  when a payment  due on any  scheduled  due date  remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any  scheduled  due date  remains  unpaid  as of the  close of  business  on the  second  following  monthly scheduled due date;  and so on. The  determination  as to whether a mortgage  loan falls into these  categories is made as of the  close of  business  on the last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

        From time to time, the master servicer or a subservicer will modify a mortgage loan,  recasting monthly payments for delinquent borrowers who have experienced  financial  difficulties.  Generally such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is  designed to evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally  may extend  to up to  six  months  before  a  modification  is  finalized.  Once  the  modifications  become  final delinquencies  are  reported  based on the  modified  terms.  Generally  if a borrower  fails to make  payments during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified  a  material  number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

        Charge-offs  are taken only when the master  servicer has determined  that it has received all payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool
Data will be  representative  of the  results  that may be  experienced  with  respect  to the  mortgage  loans included in the trust established for any series.

        MORTGAGE RATE ADJUSTMENT

        The  mortgage  rates on some of the  mortgage  loans  will  remain  fixed  for an  initial  period  and thereafter  will adjust  semi-annually  to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

        In the event that the related  index  specified  in a mortgage  note is no longer  available,  an index reasonably  acceptable  to the trustee that is based on comparable  information  will be selected by the master servicer.

        The amount of the monthly  payment on each mortgage loan will  generally be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month following the month in which the adjustment date occurs to equal the amount  necessary to pay interest at the  then-applicable  mortgage rate and to fully amortize the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off  date,  some or all of the mortgage  loans may have not yet reached  their first  adjustment  date.
The mortgage  loans will have various  adjustment  dates,  note margins and  limitations  on the mortgage  rate adjustments, as described below.

        The  initial  mortgage  rate  in  effect  on a  mortgage  loan  generally  will  be  lower,  and may be significantly  lower,  than the  mortgage  rate that would have been in effect  based on the related  index and note margin.  Therefore,  unless the related index declines  after  origination of a mortgage loan, the related mortgage rate will generally  increase on the first adjustment date following  origination of the mortgage loan subject to the periodic rate cap. The  repayment of the mortgage  loans will be dependent on the ability of the mortgagors to make larger monthly  payments  following  adjustments  of the mortgage rate.  Mortgage loans that have the same initial  mortgage  rate may not always bear  interest at the same  mortgage  rate  because  these mortgage loans may have different  adjustment  dates,  and the mortgage rates  therefore may reflect  different related index values,  note margins,  maximum  mortgage rates and minimum mortgage rates. The Net Mortgage Rate with  respect to each  mortgage  loan as of the  cut-off  date will be set forth in the related  mortgage  loan schedule attached to the pooling and servicing agreement.

        Because of the  periodic  rate caps and the  generally  lower  initial  mortgage  rates on the mortgage loans,  in a rising  interest rate  environment  the mortgage rate on the adjustable rate mortgage loans may be lower than  prevailing  mortgage  rates for an extended  period of time and  therefore the related Net WAC Rate will initially be less than it would have been if all of the related  mortgage loans already  adjusted to their fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

        Subject to limited  exceptions,  each of the mortgage loans included in the trust  established  for any series  will be  required  to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the depositor's  knowledge,  each mortgage loan included in the trust  established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage  insurance  policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination if the LTV  ratio  is  between  95.00%  and  90.01%,  at  least  25% of the  balance  of the  mortgage  loan at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the  balance of the  mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        The primary  insurers for the mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the cut-off date for that  series,  to the rating  agencies  that have been requested  to rate the related  certificates;  however,  no  assurance  as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See
"Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

        THE PROGRAM

        General.  Residential Funding, under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not  qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie Mae or
Freddie Mac or by  Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,
Residential  Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage loans under the program may  qualify for the Fannie Mae or Freddie Mac  programs.  Examples of mortgage  loans that may not qualify for such  programs  include  mortgage  loans  secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers  whose  income is not  required to be provided or  verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose  ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher  than for those other  programs.  Borrowers  may be  international borrowers.  The  mortgage  loans also  include  mortgage  loans  secured by parcels of land that are smaller or larger than the average  for these  types of loans,  mortgage  loans with higher LTV ratios than in those other programs,  and mortgage  loans with LTV ratios over 80% that do not require  primary  mortgage  insurance.  See
"--Program  Underwriting  Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs.  The program is  administered by Residential  Funding on behalf of the depositor.

        Qualifications  of  Program  Sellers.  Each  Expanded  Criteria  Program  Seller has been  selected  by
Residential  Funding on the basis of criteria  described in  Residential  Funding's  Expanded  Criteria  Seller
Guide, or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

        Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria Program
Seller is required  to review an  application  designed  to provide to the  original  lender  pertinent  credit information concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  each mortgagor  is  required  to  furnish  information,  which may have  been  supplied  solely in the  application, regarding its assets,  liabilities,  income (except as described below), credit history and employment history, and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with  local  merchants  and  lenders  and any record of  bankruptcy.  The  mortgagor  may also be  required  to authorize  verifications  of deposits  at  financial  institutions  where the  mortgagor  had demand or savings accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting  purposes.  For  mortgaged  property  consisting  of a vacation  or second  home, generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain  verifications,  if required, a determination is made by the  original  lender  that the  mortgagor's  monthly  income,  if  required  to be stated,  will be sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage  loan and other  expenses related to the property,  including  property taxes,  utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and  insurance  and all  scheduled  payments on  obligations  that extend  beyond ten months,  including  those mentioned above and other fixed obligations,  must equal no more than specified  percentages of the prospective mortgagor's  gross  income.  The  originator  may also  consider the amount of liquid  assets  available to the mortgagor after origination.

        Certain of the mortgage loans have been originated under "reduced  documentation" or "no stated income"
programs,  which  require  less  documentation  and  verification  than  do  traditional  "full  documentation"
programs.  Generally,  under a "reduced  documentation" program, no verification of a mortgagor's stated income is  undertaken by the  originator.  Under a "no stated  income"  program,  certain  borrowers  with  acceptable payment histories will not be required to provide any information  regarding income and no other  investigation regarding the borrower's  income will be undertaken.  Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the originator.  The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

        The  adequacy of the  mortgaged  property as  security  for  repayment  of the  related  mortgage  loan generally is determined by an appraisal in accordance  with  appraisal  procedure  guidelines  described in the
Seller  Guide.  Appraisers  may be  staff  appraisers  employed  by the  originator.  The  appraisal  procedure guidelines  generally  require the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the property is in good  condition  and that  construction,  if new, has been  substantially completed.  The  appraiser  is  required  to consider a market  data  analysis  of recent  sales of  comparable properties  and,  when  deemed  applicable,  an  analysis  based on  income  generated  from the  property,  or replacement  cost  analysis  based on the current cost of  constructing  or purchasing a similar  property.  In certain instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal  conducted by the mortgage collateral seller or originator.

        Prior to assigning  the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage loans were generally  originated in accordance  with or in a manner generally  consistent with the underwriting  standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting  information by Residential  Funding was performed using an automated  underwriting  system.  Any  determination  described above using an automated  underwriting system  will only be based on the  information  entered  into the  system  and the  information  the  system is programmed  to review.  See "The  Trusts--Underwriting  Policies--Automated  Underwriting"  in the  related  base prospectus.

        Because of the program  criteria and  underwriting  standards  described  above, the mortgage loans may experience  greater rates of  delinquency,  foreclosure  and loss than mortgage  loans required to satisfy more stringent underwriting standards.

        Billing and Payment  Procedures.  The majority of the mortgage  loans  require  monthly  payments to be made no later than either the 1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer sends monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books  annually,  and no invoices are sent  separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit  accounts  and may make  payments by various  means,  including  online  transfers,  phone  payment and
Western Union quick check,  although an  additional  fee may be charged for these  payment  methods.  Borrowers may also elect to pay one half of each monthly  payment  amount every other week,  in order to  accelerate  the amortization of their loans.

        UNDERWRITING STANDARDS

        All of the mortgage  loans in the mortgage pool were  originated in  accordance  with the  underwriting criteria of  Residential  Funding  described  under "--The Program" in this term sheet  supplement.  Residential
Funding will review each mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

        The applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting evaluation is made.  However,  the application of the underwriting  standards does not imply that each specific criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be  considered  to be  originated  in accordance with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation, the loan is in substantial  compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the  underwriting  standards were not satisfied,  if other factors  positively  compensated for the criteria that were not satisfied.

        ADDITIONAL INFORMATION

        Prior to the issuance of the offered certificates,  Residential Funding Corporation may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy  certain  characteristics.  Residential  Funding  Corporation may also add a limited number of other  mortgage loans to the mortgage pool prior to the issuance of the offered  certificates in substitution for removed loans.

        A current  report on Form 8-K will be available to purchasers of the offered  certificates  and will be filed by the issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the
Securities  and  Exchange   Commission   within  fifteen  days  after  the  initial  issuance  of  the  offered certificates.

                                               DESCRIPTION OF THE CERTIFICATES

        GENERAL

        The trust will issue  certificates  pursuant to the pooling and servicing  agreement.  The certificates consist of certain  publicly  offered  classes of certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes, if any,  of Class B,  Class SB,  Class R or Class P  Certificates  which are not  publicly  offered.  The  various classes  of Class A  Certificates  are  collectively  referred  to as the  Class A  Certificates.  The  various classes of Class R Certificates  are referred to  collectively as the Class R, or Residual,  Certificates.  The
various classes of Class A Certificates  and Class R Certificates  are  collectively  referred to as the Senior
Certificates.  The  various  classes  of Class M  Certificates  are  referred  to  collectively  as the Class M
Certificates.  Those classes of certificates  that have a pass-through  rate based on an index,  such as LIBOR, plus a related  pass-through  margin  are  referred  to  collectively  as  Adjustable  Rate  Certificates.  See
"Glossary"  in the related base  prospectus  for the meanings of  capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the related trust will consist of:

o       the mortgage loans;

o       the cash  deposited in respect of the mortgage  loans in the Custodial  Account and in the  Certificate
           Account and belonging to the trust;

o       property  acquired by foreclosure  of the mortgage  loans  transferred to that trust or deed in lieu of foreclosure;

o       any applicable primary insurance policies and standard hazard insurance policies;

o       a yield maintenance agreement, swap agreement or other derivative instrument, if applicable; and

o       all proceeds of any of the foregoing.

           As used in this term sheet  supplement,  references to the related (or words of similar effect) loan group  will mean,  in the case of a series  with  multiple  loan  groups,  the loan group from which a class of certificates will receive  distributions of principal and interest,  and, in the case of a series with a single loan group, the mortgage pool.

        The offered  certificates  identified in the final term sheet will be available only in book-entry form through  facilities  of The  Depository  Trust  Company,  or DTC, and are  collectively  referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any  series  will  be  represented  by one or  more  certificates registered  in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a certificate of any class in fully registered form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive
Certificates."  Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

o       all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o       all  references in this term sheet  supplement to  distributions,  notices,  reports and  statements to certificateholders  with respect to the DTC registered  certificates  shall refer to  distributions, notices,  reports  and  statements  to DTC or  Cede & Co.,  as  the  registered  holder  of the  DTC registered  certificates,  for  distribution  to  beneficial  owners by DTC in  accordance  with DTC procedures.

           GLOSSARY OF TERMS

        The  following  terms  are  given the  meanings  shown  below to help  describe  the cash  flows on the certificates for any series:

        ACCRUED CERTIFICATE  INTEREST-- With respect to any class of offered  certificates and any distribution date,  an amount  equal to interest  accrued  during the related  Interest  Accrual  Period on its  Certificate
Principal  Balance  immediately  prior to that  distribution  date at the  related  pass-through  rate for that distribution  date, less certain interest  shortfalls,  including Relief Act Shortfalls,  on the mortgage loans described below.

        Accrued  Certificate  Interest on the offered  certificates will be reduced by any Prepayment  Interest
Shortfall  for the  related  loan group  included  in the trust  established  for that series to the extent not covered  by the  master  servicer  as  described  in this  term  sheet  supplement  under  "Description  of the
Certificates--Interest   Distributions."   Further,   Accrued  Certificate   Interest  on  a  class  of  offered
certificates  will also be reduced by the  interest  portions of  Realized  Losses  allocated  to that class of certificates through subordination as described in "--Allocation of Losses" below.

        Prepayment   Interest   Shortfalls  and  Relief  Act  Shortfalls  will  be  allocated  to  the  offered certificates,  on a pro rata basis, on the basis of Accrued  Certificate  Interest payable on that distribution date absent those reductions.

        ADVANCE-- As to any mortgage loan and any distribution  date, an amount equal to the scheduled  payment of  principal  and interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

        AVAILABLE  DISTRIBUTION  AMOUNT-- With respect to any distribution date and any series, an amount equal to the aggregate of the following amounts net of, in the case of certificates  related to a swap agreement,  if any, any net swap payment to the swap  counterparty  and, in certain  cases,  any payment  related to the early termination of a swap agreement:

o       the aggregate amount of scheduled  payments on the mortgage loans included in the trust established for that  series  due  during  the  related  Due  Period  and  received  on  or  prior  to  the  related determination  date,  after  deduction of the related  master  servicing  fees and any  subservicing fees, which are collectively referred to as the servicing fees;

o       all  unscheduled  payments on the mortgage  loans  included in the trust  established  for that series, including mortgagor  prepayments,  Insurance Proceeds,  Liquidation Proceeds,  Subsequent Recoveries
           and proceeds from  repurchases of and  substitutions  for these mortgage loans occurring  during the preceding  calendar  month or, in the case of  mortgagor  prepayments  in full,  during the  related
           Prepayment Period; and

o       all  Advances on the mortgage  loans  included in the trust  established  for that series made for that distribution  date, in each case net of amounts  reimbursable  therefrom to the master  servicer and any subservicer.

           In addition to the  foregoing  amounts,  with  respect to  unscheduled  collections  on the mortgage loans  included in the trust  established  for that series,  not including  mortgagor  prepayments,  the master servicer  may  elect  to  treat  such  amounts  as  included  in the  Available  Distribution  Amount  for  the distribution  date in the month of receipt,  but is not  obligated  to do so. As  described  in this term sheet supplement under "--Principal  Distributions on the Senior  Certificates," any amount with respect to which such election is so made shall be treated as having been  received on the last day of the preceding  calendar  month for the  purposes  of  calculating  the  amount  of  principal  and  interest  distributions  to any  class  of certificates.  With respect to any distribution  date, the determination  date is the second business day prior to that distribution date.

        BASIS RISK SHORTFALL-- With respect to any class of Adjustable Rate  Certificates  and any distribution date  on  which  the  related  Net WAC  Rate  is used to  determine  the  pass-through  rate of that  class  of certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class calculated at a rate equal to the  applicable  index plus the related  margin,  provided  that this amount is no greater than
Accrued  Certificate  Interest on that class at a rate  specified  in the final term sheet with respect to such class of certificates,  over (y) Accrued  Certificate  Interest for that class calculated using the related Net
WAC Rate.

        BASIS RISK SHORTFALL  CARRY-FORWARD  AMOUNT-- With respect to any class of Adjustable Rate Certificates and any  distribution  date, an amount equal to the amount of the related Basis Risk Shortfall on that class on that  distribution  date,  plus any unpaid Basis Risk Shortfall from prior  distribution  dates,  plus interest thereon to the  extent  not  previously  paid from  Excess  Cash Flow or, if  applicable,  a yield  maintenance agreement,  at a rate equal to the  applicable  index plus the related  margin;  provided  that this rate is no greater than a rate specified in the final term sheet with respect to such class of certificates.

        CAPITALIZATION  REIMBURSEMENT AMOUNT-- With respect to any distribution date and any series, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans included in the trust  established  for that series during the preceding  calendar  month and reimbursed to the master  servicer or  subservicer  on or prior to such  distribution  date for, plus the related  Capitalization
Reimbursement  Shortfall Amount remaining  unreimbursed from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT-- With respect to any distribution date and any series, the amount,  if any, by which the amount of Advances or  Servicing  Advances  that were added to the  principal balance of the mortgage loans included in the trust  established for that series during the preceding  calendar month exceeds the amount of principal  payments on the mortgage loans in the related  mortgage pool included in the related Available Distribution Amount for that series or distribution date.

        CERTIFICATE GROUP-- With respect to each loan group, the related Senior Certificates.

        CERTIFICATE  PRINCIPAL  BALANCE-- With  respect  to any class of offered  certificates  and any date of determination,  an amount equal to its initial certificate  principal balance,  reduced by the aggregate of (a)
all amounts  allocable to principal  previously  distributed with respect to that class of certificates and (b)
any reductions in its  Certificate  Principal  Balance in connection  with the allocation of Realized Losses in the manner  described in this term sheet  supplement;  provided that,  with respect to any  Distribution  Date, the Certificate  Principal  Balances of the Class A Certificates  and Class M Certificates,  beginning with the class of certificates  with the highest  payment  priority,  to which a Realized Loss was previously  allocated and remains  unreimbursed will be increased to the extent of Realized Losses  previously  allocated thereto and remaining  unreimbursed in each case pursuant to any of the  distributions  described in "--Excess Cash Flow and
Overcollateralization"  below,  but only to the extent of Subsequent  Recoveries  received  during the previous calendar month  remaining after giving effect to the  distributions  described in clause first of "--Excess Cash
Flow  and   Overcollateralization"   below.  The  initial  Certificate   Principal  Balance  of  the  Class  SB
Certificates  is equal to the excess,  if any, of (a) the initial  aggregate  Stated  Principal  Balance of the mortgage loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

      CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution  date (i) prior to the Stepdown
Date or on or after  the  Stepdown  Date if a  Trigger  Event is in  effect  for that  distribution  date,  the
Principal  Distribution  Amount for that  distribution  date or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

(a)     the Principal Distribution Amount for that distribution date; and

(b)     the excess,  if any, of (A) the aggregate  Certificate  Principal  Balance of the Class A  Certificates
      immediately  prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
      Subordination  Percentage and (2) the Aggregate  Adjusted Stated Principal  Balance and (y) the excess of the Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

      CLASS M  PERCENTAGE --With  respect  to each  class of the Class M  Certificates  for any  series and any distribution  date, a percentage  equal to the  Certificate  Principal  Balance of the related class of Class M
Certificates  of that series  immediately  prior to that  distribution  date  divided by the  aggregate  Stated
Principal Balance of all of the mortgage loans  immediately  prior to that  distribution  date, but in no event will such percentage exceed 100%.

      CLASS M PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and each class of Class M
Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that  distribution  date after distribution of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution Amount with respect to any class of Class M Certificates  with a higher  payment  priority or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)     the remaining Principal  Distribution Amount for that distribution date after distribution of the Class
        A Principal  Distribution Amount and the Class M Principal Distribution Amount for any class of Class M
        Certificates with a higher payment priority; and

(b)     the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A
        Certificates  and any Class M Certificates  with a higher payment  priority  (after taking into account the payment of the Class A Principal  Distribution Amount and the Class M Principal Distribution Amount
        for such classes of Class M Certificates for that distribution date) and (2) the Certificate  Principal
        Balance of such class of Class M Certificates  immediately prior to that distribution date over (B) the lesser  of (x) the  product  of (1)  the  applicable  Subordination  Percentage  and (2) the  Aggregate
        Adjusted  Stated  Principal  Balance  and (y) the excess of the  Aggregate  Adjusted  Stated  Principal
        Balance, over the Overcollateralization Floor.

        CREDIT  SUPPORT  DEPLETION  DATE-- The  first  distribution  date on which  the  aggregate  Certificate
Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

        DUE DATE-- With respect to any  distribution  date and any mortgage  loan,  the date during the related
Due Period on which scheduled payments are due.

        DUE PERIOD-- With respect to any distribution  date, the calendar month in which the distribution  date occurs.

        ELIGIBLE MASTER SERVICING  COMPENSATION-- With respect to any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing fee payable to the master servicer in respect of its master  servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that  distribution date.

        EXCESS CASH FLOW-- With respect to any distribution  date, an amount equal to the sum of (a) the excess of (i) the  Available  Distribution  Amount for that  distribution  date over (ii) the sum of (A) the  Interest
Distribution  Amount for that distribution  date and (B) the Principal  Remittance Amount for that distribution date to the extent applied to the payment of principal on the offered  certificates on that distribution  date,
(b) the  Overcollateralization  Reduction Amount,  if any, for that  distribution  date, and (c) in the case of certificates  related to a swap  agreement,  if any,  except as provided in any final term sheet for a class of certificates, any net swap payments received by the trust under the swap agreement for that distribution date.

        EXCESS  OVERCOLLATERALIZATION  AMOUNT-- With respect to any distribution  date, the excess,  if any, of the Overcollateralization  Amount on that distribution date over the Required  Overcollateralization Amount for that distribution date.

        EXPENSE FEE RATE-- With  respect to any  mortgage  loan,  the rates at which the master  servicing  and subservicing fees are paid.

        FINAL  DISPOSITION-- With respect to a defaulted  mortgage loan, a Final  Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

        GROUP PRINCIPAL  DISTRIBUTION  AMOUNT-- On any  distribution  date, the Class A Principal  Distribution
Amount for that  distribution  date  multiplied  by a fraction,  the  numerator  of which is the portion of the
Principal  Allocation  Amount  related to such loan group for that  distribution  date and the  denominator  of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

        INTEREST  ACCRUAL  PERIOD -- With  respect  to any  class  of  Adjustable  Rate  Certificates  and  any distribution  date,  the  period  commencing  on the  prior  distribution  date  (or,  in the case of the first distribution  date, the closing date) and ending on the day immediately  preceding that distribution date. With respect to any other class of certificates  and any  distribution  date, the calendar month preceding the month in which the distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution  date for all classes of  certificates  will  reflect  interest  accrued,  and  receipts  for that interest accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any Prepayment
Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

        INTEREST DISTRIBUTION AMOUNT-- With respect to any distribution date and the offered certificates,  the aggregate  amount of Accrued  Certificate  Interest  for that  distribution  date plus any Accrued  Certificate
Interest  remaining  unpaid  from  any  prior  distribution  date,   together  with  interest  thereon  at  the
Pass-Through Rate in effect for that distribution  date, in each case to the extent  distributed to the holders of the offered certificates as described under "--Interest Distributions."

        INTEREST  REMITTANCE  AMOUNT-- With respect to any distribution date and loan group, the portion of the
Available  Distribution  Amount for that  distribution  date attributable to interest received or advanced with respect to such loan group.

        NET MORTGAGE RATE-- With respect to any mortgage  loan, the mortgage rate thereon minus the Expense Fee
Rate.

        NET WAC RATE-- With respect to any  distribution  date and loan group, a per annum rate (which will not be less than zero) equal to (i) the  weighted  average of the Net Mortgage  Rates of the mortgage  loans in the related  loan group using the Net Mortgage  Rates in effect for the  scheduled  payments  due on such  mortgage loans  during  the  related  due  period,  minus,  in the case of a series of  certificates  related  to a swap agreement,  if any, (ii) a  fraction  expressed as a percentage the numerator of which is the amount of any net swap payments or, in certain cases, a swap  termination  payment payable to the swap  counterparty in the event of early  termination of the swap agreement as of such  distribution  date and the  denominator of which is the aggregate  Stated  Principal  Balance  of the  mortgage  loans  as of  such  distribution  date,  adjusted,  as appropriate, in the case of certificates that accrue interest on an actual/360 day basis.

        NOTIONAL  AMOUNT-- As of any date of  determination,  the  Notional  Amount  of any  class of  Notional
Certificates  is equal to the  aggregate  Certificate  Principal  Balance (or portion  thereof) of the class or classes of  certificates  described  in the final term sheet  immediately  prior to that date.  Reference  to a
Notional  Amount is solely  for  convenience  in  specific  calculations  and does not  represent  the right to receive any distributions allocable to principal.

        NOTIONAL  CERTIFICATES -- Any class of  certificates  for which interest  accrues on a Notional  Amount based on the aggregate Certificate Principal Balance of another class of certificates.

        OPTIONAL  TERMINATION DATE-- The distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off date.

        OVERCOLLATERALIZATION  AMOUNT-- With respect to any distribution  date, the excess,  if any, of (a) the aggregate  Stated  Principal  Balance of the mortgage loans before giving effect to  distributions of principal to be made on that  distribution  date, over (b) the  aggregate  Certificate  Principal Balance of the Class A,
Class M and Class R  Certificates  before  taking into  account  distributions  of principal to be made on that distribution date.

        OVERCOLLATERALIZATION  INCREASE AMOUNT-- With respect to any distribution  date, an amount equal to the lesser of (i) the Excess Cash Flow  available  for  payment of the  Overcollateralization  Increase  Amount for that  distribution  date as described  under "--Excess Cash Flow and  Overcollateralization"  below, if any, and
(ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that distribution date over (y)
the Overcollateralization Amount for that distribution date.

        OVERCOLLATERALIZATION FLOOR-- As set forth in the final term sheet for a class of certificates.

        OVERCOLLATERALIZATION  REDUCTION  AMOUNT-- With  respect to any  distribution  date on which the Excess
Overcollateralization  Amount  is  greater  than  zero,  an  amount  equal  to the  lesser  of (i)  the  Excess
Overcollateralization  Amount for that  distribution  date and (ii) the  Principal  Remittance  Amount for that distribution date.

        PRINCIPAL  ALLOCATION  AMOUNT-- With respect to any  distribution  date,  the sum of (a) the  Principal
Remittance  Amount for that  distribution  date, (b) any Realized Losses covered by amounts  included in clause
(iv) of the definition of Principal  Distribution  Amount and (c) the aggregate amount of the principal portion of Realized  Losses on the mortgage  loans in the calendar  month  preceding  that  distribution  date,  to the extent covered by Excess Cash Flow included in clause (v) of the definition of Principal  Distribution  Amount;
provided,  however,  that on any distribution date on which there is (i) insufficient Excess Cash Flow to cover all unpaid  Realized  Losses on the mortgage  loans  described in clause (b) above,  in  determining  any Group
Principal  Distribution  Amount,  Excess Cash Flow will be  allocated  to the Class A  Certificates,  pro rata, based on the  principal  portion  of unpaid  Realized  Losses  from  prior  distribution  dates on the  related mortgage  loans,  and (ii)  insufficient  Excess Cash Flow to cover all Realized  Losses on the mortgage  loans described in clause (c) above,  in determining any Group Principal  Distribution  Amount,  the Excess Cash Flow
remaining after the allocation  described in clause (b) or (i) above,  as applicable,  will be allocated to the
Class A  Certificates,  pro rata,  based on the  principal  portion  of  Realized  Losses  incurred  during the calendar month preceding that distribution date on the related mortgage loans.

        PRINCIPAL  DISTRIBUTION AMOUNT-- With respect to any distribution date, the lesser of (a) the excess of
(i) the Available  Distribution Amount plus, in the case of certificates  related to a swap agreement,  if any, except as provided in any final term sheet for a class of  certificates,  for inclusion in Excess Cash Flow for purposes of clauses (b)(v) and (b)(vi) below,  certain amounts  received under such swap  agreement,  over (ii)
the Interest Distribution Amount and (b) the sum of the following:

               (i)    the principal portion of all scheduled monthly payments on the mortgage        loans
        received or advanced with respect to the related due period;

               (ii)   the principal  portion of all proceeds of the  repurchase of mortgage  loans,  or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

                      (iii)  the  principal  portion  of all  other  unscheduled  collections  received  on the mortgage  loans  during the  preceding  calendar  month other than  Subsequent  Recoveries,  including,
        without  limitation,   Insurance  Proceeds,   Liquidation  Proceeds  and  full  and  partial  Principal
        Prepayments  made by the respective  mortgagors,  to the extent not  distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment Period;

                      (iv)   the  lesser of (a) the  Excess  Cash Flow for that  distribution  date and (b) the principal  portion of any Realized Losses  incurred,  or deemed to have been incurred,  on any mortgage loans in the calendar month preceding that  distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                      (v)    the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used pursuant to clause (iv) above on such distribution  date, and (b) the principal portion of any
        Realized  Losses  allocated  to any class of  offered  certificates  on a prior  distribution  date and remaining  unpaid,  to the extent  covered  by  Subsequent  Recoveries  for that  distribution  date as
        described under "--Excess Cash Flow and Overcollateralization" below;    and

                      (vi)   the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b) the amount of any
        Overcollateralization Increase Amount for that distribution date;

                      minus

                      (vii)  the amount of any  Overcollateralization  Reduction  Amount for that  distribution date; and

                      (viii) any Capitalization Reimbursement Amount.

               In no event will the Principal  Distribution  Amount on any distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

        PRINCIPAL  REMITTANCE AMOUNT-- With respect to any distribution  date, the sum of the amounts described in  clauses  (b)(i),  (b)(ii)  and  (b)(iii)  of the  definition  of  Principal  Distribution  Amount  for that distribution date.

        RECORD DATE-- With respect to any  distribution  date and (a) the  Adjustable  Rate  Certificates,  the business day immediately prior to such  distribution  date, as long as such certificates are DTC registered (b)
for all other  classes  of  certificates  the close of  business  on the last  business  day of the month  next preceding the month in which the related distribution date occurs.

        REQUIRED  OVERCOLLATERALIZATION  AMOUNT -- As  set  forth  in the  final  term  sheet  for a  class  of certificates;  provided  that the  Required  Overcollateralization  Amount  may be  reduced  so long as written confirmation  is obtained from each rating agency that the  reduction  will not reduce the ratings  assigned to the Class A  Certificates  and Class M Certificates  by that rating agency below the lower of the  then-current ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

        SENIOR  ENHANCEMENT  PERCENTAGE-- With respect to any  distribution  date, the  percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal Balance of the Class M Certificates and Class
B Certificates,  if any, and (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the Principal  Distribution  Amount on such distribution  date, by (y) the Aggregate  Adjusted Stated Principal
Balance on that distribution date.

        SEQUENTIAL  TRIGGER EVENT-- To the extent provided in any final term sheet for a class of certificates, a  Sequential  Trigger  Event is in effect  with  respect to any  distribution  date if,  prior to a  specified distribution  date,  the  aggregate  amount of Realized  Losses on the mortgage  loans as a  percentage  of the initial  aggregate Stated Principal  Balance as of the cut-off date exceeds the applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

        SIXTY-PLUS  DELINQUENCY  PERCENTAGE -- With respect to any  distribution  date on or after the Stepdown
Date, the arithmetic  average,  for each of the three distribution dates ending with such distribution date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate Stated Principal  Balance of the mortgage loans that are 60 or more days  delinquent  in payment of principal  and interest for that  distribution  date, including  mortgage loans in foreclosure and REO, over (y) the Aggregate  Adjusted Stated Principal Balance for
the immediately preceding distribution date.

        STATED PRINCIPAL  BALANCE-- With respect to any mortgage loan and as of any distribution  date, (a) the sum of (i) the  principal  balance  thereof as of the cut-off  date after  payment of all  scheduled  principal payments  due  during the month of the  cut-off  date and (ii) any  amount by which the  outstanding  principal balance  thereof  has  been  increased  pursuant  to a  servicing  modification,  minus  (b) the sum of (i) the aggregate of the  principal  portion of the scheduled  monthly  payments due with respect to that mortgage loan during  each due period  commencing  on the first due period  after the  cut-off  date and ending  with the due period  related to the previous  distribution  date which were received or with respect to which an advance was made,  (ii) all  principal  prepayments  with respect to such mortgage  loan and all  Liquidation  Proceeds and
Insurance  Proceeds,  to the extent  applied by the master  servicer as recoveries  of principal,  in each case which were  distributed on any previous  distribution  date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

        STEPDOWN DATE-- The earlier to occur of (a) the  distribution  date on which the aggregate  Certificate
Principal  Balance of the Class A Certificates has been reduced to zero and (b) the distribution  date which is the  later  to  occur  of (i) the  distribution  date as set  forth  in the  final  term  sheet  for a class of certificates and (ii) the first  distribution  date on which the Senior  Enhancement  Percentage is equal to or greater than percentage set forth in such final term sheet.

        SUBORDINATION  PERCENTAGE -- With  respect  to each  class  of  offered  certificates,  the  respective approximate percentage set forth in the final term sheet for a class of certificates.

        SUBSEQUENT RECOVERIES-- Subsequent recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

        TRIGGER  EVENT-- A Trigger  Event is in effect with  respect to any  distribution  date on or after the
Stepdown  Date if either (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date exceeds the percentage  of the  Senior  Enhancement  Percentage  as set  forth  in the  final  term  sheet  for a class  of certificates  for that  distribution  date or (b) the aggregate amount of Realized Losses on the mortgage loans as a percentage  of the initial  aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date exceeds the applicable amount set forth in the final term sheet for a class of certificates.

        MULTIPLE LOAN GROUP STRUCTURE

               The mortgage  loans in the trust are divided into one or more loan  groups,  as described  above under  "Description of the Mortgage Pool."  Distributions  on the Class A Certificates  will be based primarily on amounts  received or advanced  with respect to the related loan group.  However,  the Excess Cash Flow for a loan group will be available to pay amounts  related to the  following  for the  non-related  loan group in the
order  of   priority   set   forth   below   and  as   further   described   under   "--Excess   Cash  Flow  and
Overcollateralization" below:

                      o      current Realized Losses;

                      o      overcollateralization;

                      o      Prepayment Interest Shortfalls;

                      o      Basis Risk Shortfalls;

                      o      current period Relief Act Shortfalls; and

                      o      the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

        INTEREST DISTRIBUTIONS

        Except as  provided in any final term sheet for a class of  certificates,  on each  distribution  date, holders of the Class A  Certificates  will be  entitled  to receive  interest  distributions  from the  related
Interest  Remittance  Amount,  on a pro rata  basis,  in an amount  equal to the Accrued  Certificate  Interest thereon for that distribution  date plus any Accrued  Certificate  Interest,  together with interest thereon at the related pass-through rate, remaining unpaid from any prior distribution date.

        Except as  provided in any final term sheet for a class of  certificates,  on each  distribution  date, holders of each class of the Class M  Certificates  will be entitled to receive  interest  distributions  in an amount  equal to the  Accrued  Certificate  Interest  on such  class,  plus any  Accrued  Certificate  Interest remaining unpaid from any prior distribution date,  together with interest thereon at the related  pass-through rate,  to the extent of the  Available  Distribution  Amount  remaining  after  distributions  of interest  and principal to the Class A Certificates and  distributions of interest to any class of Class M Certificates  with a higher payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

        Prepayment  Interest  Shortfalls  will result  because  interest on  prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

        With  respect to any  distribution  date,  any  Prepayment  Interest  Shortfalls  during the  preceding calendar  month  will be offset by the  master  servicer,  but only to the  extent  these  Prepayment  Interest
Shortfalls do not exceed Eligible Master  Servicing  Compensation.  On any distribution  date,  Eligible Master
Servicing Compensation will be applied to cover Prepayment Interest Shortfalls.

        Prepayment  Interest Shortfalls relating to the mortgage loans which are not covered as described above and  Relief  Act  Shortfalls  relating  to  the  mortgage  loans  will  be  allocated  to the  related  offered certificates,  on a pro rata  basis,  based  upon the amount of Accrued  Certificate  Interest  that would have accrued on these  certificates  absent  these  shortfalls,  in each case in  reduction  of Accrued  Certificate
Interest thereon.

        The ratings  assigned to the offered  certificates  do not address the likelihood of the receipt of any amounts in respect of any  Prepayment  Interest  Shortfalls,  Basis  Risk  Shortfall  Carry-Forward  Amounts or
Relief Act Shortfalls. See "--Excess Cash Flow and Overcollateralization" below.

        DETERMINATION OF LIBOR

        LIBOR for any class of Adjustable Rate  Certificates and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        LIBOR shall be established by the trustee for each Interest  Accrual Period.  LIBOR will equal the rate for United  States  dollar  deposits  for one month  which  appears  on the  Telerate  Screen  Page 3750 of the
Moneyline  Telerate  Capital  Markets  Report as of 11:00 A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate adjustment  date.  Telerate Screen
Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that service for the purpose of  displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions in the
London interbank market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be  determined as of 11:00 A.M.,  London time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London interbank market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the  Adjustable
Rate  Certificates  then  outstanding.  The trustee will  request the  principal  London  office of each of the reference  banks to provide a quotation of its rate. If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the  quotations.  If on that  date  fewer  than  two  quotations  are  provided  as requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more major  banks in New York
City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time,  on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts approximately  equal to the aggregate  Certificate  Principal  Balance of the Adjustable Rate Certificates then outstanding.  If no  quotations  can be  obtained,  the rate  will be LIBOR for the  prior  distribution  date;
provided however,  if, under the priorities listed previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution  date for the third consecutive  distribution  date, the trustee shall, after consultation with the master servicer,  select an alternative  comparable index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise  made  available by an  independent  party.  LIBOR business day means any day other than
(i) a Saturday  or a Sunday or (ii) a day on which  banking  institutions  in the city of London,  England  are required or authorized by law to be closed.

        The  establishment  of LIBOR by the trustee and the master  servicer's  subsequent  calculation  of the pass-through  rates applicable to the Adjustable Rate  Certificates  for the relevant  Interest Accrual Period, in the absence of manifest error, will be final and binding.

        PREPAYMENT CHARGES

        To the extent set forth in a final term sheet for a class of certificates,  a class of certificates for any series may be entitled to receive on each  distribution  date any prepayment  charges payable in connection with  certain  principal  prepayments  on the  mortgage  loans,  unless such  prepayment  charges are waived as further described below and are not otherwise required to be paid by the master servicer.

        The amount available for distribution to the holders of a class of  certificates,  if any,  entitled to the prepayment  charges on any distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

        Generally,  each  prepayment  charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with  respect to such  mortgage  loan for the limited  time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws restrict the imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection  of those  charges.  It is possible  that prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In  that  event,  these  amounts  will  not  be  available  for  distribution  on a  class  of
certificates   entitled  to  prepayment   charges.   See  "Certain   Legal   Aspects  of  Mortgage   Loans  and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Pursuant to the pooling and servicing  agreement,  if a class of certificates is entitled to prepayment charges,  the master  servicer is not permitted to waive (or permit a servicer to waive) any prepayment  charge unless:  (i) the  enforceability  thereof  shall  have been  limited  by  bankruptcy,  insolvency,  moratorium, receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency  has  threatened  legal  action if the  prepayment  charge is enforced,  (iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure  or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar mortgage  loans and  relates to a default or a  reasonably  foreseeable  default and would,  in the  reasonable judgment of the master  servicer,  maximize  recovery of total  proceeds  taking into account the value of such prepayment  charge and the related  mortgage loan.  The master  servicer is not permitted to waive a prepayment charge in  connection  with a  refinancing  of a mortgage loan that is not related to a default or a reasonably foreseeable  default.  A prepayment  charge may only be waived by the master servicer pursuant to the standards described above.

        Investors  should  note that in certain  instances,  the  amount of a  prepayment  charge  might not be charged to the  mortgagor.  If the master  servicer is not allowed or required to waive (or permit the servicer to waive) the prepayment  charge,  the amount is required to be remitted by the master servicer;  otherwise the master  servicer will not have any  obligation to make any payments from its own funds in respect of prepayment charges.  See "Risk Factors -  Certificates  entitled to prepayment  charges" and "Certain Yield and Prepayment
Considerations" herein."

        PRINCIPAL DISTRIBUTIONS

        Except as  provided in any final term sheet for a class of  certificates,  holders of each class of the
Class A  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the Interest  Distribution Amount is distributed and in the manner  set  forth  below,  a  distribution  allocable  to  principal  equal  to the  related  Group  Principal
Distribution  Amount.  Except as  provided  in any final  term  sheet for a class of  certificates,  each Group
Principal  Distribution  Amount will be  distributed  to each class of related Class A  Certificates,  on a pro rata  basis,  in  accordance  with  their  respective  Certificate  Principal  Balances,  until  the  aggregate
Certificate  Principal  Balance of each class of the Class A Certificates  has been reduced to zero;  provided, however,  that if a Sequential Trigger Event is in effect,  each Group Distribution  Amount will be distributed sequentially to each class of related Class A Certificates,  in order of their numerical designations,  in each case until the certificate principal balance of such class has been reduced to zero.

        Except as  provided in any final term sheet for a class of  certificates,  holders of each class of the
Class M  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A
Principal  Distribution  Amount  and the  Class M  Principal  Distribution  Amount  for any  class  of  Class M
Certificates  with a lower numerical  class  designation  has been  distributed,  the related Class M Principal
Distribution  Amount, in reduction of the Certificate  Principal  Balance of that class,  until the Certificate
Principal Balance of that class has been reduced to zero.

        EXCESS CASH FLOW AND OVERCOLLATERALIZATION

        Except as provided  in any final term sheet for a class of  certificates,  the  pooling  and  servicing agreement  will  require  that,  on each  distribution  date,  the Excess Cash Flow,  if any, be applied on any distribution date as follows:

        o      first, as part of the Principal  Distribution  Amount,  the principal portion of Realized Losses previously allocated to reduce the Certificate  Principal Balance of any class of Class A, Class
               M or Class B  Certificates,  if any,  and  remaining  unreimbursed,  but only to the  extent  of
               Subsequent Recoveries for that distribution date;

        o      second, as part of the Principal  Distribution  Amount, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

        o      third,  to pay to the  holders of the Class A,  Class M and Class B  Certificates,  if any,  the
               Overcollateralization Increase Amount as part of the Principal Distribution Amount;

        o      fourth, to pay the holders of the Class A, Class M and Class B Certificates,  if any, the amount of any Prepayment  Interest  Shortfalls  allocated thereto for that distribution  date, on a pro rata basis based on Prepayment Interest  Shortfalls  allocated thereto to the extent not covered by Eligible Master Servicing Compensation;

        o      fifth,  to pay to the  holders of the Class A,  Class M and Class B  Certificates,  if any,  pro
               rata,  based  on  unpaid  Prepayment  Interest  Shortfalls  previously  allocated  thereto,  any
               Prepayment  Interest  Shortfalls  remaining unpaid from prior  distribution  dates together with interest thereon;

        o      sixth,  after taking into account,  if applicable,  amounts received under any yield maintenance agreement on that  distribution  date,  to pay to the holders of the Class A  Certificates,  pro rata,  and then to the  Class M  Certificates  and  Class B  Certificates,  if any,  in order of priority, any Basis Risk Shortfall Carry-Forward Amount for the related class;

        o      seventh,  to pay the  holders  of the Class A,  Class M and Class B  Certificates,  if any,  the
               amount of any Relief Act Shortfalls  allocated thereto for that distribution date, on a pro rata basis based on the Relief Act Shortfalls allocated thereto on that distribution date;

        o      eighth, to pay the holders of the Class A Certificates, pro rata, and then the Class  M
               Certificates and Class B Certificates,  if any, in order of priority,  the principal  portion of any Realized Losses previously allocated thereto that remain unreimbursed;

        o      ninth, in the case of certificates  related to a swap agreement,  if any, in certain cases,  any payment related to the early termination of a swap agreement.

        o      tenth, to pay to the holders of the Class SB Certificates and Class R Certificates any
balance remaining, in accordance with the terms of the pooling and servicing agreement.

        On any  distribution  date, any amounts  payable  pursuant to clauses first,  second and third above as part of the  Principal  Distribution  Amount shall be paid as described in  "--Principal  Distributions"  above.
Any  amounts  payable  pursuant to clause  eighth  above  shall not accrue  interest or reduce the  Certificate
Principal Balance of the Class A, Class M and Class B Certificates, if any.

        In addition,  notwithstanding  the foregoing,  on any distribution  date after the distribution date on which the  Certificate  Principal  Balance of a class of offered  certificates  has been reduced to zero,  that class of offered  certificates  will be retired  and will no longer be  entitled  to  distributions,  including distributions in respect of Prepayment Interest Shortfalls and Basis Risk Shortfalls.

        Except as provided  in any final term sheet for a class of  certificates,  the  pooling  and  servicing agreement  will  require  that the Excess Cash Flow,  to the extent  available  as  described  above and to the extent necessary,  will be applied as an accelerated payment of principal on the offered  certificates,  to the extent that the  Required  Overcollateralization  Amount  exceeds the  Overcollateralization  Amount as of that distribution  date.  The  application  of Excess  Cash Flow to the payment of  principal  on a class of offered certificates  has the effect of accelerating the  amortization of that class of offered  certificates  relative to the amortization of the mortgage loans.

        ALLOCATION OF LOSSES

               Except as otherwise provided in any final term sheet for a class of certificates, Realized
Losses with respect to the mortgage loans will be allocated or covered as follows:

        o      first, to the Excess Cash Flow for the related distribution date;

               o      second, by the reduction of the Overcollateralization Amount until reduced to zero;

               o      third, to each class of the Class B Certificates, if any, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

               o      fourth, to each class of the Class M Certificates, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

               o      fifth, for losses with respect to any loan group, to the related Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                      With  respect  to any  defaulted  mortgage  loan  that  is  finally  liquidated,  through
foreclosure   sale,   disposition   of  the   related   mortgaged   property  if  acquired  on  behalf  of  the
certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of the Stated  Principal  Balance  remaining,  if any, plus interest thereon through the date of  liquidation,  after  application  of all  amounts  recovered,  net of  amounts  reimbursable  to the master servicer or the  subservicer  for  Advances and  expenses,  including  attorneys'  fees,  towards  interest and principal  owing on the mortgage loan.  These losses are referred to in this term sheet  supplement as Realized
Losses.

               The principal  portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its Certificate  Principal Balance,  until reduced to zero. The interest portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates will be allocated in reduction of its Accrued  Certificate  Interest for the related  distribution  date.  In addition,  any  allocation  of a Realized Loss may be made by operation of the payment priority for the certificates set forth in this term sheet supplement.

               In order to  maximize  the  likelihood  of  distribution  in full of  amounts  of  interest  and principal to be distributed  to holders of the Class A  Certificates,  on each  distribution  date,  holders of each class of the Class A  Certificates  have a right to  distributions  of each of the  Interest  Distribution
Amount  and  Principal  Distribution  Amount  that  is  prior  to the  rights  of the  holders  of the  Class M
Certificates  and Class B  Certificates,  if any. In addition,  overcollateralization  and the  application  of
Excess  Cash Flow will also  increase  the  likelihood  of  distribution  in full of  amounts of  interest  and principal to the Class A Certificates and Class M Certificates.

               The  priority  of  payments  among the Class M  Certificates,  as  described  in this term sheet supplement,  also has the  effect  during  certain  periods,  in the  absence  of  losses,  of  decreasing  the percentage  interest  in the  trust  evidenced  by any  class of  Class M  Certificates  with a higher  payment priority,  thereby increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to such class of the Class M Certificates by  overcollateralization  and any class of related Class M Certificates with a lower payment priority and the Class B Certificates, if any.

               In addition,  in instances  in which a mortgage  loan is in default or if default is  reasonably foreseeable,  and if  determined by the master  servicer to be in the best interest of the  certificateholders, the master  servicer  or  subservicer  may permit  servicing  modifications  of the  mortgage  loan rather than proceeding with foreclosure,  as described under "Description of the  Certificates--Servicing and Administration
of Mortgage  Collateral" in the related base prospectus.  However,  the master servicer's and the subservicer's ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan  only once  during  the life of a  mortgage  loan.  Any  amounts  added to the  principal  balance  of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the term of the mortgage  loan.  All  capitalizations  are to be  implemented  in accordance  with  Residential
Funding's  program  guide and may be  implemented  only by  subservicers  that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established  for any series  shall not be  extended  beyond the  assumed  final  distribution  date for that  series.  No  servicing modification  with  respect to a mortgage  loan will have the effect of reducing  the  mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the  applicable  cut-off date and (ii) the Expense
Fee Rate.  Further,  the  aggregate  current  principal  balance of all  mortgage  loans  included in the trust established  for any series  subject to  modifications  can be no more than five percent (5%) of the  aggregate principal  balance of those mortgage loans as of the cut-off date for that series,  but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

        ADVANCES

               Prior to each  distribution  date, the master  servicer is required to make Advances of payments which  were due on the  mortgage  loans on the Due Date in the  related  Due  Period  and not  received  on the business day next preceding the related determination date.

               These Advances are required to be made on mortgage loans included in the trust  established  for any series  only to the extent they are deemed by the master  servicer  to be  recoverable  from  related  late collections,  Insurance  Proceeds or  Liquidation  Proceeds.  Recoverability  is  determined  in the context of existing  outstanding  arrearages,  the current  loan-to-value ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be  required to make any  Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or regulations.  Any  failure  by the  master  servicer  to make an  Advance as  required  under the  pooling  and servicing agreement for any series will constitute an event of default  thereunder,  in which case the trustee, as successor  master  servicer,  will be obligated to make any  Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

               All  Advances  on  mortgage  loans  included  in the trust  established  for any series  will be reimbursable to the master  servicer on a first priority basis from late  collections,  Insurance  Proceeds and
Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any
Advances  previously  made which are deemed by the master  servicer  to be  nonrecoverable  from  related  late collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the  Custodial  Account with respect to the related loan group prior to  distributions  on the offered certificates.

               The pooling and  servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage loans included in the trust  established for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation
to  fund  these  Advances   and/or   Servicing   Advances.   No  facility  will  require  the  consent  of  any
certificateholders  or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be reimbursed to the  advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master  servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master servicer,  and without being  subject to any right of offset that the trustee or the trust might have  against the master  servicer or any successor master servicer.

                                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

        GENERAL

        The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o       the rate and timing of  principal  payments on the  mortgage  loans in the related loan group or groups
           included  in  the  trust  established  for  that  series,   including   prepayments,   defaults  and
           liquidations, and repurchases due to breaches of representations or warranties;

o       the allocation of principal payments among the various classes of offered certificates of that series;

o       realized  losses and  interest  shortfalls  on the  mortgage  loans in the related loan group or groups included in the trust established for that series;

o       the  pass-through  rate on the offered  certificates,  and  fluctuations  in any index for the mortgage loans or the offered certificates of that series

o       to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of certificates  intended to be the beneficiary of a yield maintenance  agreement,  payment, if any, made pursuant to such yield maintenance agreement; and

o       the purchase price paid for the offered certificates of that series.

        For  additional  considerations  relating  to  the  yields  on the  offered  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               PREPAYMENT CONSIDERATIONS
        The  yields  to  maturity  and the  aggregate  amount of  distributions  on each  class of the  offered certificates  of any series  will be  affected by the rate and timing of  principal  payments  on the  mortgage loans in the related loan group or groups  included in the trust  established  for that series.  The yields may be adversely  affected by a higher or lower than anticipated  rate of principal  payments on the mortgage loans in the  related  loan  groups or  groups  in the  trust  established  for that  series.  The rate of  principal payments on the mortgage loans will in turn be affected by the  amortization  schedules of the mortgage  loans, the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans included  in the trust  established  for any series may  significantly  affect the yield to an investor in that series of  certificates,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's  expectation.  In addition,  the rate of  prepayments  of the mortgage loans included in the trust  established  for any  series and the  yields to  investors  on the  certificates  of that  series may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under
"Maturity  and  Prepayment  Considerations"  in the  related  base  prospectus.  Since  the rate and  timing of principal  payments  on the  mortgage  loans  will  depend on future  events and on a variety  of  factors,  as described in this term sheet  supplement and in the related base prospectus  under "Yield  Considerations"  and
"Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments  on the offered  certificates.  The yields to maturity  and rate and timing of  principal  payments on the offered  certificates  will only be affected  by the rate and timing of payments on the  mortgage  loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

        The mortgage loans may be prepaid by the mortgagors at any time; provided,  however,  that the mortgage loans  may  impose a  prepayment  charge  for  partial  prepayments  and  full  prepayments,  which  may have a substantial  effect on the rate of  prepayment  of those  mortgage  loans.  See  "Description  of the  Mortgage
Pool--General"  in this term  sheet  supplement.  Unless  otherwise  specified  in the  final  term  sheet,  the prepayment charges will not be available for distribution on the offered certificates.

        To the extent set forth in any final term sheet for a class of  certificates,  all  prepayment  charges collected  with respect to the mortgage loans will be paid to the holders of a class of  certificates,  if any, entitled to prepayment  charges.  In any event,  prepayment  charges will not be available for  distribution on any  other  offered  certificates.  The  amount  available  for  distribution  to the  holders  of a  class  of certificates  entitled to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors in connection  with  principal prepayments  on the  mortgage  loans  during  the  prepayment  period  applicable  to such  distribution  date.
Generally,  each  prepayment  charge is only  applicable  to certain  prepayments  on a mortgage  loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage  loan. In addition,  under certain  instances,  the master  servicer may waive the payment of the prepayment  charges.  The yield to maturity on a class of  certificates  entitled to  prepayment  charges  will depend on the rate and timing of receipt of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may fluctuate  significantly  over time.  Investors  should conduct their own analysis of the effect,  if any, that the rate and timing of payment of  prepayment  charges may have on the  performance  of a class of  certificates  entitled  to those  charges.  Further,  some  state laws  restrict  the  imposition  of prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.  In that event,  these  amounts will not be available  for  distribution  on the class of  certificates  entitled to  prepayment  charges.  See  "Certain  Legal  Aspects of Mortgage  Loans and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established  for that series will result in  distributions  to holders of the  related  offered  certificates  of that series of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans in the related mortgage pool. Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include  changes in mortgagors'  housing  needs,  job transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties,  changes in the value of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Also,  when the mortgage  rates on hybrid  mortgage  loans convert from fixed rates to adjustable rates,  there may be an increase in  prepayments,  particularly  if the new adjustable  rate is higher than the fixed rate.  Conversely,  if  prevailing  mortgage  rates rose  significantly  above the mortgage  rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years. As a result of the program  criteria and underwriting  standards  applicable to the mortgage loans,  the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced by mortgage  loans that satisfy the standards  applied by Fannie Mae and Freddie
Mac first  mortgage loan purchase  programs,  or by Residential  Funding for the purpose of acquiring  mortgage loans to collateralize  securities issued by Residential Funding Mortgage  Securities I, Inc. For example,  the rate of default on mortgage  loans that are secured by non-owner  occupied  properties,  mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans made to borrowers with high debt-to-income  ratios,  and  mortgage  loans  with  high LTV  ratios,  may be higher  than for other  types of
mortgage  loans.  See  "Description  of  the  Mortgage   Pool--The  Program"  in  this  term  sheet  supplement.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected  by the  general  economic  condition  of the  region of the  country in which the  related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing unemployment  or falling  property  values.  See "Maturity and Prepayment  Considerations"  in the related base prospectus.

        The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master  servicer  or  the  applicable  subservicer,  the  prospective  purchaser  of a  mortgaged  property  is creditworthy and the security for the mortgage loan is not impaired by the assumption.

        Most of the  mortgage  loans  contain  due-on-sale  clauses.  The terms of the  pooling  and  servicing agreement  for any series  generally  require the master  servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement action that would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

        ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used to  accelerate  payments of  principal  on the offered  certificates.  In  addition,  the amount of any
Overcollateralization  Increase  Amount paid to the offered  certificates  on any payment date will be affected by, among other things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the  pass-through  rate on certificates  and the level of the indices on the mortgage loans.

        Some of the mortgage  loans  included in the trust  established  for any series may have  interest only periods of varying  duration.  During this period,  the payment made by the related  borrower will be less than it would be if the  mortgage  loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these  mortgage  loans during their interest only period except in the case of a prepayment.

        In the case of mortgage  loans with an initial  interest only period,  after the initial  interest only period,  the scheduled  monthly  payment on these mortgage  loans will increase,  which may result in increased delinquencies  by the related  borrowers,  particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

        Mortgage loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.
The  performance  of these  mortgage  loans may be  significantly  different  than  mortgage  loans  that fully amortize.  In particular,  there may be a higher  expectation by these borrowers of refinancing  their mortgage loans with a new mortgage  loan, in particular  one with an initial  interest only period,  which may result in higher  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment  experience of these mortgage loans.

        Sequentially  Paying  Certificates:  The Senior  Certificates are entitled to receive  distributions in accordance with various  priorities for payment of principal.  Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of  certificates  with a later  priority of payment  will be affected by the rates of  prepayment  of the mortgage loans both before and after the commencement of principal distributions on those classes.

        Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or Class B Certificates,  if any, then outstanding with a Certificate  Principal Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans included in the trust established  for that series and the timing of those losses because  certain amounts of losses that are covered by  subordination  will be allocated to that class of Class M Certificates or Class B  Certificates.  After the
Credit  Support  Depletion  Date,  the yield to maturity of any class of Senior  Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans,  and the timing  thereof,  because  certain  losses that would be allocable to the related  class or classes of Super Senior  Certificates  will be allocated to related class or classes of Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

               The yield to  maturity  and the  aggregate  amount of  distributions  on each  class of  offered certificates  will be affected by the timing of borrower  defaults  resulting in Realized Losses on the related mortgage  loans,  to the extent such  losses are not  covered by credit  support in the form of the Excess Cash
Flow,  overcollateralization  or subordination provided to any class of Super Senior Certificates by a class of related  Senior Support  Certificates,  the Class A  Certificates  by the Class M Certificates  and the Class B
Certificates,  if any, and, with respect to any Class M Certificates,  by any Class M Certificates with a lower payment  priority  and  the  Class B  Certificates,  if any.  Furthermore,  as  described  in this  term  sheet supplement,  the timing of receipt of  principal  and  interest by the offered  certificates  may be  adversely affected by losses or delinquencies  on the related  mortgage loans if those losses or delinquencies  result in a change in the Required Overcollateralization Amount.

               The amount of interest  otherwise  payable to holders of the offered  certificates of any series will be reduced by any  interest  shortfalls  on the  mortgage  loans with respect to the related loan group or groups  included in the trust  established  for that series to the extent not  covered by the  Eligible  Master
Servicing  Compensation  and Excess Cash Flow, in each case as described in this term sheet  supplement.  These shortfalls  will not be offset  by a  reduction  in the  servicing  fees  payable  to the  master  servicer  or otherwise,  except as described in this term sheet supplement with respect to Prepayment  Interest  Shortfalls.
Prepayment Interest  Shortfalls will only be covered by Eligible Master Servicing  Compensation and Excess Cash
Flow to the extent  described in this term sheet  supplement.  Relief Act  Shortfalls  allocated to the offered certificates on a distribution  date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution  date in the manner described under  "Description of the  Certificates-- Excess Cash Flow and  Overcollateralization  Provisions."  Relief  Act  Shortfalls  will not carry  forward  or be paid on other
distribution  dates.  See  "Description  of  the  Certificates--Interest   Distributions"  in  this  term  sheet
supplement for a discussion of possible shortfalls in the collection of interest.

               The  recording of  mortgages  in the name of MERS is a  relatively  new practice in the mortgage lending  industry.  While the  depositor  expects that the master  servicer or applicable  subservicer  will be able to commence foreclosure  proceedings on the mortgaged properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders  seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure  proceedings,  defending litigation commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties could result.  Those delays and  additional  costs with  respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the distribution of liquidation  proceeds to the  certificateholders  of that series and increase  the amount of Realized  Losses on those  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes necessary to remove any mortgage loan included in the trust  established  for any series from  registration  on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses  shall be  reimbursable  by the trust for that  series to the master  servicer,  which will reduce the amount  available to pay principal of and interest on the outstanding  class or classes of certificates of that series  with a  Certificate  Principal  Balance  greater  than zero with the  lowest  payment  priorities.  For additional  information  regarding  the  recording  of mortgages  in the name of MERS see  "Description  of the
Mortgage  Pool--General"  in this term sheet  supplement  and  "Description  of the  Certificates--Assignment  of
Mortgage Loans" in the related base prospectus.

        PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the offered  certificates  will depend on,  among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.
The extent to which the yield to maturity of an offered  certificate is sensitive to  prepayments  will depend, in part,  upon the  degree to which it is  purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of  purchase.  Conversely,  if a class of offered  certificates  is  purchased  at a  discount  and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's actual yield to maturity will be lower than anticipated at the time of purchase.

        PASS-THROUGH RATES

        The  Pass-Through  Rates on each class of offered  certificates is based, or subject to a cap equal to, on the  weighted  average  of the  Net  Mortgage  Rates  of  the  related  mortgage  loans.  Consequently,  the prepayment  of  mortgage  loans with higher  mortgage  rates may result in a lower  Pass-Through  Rate on those classes of offered certificates.

        To the  extent  the  Net WAC  Rate  is paid on any  class  of the  Adjustable  Rate  Certificates,  the difference  between the Net WAC Rate and the pass-through  rate on such certificates (but not more than any cap as set forth in the final term sheet for such class of  certificates),  will create a basis risk shortfall that will carry forward with interest  thereon.  These basis risk  shortfalls  will only be payable from Excess Cash
Flow or, if applicable,  a yield maintenance agreement or other derivative  instrument,  and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

ASSUMED FINAL DISTRIBUTION DATE

        The assumed  final  distribution  date with respect to each class of the offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and  servicing  agreement for that series.  No event of default,  change in the  priorities  for  distribution  among the various  classes or other provisions  under the pooling and servicing  agreement will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of  certificates on or before its assumed final distribution date.

        WEIGHTED AVERAGE LIFE

        Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a  security  to the date of  distribution  to the  investor  of each  dollar  distributed  in  reduction  of principal  of the  security.  The weighted  average life of the offered  certificates  will be  influenced  by, among other  things,  the rate at which  principal of the mortgage  loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model.  For example,  CPR,  represents a constant rate of prepayment each month relative to the then outstanding  principal balance  of a pool of  mortgage  loans.  CPR does not  purport to be a  historical  description  of  prepayment experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage loans,  including the mortgage  loans in this  mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of
CPR.

        Moreover,  the diverse  remaining  terms to maturity  and mortgage  rates of the mortgage  loans in the related  mortgage pool could produce  slower or faster  principal  distributions  than indicated at the various constant  percentages  of CPR, even if the weighted  average  remaining  term to maturity and weighted  average mortgage  rate of the mortgage  loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios.  Any  difference  between the  assumptions  and the actual  characteristics and  performance of the mortgage loans, or actual  prepayment or loss  experience,  will affect the percentages of initial Certificate  Principal Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

        ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The  after-tax  rate of return on the Residual  Certificates  of any series will reflect  their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the Residual  Certificates  of that series.  Holders  of  Residual  Certificates  of any  series  may have tax  liabilities  with  respect to their
Residual  Certificates  during  the early  years of the trust for that  series  that  substantially  exceed any distributions  payable  thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with  respect  to their  Residual  Certificates  the  present  value of which substantially  exceeds the present  value of  distributions  payable  thereon and of any tax benefits  that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series  may be  negative  or may  otherwise  be  significantly  adversely  affected.  The  timing and amount of taxable  income  attributable  to the Residual  Certificates  of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

        The Residual  Certificateholders  of any series are  encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those  holders in  connection  with the purchase of the
Residual  Certificates  on  after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal
Income Tax  Consequences" in this term sheet supplement and "Material  Federal Income Tax  Consequences" in the
related base prospectus.

                                            POOLING AND SERVICING AGREEMENT

        GENERAL

        The certificates for each series will be issued under a series supplement for that series,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of June
1, 2006,  together  referred  to as the  pooling  and  servicing  agreement,  among the  depositor,  the master servicer,  and  Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference  is made to the  related  base prospectus for important  information in addition to that described  herein  regarding the terms and conditions
of  the  pooling  and  servicing  agreement  and  the  offered   certificates  for  each  series.  The  offered
certificates  of any series will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and  paying  agent.  The  depositor  will  provide  a  prospective  or actual certificateholder  of any series without charge, on written request, a copy,  without exhibits,  of the pooling and servicing agreement for that series.  Requests should be addressed to the President,  Residential  Accredit
Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the pooling and servicing  agreement of any series,  transfers of Residual  Certificates  of that
series  are  prohibited  to  any  non-United  States  person.   Transfers  of  the  Residual  Certificates  are
additionally  restricted  as described in the pooling and servicing  agreement  for that series.  See "Material
Federal Income Tax  Consequences" in this term sheet  supplement and "Material  Federal Income Tax Consequences
--REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC Residual
Certificates to Certain  Organizations"  and  "--Noneconomic  REMIC Residual  Certificates"  in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and Servicing
Agreement--The Trustee" in the related base prospectus.

        CUSTODIAL ARRANGEMENTS

        The trustee will be directed to appoint  Wells Fargo Bank,  N.A., to serve as custodian of the mortgage loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility  for the mortgage  loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments  and allonges in vaults located at the sponsor's premises  in  Minnesota.  Only the  custodian  has  access  to these  vaults.  A  shelving  and  filing  system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

        THE MASTER SERVICER AND SUBSERVICERS

        Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

o          receiving funds from subservicers;
o          reconciling servicing activity with respect to the mortgage loans;
o          calculating remittance amounts to certificateholders;
o          sending remittances to the trustee for distributions to certificateholders;
o          investor and tax reporting;
o          coordinating loan repurchases;
o          oversight of all servicing activity, including subservicers;
o          following up with  subservicers  with  respect to mortgage  loans that are  delinquent  or for which servicing decisions may need to be made;
o          approval of loss mitigation strategies;
o          management  and  liquidation  of mortgaged  properties  acquired by  foreclosure  or deed in lieu of foreclosure; and
o          providing  certain  notices and other  responsibilities  as  detailed  in the pooling and  servicing agreement.

           The master servicer may, from time to time,  outsource certain of its servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will not relieve  the master  servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and Master Servicer"
in this term sheet  supplement.  For a general  description of material terms relating to the master servicer's removal or replacement,  see "The Pooling and Servicing  Agreement-Rights Upon Event of Default" in the related base prospectus.

        Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o          communicating with borrowers;
o          sending monthly remittance statements to borrowers;
o          collecting payments from borrowers;
o          recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted on their loans (i.e.
           repayment plan, modification, foreclosure, etc.);
o          accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments  to the  master  servicer,  together  with  any  other  sums  paid by borrowers that are required to be remitted;
o          accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o          accurate and timely reporting of negative amortization amounts, if any;
o          paying escrows for borrowers, if applicable;
o          calculating and reporting payoffs and liquidations;
o          maintaining an individual file for each loan; and
o          maintaining  primary  mortgage  insurance  commitments or certificates  if required,  and filing any primary mortgage insurance claims.

        Homecomings  Financial  Network,  Inc.  The  subservicing  agreement  between the Master  Servicer  and
Homecomings  provides that Homecomings will provide all of the services  described in the preceding  paragraph.
Homecomings is a Delaware  corporation  and has been servicing  mortgage loans secured by first liens on one-to four-family  residential  properties since 1996.  Homecomings was incorporated as a wholly-owned  subsidiary of
Residential  Funding  Corporation  in 1995 to  service  and  originate  mortgage  loans.  In 1996,  Homecomings acquired  American  Custody  Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage loans described  herein.  After
Capstead  Inc.  was  acquired,  Homecomings'  total  servicing  portfolio  was 164,000  loans with an aggregate principal  balance of $25 billion with 20% being subprime.  The three servicing  locations were integrated onto one  servicing  system/platform  by the end of 2001 becoming one of the first  servicing  operations to service all loan  products  on one  servicing  system.  The  operations  of each of the  acquired  companies  have been integrated into  Homecomings'  servicing  operations.  Approximately 85% of the mortgage loans currently master serviced  by  Residential  Funding  Corporation  are  subserviced  by  Homecomings.  As of December  31,  2005,
Homecomings   serviced   approximately   782,000  mortgage  loans  with  an  aggregate   principal  balance  of
approximately  $104 billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage  loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect  credit  histories,  and subprime mortgage loans.  Homecomings also performs  special  servicing  functions where the servicing  responsibilities with  respect to  delinquent  mortgage  loans  that have been  serviced  by third  parties  is  transferred  to
Homecomings.   Homecomings'   servicing   activities  have  included  the  activities   specified  above  under
"--Subservicer responsibilities".

        Homecomings  may,  from  time  to  time,  outsource  certain  of its  subservicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance  administration,  although any  such  outsourcing  will  not  relieve  Homecomings  of any of its  responsibilities  or  liabilities  as a subservicer.  If Homecomings  engages any  subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity will file a
Report on Form 8 K providing any required additional disclosure regarding such subservicer.

        The  following  table  sets  forth  the  aggregate  principal  amount of  mortgage  loans  serviced  by
Homecomings  for the past five  years.  The  percentages  shown  under  "Percentage  Change  from  Prior  Year"
represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the  prior year volume.

                                            Homecomings Servicing Portfolio

                                                             First Lien Mortgage Loans
           Volume by                                                                                                                 Three Months
       Principal Balance                2001               2002                2003               2004               2005           Ended 3/31/06
Prime Mortgages(1)                  $25,532,458,680    $27,343,774,000     $29,954,139,212    $31,943,811,060    $44,570,851,126     $49,891,968,825
Non-Prime Mortgages(2)              $17,039,860,699    $27,384,763,000     $39,586,900,679    $44,918,413,591    $52,102,835,214     $53,398,985,646
Total                               $42,572,319,379    $54,728,537,000     $69,541,039,891    $76,862,224,651    $96,673,686,340    $103,290,954,471
Prime Mortgages(1)                           59.97%             49.96%              43.07%             41.56%             46.10%              48.30%
Non-Prime Mortgages(2)                       40.03%             50.04%              56.93%             58.44%             53.90%              51.70%
Total                                       100.00%            100.00%             100.00%            100.00%            100.00%             100.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                          (6.30)%              7.09%               9.55%              6.64%             39.53%              11.94%
Non-Prime Mortgages(2)                       56.49%             60.71%              44.56%             13.47%             15.99%               2.49%
Total                                        11.62%             28.55%              27.07%             10.53%             25.78%               6.84%

                                                             Junior Lien Mortgage Loans
           Volume by                                                                                                                 Three Months
       Principal Balance                2001               2002                2003               2004               2005           Ended 3/31/06
Prime Mortgages(1)                   $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685     $7,442,264,087      $8,808,218,189
Non-Prime Mortgages(2)                            -                  -                   -                  -                  -                   -
Total                                $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685     $7,442,264,087      $8,808,218,189
Prime Mortgages(1)                          100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages(2)                        0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                              N/A            (4.94)%             (2.95)%              2.25%            (1.68)%              18.35%
Non-Prime Mortgages(2)                          N/A                  -                   -                  -                  -                   -
Total                                           N/A            (4.94)%             (2.95)%              2.25%            (1.68)%              18.35%

                                                             First Lien Mortgage Loans
           Volume by                                                                                                                 Three Months
        Number of Loans                 2001                2002               2003               2004                2005           Ended 3/31/06
Prime Mortgages(1)                          133,632             125,209            143,645            150,297             187,773            204,389
Non-Prime Mortgages(2)                      168,185             257,077            341,190            373,473             394,776            397,515
Total                                       301,817             382,286            484,835            523,770             582,549            601,904
Prime Mortgages(1)                           44.28%              32.75%             29.63%             28.70%              32.23%             33.96%
Non-Prime Mortgages(2)                       55.72%              67.25%             70.37%             71.30%              67.77%             66.04%
Total                                       100.00%             100.00%            100.00%            100.00%             100.00%            100.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                          (9.85)%             (6.30)%             14.72%              4.63%              24.93%              8.85%
Non-Prime Mortgages(2)                       38.47%              52.85%             32.72%              9.46%               5.70%              0.69%
Total                                        11.91%              26.66%             26.83%              8.03%              11.22%              3.32%

                                                             Junior Lien Mortgage Loans
           Volume by                                                                                                                 Three Months
        Number of Loans                 2001                2002               2003               2004                2005           Ended 3/31/06
Prime Mortgages(1)                          228,946             217,031            211,585            210,778             199,600            225,163
Non-Prime Mortgages(2)                            -                   -                  -                  -                   -                  -
Total                                       228,946             217,031            211,585            210,778             199,600            225,163
Prime Mortgages(1)                          100.00%             100.00%            100.00%            100.00%             100.00%            100.00%
Non-Prime Mortgages(2)                        0.00%               0.00%              0.00%              0.00%               0.00%              0.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                              N/A             (5.20)%            (2.51)%            (0.38)%             (5.30)%             12.81%
Non-Prime Mortgages(2)                          N/A                   -                  -                  -                   -                  -
Total                                           N/A             (5.20)%            (2.51)%            (0.38)%             (5.30)%             12.81%
(1)        Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity
           Revolving Credit Line Loan Junior Lien programs.
(2)        Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)        Represents year to year growth or decline as a percentage of the prior year's volume.

               SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan.  The servicing  fees relating to each  mortgage  loan will be a per annum  percentage of the  outstanding principal  balance of that  mortgage  loan as set forth in the final  term  sheet for a class of  certificates.
The  servicing  fees  consist of (a)  servicing  fees  payable to the master  servicer in respect of its master servicing  activities  and  (b)  subservicing  and  other  related  compensation  payable  to the  subservicer, including any payment due to prepayment  charges on the related  mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        The primary  compensation to be paid to the master servicer for its master servicing activities will be its  servicing  fee equal to a per annum  percentage  of the  outstanding  principal  balance of each  mortgage loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation  in a minimum  amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred  by the master  servicer in  connection  with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be reduced if a master servicer is appointed in certain  circumstances,  but  may  not  be  increased.  See  "The  Pooling  and  Servicing  Agreement--Servicing
Compensation  and Payment of Expenses" in the related base prospectus for information  regarding other possible compensation to the master servicer and  subservicers  and for information  regarding  expenses  payable by the master servicer.

        The  following  table sets forth the fees and expenses that are payable out of payments on the mortgage loans,  prior to payments of interest and principal to the  certificateholders,  except as may otherwise be set forth in any final term sheet of any series:

         --------------------------- ----------------------------------- -----------------------
                DESCRIPTION                        AMOUNT                   RECEIVING PARTY
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Master Servicer Fee         0.05% per annum of the principal    Master Servicer
                                     balance of each mortgage loan
         --------------------------- ----------------------------------- -----------------------
         --------------------------- ----------------------------------- -----------------------
         Subservicer Fee             0.25% per annum of the principal    Subservicers
                                     balance of each mortgage loan
                                     serviced by a subservicer
         --------------------------- ----------------------------------- -----------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

        REPORTS TO CERTIFICATEHOLDERS

        On each  distribution date for any series, a distribution date statement will be made available to each certificateholder  of that series  setting forth certain  information  with respect to the  composition  of the payment  being  made,  the  Certificate  Principal  Balance or  Notional  Amount of an  individual  certificate following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other parties to the pooling and servicing  agreement via the trustee's  internet website.  See also
"Pooling and Servicing  Agreement-Reports  to  Certificateholders"  in the related base  prospectus  for a more detailed description of certificateholder reports.

        VOTING RIGHTS

        There  are  actions  specified  in the  related  base  prospectus  that  may be  taken  by  holders  of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by  holders  of  certificates  entitled  in the  aggregate  to that  percentage  of the voting rights.  All voting  rights for any series  will be  allocated  among all holders of the  certificates  of that series as  described  in the  pooling and  servicing  agreement  for that  series.  The  pooling and  servicing agreement  for any series may be amended  without the consent of the holders of the  Residual  Certificates  of that series in specified circumstances.

        TERMINATION

        The circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and Servicing Agreement --Termination;  Retirement of Certificates" in the related base prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the  mortgage  loans  included  in the trust  established  for any  series  is less  than 10% of the  aggregate principal  balance of the mortgage  loans included in the trust  established  for that series as of the cut-off date for that series,  after deducting  payments of principal due during the month of the cut-off date,  either to purchase all  remaining  mortgage  loans and other assets in the trust for that  series,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part, the certificates.  Any such  purchase of mortgage  loans and other  assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid  principal  balance, net of any unreimbursed Advance attributable to principal,  as of the date of repurchase,  (b) accrued interest thereon at the Net  Mortgage  Rate to, but not  including,  the first day of the month in which the  repurchase price is distributed  and (c) in the case of certificates  related to a swap agreement,  any payment related to the early  termination of such swap agreement  payable to the swap  counterparty then remaining unpaid or which is due as a  result  of the  exercise  of such  option.  The  optional  termination  price  paid by the  master servicer  will also  include  certain  amounts  owed by  Residential  Funding as seller of the  mortgage  loans included  in the  trust  established  for that  series,  under  the terms of the  agreement  pursuant  to which
Residential  Funding sold the mortgage loans to the  depositor,  that remain unpaid on the date of the optional termination.

        Distributions  on the  certificates  of any series relating to any optional  termination  will be paid, first,  to the  Class A  Certificates,  second,  to the  Class M  Certificates  in the  order of their  payment priority,  third,  to the Class B  Certificates,  if any,  and  fourth,  except as set forth in the pooling and servicing  agreement,  to the Class SB  Certificates  and the Class R  Certificates.  The  proceeds of any such distribution  may not be sufficient to distribute the full amount to each class of  certificates of that series if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such purchase of the  certificates  will be made at a price  equal to 100% of their  Certificate  Principal  Balance plus the Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest Accrual Period at the then-applicable  pass-through rate and any previously unpaid Accrued Certificate  Interest.  Promptly after the purchase of such  certificates of any series,  the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

        Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of  certificates  for any series under the  circumstances  described  in the two  preceding paragraphs,  the  holders of the  offered  certificates  of that  series  will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate, plus any previously unpaid Accrued Certificate  Interest.  However, any Prepayment Interest Shortfalls  previously allocated to the certificates  of that series will not be reimbursed.  The offered  certificates  will not receive the amount of any Basis Risk Shortfall or Basis Risk Shortfall  Carry Forward Amount in connection  with any such purchase of the  offered  certificates  by the master  servicer.  In  addition,  distributions  to the  holders of the most subordinate  class of certificates  outstanding with a Certificate  Principal Balance greater than zero will be reduced, as described in the preceding  paragraph,  in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

        THE TRUSTEE

        The trustee under the pooling and  servicing  agreement (as  described  below),  is a national  banking association.  Unless an event of default  has  occurred  and is  continuing  under the  pooling  and  servicing agreement,  the  trustee  will  perform  only such  duties as are  specifically  set forth in the  pooling  and servicing  agreement.  If an event of  default  occurs  and is  continuing  under  the  pooling  and  servicing agreement,  the trustee is required to exercise  such of the rights and powers  vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor  master servicer, and use the same degree of care and skill in their  exercise as a prudent  investor would exercise or use under the circumstances in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and responsibilities  under the pooling and servicing agreement include collecting funds from the master  servicer to distribute to  certificateholders  at the direction of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default,  appointing a successor master servicer,  and effecting any optional termination of the trust.

        The master servicer will pay to the trustee reasonable  compensation for its services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred
without   negligence  or  willful  misconduct  on  the  trustee's  part  arising  out  of  the  acceptance  and administration of the trust.

        The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                   LEGAL PROCEEDINGS

        There are no material  pending legal or other  proceedings  involving the mortgage loans or Residential
Funding Corporation,  as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor, the trust as the issuing entity, or Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential  Funding and Homecomings are currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their  businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse  effect  on their  ability  to  perform  their  obligations  in  relation  to the  mortgage  loans.  No assurance,  however,  can be given that the final outcome of these legal  proceedings,  if unfavorable,  either individually  or in the  aggregate,  would  not have a  material  adverse  impact  on  Residential  Funding  or
Homecomings.  Any  such  unfavorable  outcome  could  adversely  affect  the  ability  of  Residential  Funding
Corporation or Homecomings to perform its servicing  duties with respect to the mortgage loans and  potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                       MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will  render an opinion to the  effect  that,  assuming  compliance  with all  provisions  of the  pooling  and servicing agreement,  for federal income tax purposes,  the trust,  exclusive of a yield maintenance agreement, swap agreement or other  derivative  instrument,  if  applicable,  will qualify as one or more REMICs under the
Internal Revenue Code.

        For federal income tax purposes:

o       the Class R  Certificates  will represent  ownership of the sole class of "residual  interests" in each
           REMIC; and

o       each class of offered  certificates and the Class SB Certificates will represent  ownership of "regular interests"  in a REMIC,  will  generally  be treated  as debt  instruments  of that  REMIC  and,  if applicable,  will also represent the right to receive  payments from a reserve fund,  which consists of  certain  distributions  from  Excess  Cash Flow and,  if  applicable,  payments  under the yield maintenance agreement.

           See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining  the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption  that  subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption used to price the offered  certificates.  No representation is made that the  mortgage  loans will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income Tax
Consequences--General"  and "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount"
in the related base prospectus.

        The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates in accordance with the accrual method of accounting.

        If the method for computing  original issue discount  described in the related base prospectus  results in a  negative  amount for any  period  with  respect to a  certificateholder,  the  amount of  original  issue discount  allocable  to that period  would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some  circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original issue discount that differs from that used by the master servicer in preparing reports to the  certificateholders  and the Internal
Revenue Service, or IRS.

        Certain classes of offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of one of those classes of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will depend on the  certificateholder's  purchase  price and the
distributions   remaining  to  be  made  on  the   certificate   at  the  time  of  its   acquisition   by  the
certificateholder.  The use of a zero  prepayment  assumption may be required in calculating  the  amortization of premium.  Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding
the  possibility  of  making  an  election  to  amortize  such  premium.   See  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation  of Owners of REMIC  Regular  Certificates"  and  "--Premium"  in the related  base prospectus.

        Each holder of an  Adjustable  Rate  Certificate  is deemed to own an  undivided  beneficial  ownership interest in a REMIC  regular  interest  and a right to receive  payments  from a reserve  fund with  respect to
Basis Risk  Shortfall  Carry  Forward  Amounts.  The reserve fund will consist of a portion of excess cash flow and amounts  received under the interest rate cap agreements.  The treatment of amounts  received by the holder of an Adjustable Rate Certificate  under such  certificateholder's  right to receive payments under the reserve fund  will  depend on the  portion,  if any,  of such  offered  certificateholder's  purchase  price  allocable thereto.  Under the REMIC  regulations,  each  holder of an  Adjustable  Rate  Certificate  must  allocate  its purchase  price for that  certificate  between its  undivided  interest in the REMIC  regular  interest and its undivided  interest  in the right to receive  certain  payments  with  respect to Basis  Risk  Shortfall  Carry
Forward  Amounts in accordance with the relative fair market values of each property  right.  Such  allocations will be used for, among other things,  purposes of computing any original issue  discount,  market  discount or premium,  as well as for determining gain or loss upon  disposition.  It is intended that certain payments made to the holders of the Adjustable Rate  Certificates  with respect to Basis Risk Shortfall Carry Forward Amounts be treated as  includible  in income  based on, and the  purchase  price  allocated  to the reserve fund may be amortized in accordance  with, the tax regulations  relating to notional  principal  contracts.  In the case of non-corporate  holders of the offered  certificates,  the  amortization of the purchase price may be subject to limitations  as an  itemized  deduction,  and may not be  useable  at all if the  taxpayer  is  subject  to the alternative  minimum  tax.  However,  regulations  have  recently  been  proposed  that modify the  taxation of notional  principal  contracts  that  contain  contingent  nonperiodic  payments.  As the  application  of such regulations (i.e.,  whether they apply, and if so, how they apply) are, at this time,  unclear,  holders of the offered  certificates  should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund. The OID  regulations  provide that the trust's  determination  of the issue price of the REMIC  regular  interest is binding on all holders  unless the holder  explicitly  discloses  on its tax return that its allocation is different from the trust's allocation.

        Under the REMIC regulations,  the master servicer is required to account for the REMIC regular interest and the right to receive  payments  with  respect to Basis Risk  Shortfall  Carry  Forward  Amounts as discrete property  rights.  It is possible that the right to receive  payments with respect to the reserve fund could be treated as a partnership  among the holders of the Adjustable Rate  Certificates and Class SB Certificates,  in
which case holders of the Adjustable  Rate  Certificates  would be subject to potentially  different  timing of income and foreign  holders of such  certificates  could be subject to  withholding  in respect of any payments with respect to the reserve fund.  Holders of the  Adjustable  Rate  Certificates  are advised to consult their own tax  advisors  regarding  the  allocation  of issue  price,  timing,  character  and  source of income  and deductions  resulting from the ownership of their  certificates.  Treasury  regulations  have been  promulgated under Section 1275 of the Internal  Revenue Code generally  providing for the integration of a "qualifying debt instrument"  with a hedge if the combined  cash flows of the  components  are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt  instruments  subject to Section  1272(a)(6)  of the  Internal  Revenue  Code.  Therefore,  holders of the
Adjustable Rate Certificates  will be unable to use the integration  method provided for under such regulations with respect to such certificates.

        To the extent that the right to receive payments with respect to the reserve fund are  characterized as a  "notional  principal  contract"  for  federal  income  tax  purposes,  upon the sale of an  Adjustable  Rate
Certificate,  the amount of the sale  proceeds  allocated to the selling  certificateholder's  right to receive such payments would be considered a "termination  payment" under the notional  principal  contract  regulations allocable to the related  certificate.  A holder of an Adjustable Rate Certificate would have gain or loss from such a termination  of the right to receive  payments  equal to (i) any  termination  payment it received or is deemed to have  received  minus (ii) the  unamortized  portion  of any  amount  paid,  or deemed  paid,  by the certificateholder  upon  entering  into or acquiring  its interest in the right to receive  payments  under the reserve  fund.  In addition,  this  calculation  may have to be adjusted if the recently  proposed  regulations referred to above apply to the right to receive payments from the reserve fund.

        Gain or loss realized upon the  termination  of the right to receive  certain  payments with respect to the reserve fund will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift institution,  Internal  Revenue  Code  Section  582(c)  would  likely  not apply to treat  such gain or loss as ordinary.

        This paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to  payments  with  respect to Basis  Risk  Shortfall  Carry  Forward  Amounts.  That  portion  of the  offered certificates  will be treated as assets  described in Section  7701(a)(19)(C)  of the Internal Revenue Code and
"real estate assets" under Section  856(c)(4)(A) of the Internal  Revenue Code generally in the same proportion that the assets of the REMIC  underlying the  certificates  would be so treated.  In addition,  interest on the offered  certificates,  exclusive of any interest  received with respect to Basis Risk Shortfall  Carry Forward
Amounts,  will be treated as "interest on  obligations  secured by mortgages on real  property"  under  Section
856(c)(3)(B)  of the Internal  Revenue  Code  generally  to the extent that those  certificates  are treated as
"real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.  Moreover,  the specified portion of the offered  certificates  will be  "qualified  mortgages"  within the meaning of Section  860G(a)(3) of the
Internal  Revenue  Code if  transferred  to  another  REMIC on its  startup  day in  exchange  for a regular or residual  interest  in that  REMIC.  However,  prospective  investors  in  offered  certificates  that  will be generally  treated as assets  described in Section  860G(a)(3)  of the Internal  Revenue Code should note that, notwithstanding  that treatment,  any repurchase of a certificate  pursuant to the right of the master servicer to repurchase the offered  certificates may adversely  affect any REMIC that holds the offered  certificates if the  repurchase  is made under  circumstances  giving rise to a prohibited  transaction  tax under the Internal
Revenue Code.  See "Pooling and Servicing  Agreement--Termination"  in this term sheet  supplement and "Material
Federal Income Tax  Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the related base prospectus.

        The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates  in  accordance  with the  accrual  method  of  accounting.  As noted  above,  each  holder  of an
Adjustable  Rate  Certificate  will be  required  to  allocate  a portion  of the  purchase  price paid for its certificates  to the right to receive  certain  payments  with  respect to the reserve  fund.  The value of the right to receive  any such  payments  under the  reserve  fund is a question  of fact which could be subject to differing  interpretations.  Because the right to receive such payments  under the reserve fund is treated as a separate right of the Adjustable  Rate  Certificates  not payable by any REMIC,  such right will not be treated as a qualifying  asset for any such  certificateholder  that is a mutual  savings bank,  domestic  building and loan  association,  real estate investment  trust, or real estate mortgage  investment  conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

        Any  money  deposited  into  the  reserve  fund  on a  distribution  date  will be  distributed  to the certificateholders  on the same distribution date in accordance with the payment  priorities  described in this term sheet supplement.

        For  further  information  regarding  federal  income tax  consequences  of  investing  in the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS  has  issued  REMIC  regulations  under  the  provisions  of the  Internal  Revenue  Code  that significantly  affect  holders of Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some  residual  interests,  including the Residual  Certificates.  The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

o       the requirement that any transferee of a Residual  Certificate  provide an affidavit  representing that the transferee:

o       is not a disqualified organization;

o       is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o       will maintain that status and will obtain a similar  affidavit  from any person to whom the  transferee shall subsequently transfer a Residual Certificate;

o       a provision that any transfer of a Residual  Certificate to a disqualified  organization  shall be null and void; and

o       a grant to the master servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser of its choice any  Residual  Certificate  that shall  become owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and servicing  agreement,  the Residual  Certificates may not be transferred to non-United States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic"  residual interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported  transferor of
"noneconomic"  residual  interests  will continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment  or collection  of tax." Based on the REMIC  regulations,  the Residual  Certificates  may  constitute  noneconomic residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the  Residual  Certificates.  All  transfers  of the  Residual  Certificates  will be restricted in  accordance  with the terms of the pooling and  servicing  agreement  that are intended to reduce the  possibility of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual
Certificates  constitute  noneconomic  residual  interests.  See  "Material  Federal  Income  Tax  Consequences
--REMICs--Taxation  of Owners of REMIC  Residual  Certificates--Noneconomic  REMIC Residual  Certificates"  in the
related base prospectus.

        The IRS has issued  final  REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee  be no less on a  present  value  basis  than the  present  value  of the net tax  detriment attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the  safe  harbor  requires,  among  other  things,  that the  facts  and circumstances  known to the  transferor  at the time of transfer not  indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically  mentioned  as negating  eligibility.  The  regulations  generally  apply to transfers of residual interests  occurring  on or after  February  4,  2000,  although  certain  of their  provisions  apply  only to transfers  of residual  interests  occurring  on or after August 19, 2002.  See  "Material  Federal  Income Tax
Consequences  --REMICs--Taxation   of  Owners  of  REMIC   Residual   Certificates--Noneconomic   REMIC  Residual
Certificates" in the related base prospectus.

        The Residual  Certificateholders  may be required to report an amount of taxable income with respect to the  earlier  accrual  periods  of the  terms of the  REMICs that  significantly  exceeds  the  amount  of cash distributions  received  by the  Residual  Certificateholders  from the REMICs with  respect to those  periods.
Furthermore,  the tax on that  income  may  exceed  the cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders are encouraged to have other sources of funds sufficient to pay any federal  income  taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the
Residual  Certificates.  In  addition,  the  required  inclusion  of this amount of taxable  income  during the
REMICs' earlier accrual periods and the deferral of corresponding  tax losses or deductions until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash sale" rules of Section  1091 of the Internal  Revenue  Code,  may cause the Residual  Certificateholders'
after-tax  rate of return to be zero or  negative  even if the  Residual  Certificateholders'  pre-tax  rate of return is  positive.  That is,  on a present  value  basis,  the  Residual  Certificateholders'  resulting  tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions on the Residual Certificates over their life.

        The rules  for  accrual  of OID with  respect  to  certain  classes  of  certificates  are  subject  to significant  complexity  and  uncertainty.  Because  OID on the  certificates  will be  deducted by the related
REMIC in determining its taxable income,  any changes  required by the IRS in the application of those rules to the certificates may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

        An  individual,  trust or estate  that  holds,  whether  directly or  indirectly  through  pass-through entities,  a Residual  Certificate,  may have  significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable to each REMIC in computing  the  certificateholder's  regular tax  liability  and will not be able to deduct  those fees or expenses  to any extent in  computing  the  certificateholder's  alternative  minimum tax liability.  See  "Material  Federal  Income  Tax  Consequences-- REMICs--Taxation  of Owners  of REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

        On May 11,  2004,  the IRS issued final  regulations  relating to the federal  income tax  treatment of
"inducement  fees" received by transferees of non-economic  REMIC residual  interests,  adopting without change the proposed  regulations  as  described  in the related base  prospectus.  See  "Material  Federal  Income Tax
Consequences--REMICS--Taxation   of  Owners  of  REMIC  Residual   Certificates--General"   in  the  related  base
prospectus.  These  regulations  are effective  for taxable  years ending on or after May 11, 2004.  Holders of
Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations.

        The IRS has  issued  proposed  regulations  that,  if  adopted as final  regulations,  would  cause the question of whether a transfer of residual  interests  will be respected for federal  income tax purposes to be determined  in the  audits  of the  transferee  and  transferor  rather  than  an item  to be  determined  as a partnership item in the audit of the REMIC's return.

        Residential  Funding  will be  designated  as the "tax  matters  person"  with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of the Residual Certificates.

        Purchasers of the Residual  Certificates  are strongly  advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further  information  regarding the federal  income tax  consequences  of investing in the Residual
Certificates,  see "Certain  Yield and Prepayment  Considerations--Additional  Yield  Considerations  Applicable
Solely  to the  Residual  Certificates"  in this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

        PENALTY PROTECTION

        If  penalties  were  asserted  against  purchasers  of the  offered  certificates  in  respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions  stated,  herein  and in the  related  base  prospectus  may not meet  the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                    USE OF PROCEEDS

        The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust  established for that series or for general  corporate  purposes.  See
"Method of Distribution" in this term sheet supplement.

                                                METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of the related underwriting  agreement for any series, each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates of that series will serve as an underwriter  for each  applicable  class and will  agree to  purchase  and the  depositor  will  agree  to sell  the  offered  certificates  of that  series identified  in the final term sheet,  except that a de minimis  portion of the  Residual  Certificates  of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter are referred to as the underwritten  certificates  for that series.  It is expected that delivery of the underwritten  certificates for any series, other than the Residual  Certificates,  will be made only in  book-entry  form  through the Same Day Funds  Settlement  System of DTC,  and that the delivery of the
Residual  Certificates  for any series other than the de minimis portion  retained by Residential  Funding will be made at the offices of the  applicable  underwriter  on the closing  date for that  series  against  payment therefor in immediately available funds.

        In connection  with the  underwritten  certificates  of any series,  each  underwriter  has agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each  applicable  class  of the  underwritten  certificates  of that  series  if any of  that  class  of underwritten certificates of that series are purchased thereby.

        Any related  underwriting  agreement for any series  provides that the obligation of the underwriter to pay for and accept  delivery  of each  applicable  class of the  underwritten  certificates  of that  series is subject to, among other things,  the receipt of legal  opinions and to the  conditions,  among others,  that no stop order  suspending the  effectiveness  of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened  by the  Securities  and Exchange
Commission.

        The  distribution of the underwritten  certificates of any series by the applicable  underwriter may be effected  from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any  series,  before  deducting  expenses  payable  by the  depositor,  shall be set  forth  in the  prospectus supplement for the series.

        The  underwriter  for any class of any series may effect these  transactions  by selling the applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or  commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of underwriting  compensation.  The  underwriter  and any dealers that  participate  with the  underwriter  in the distribution  of the  underwritten  certificates  of any series are also  underwriters of that series under the
Securities Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter  compensation  in the form of  underwriting  discounts and  commissions under the Securities Act.

        Each  underwriting  agreement  for any series  will  provide  that the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary  market for the offered  certificates.  The  underwriter for any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated to do so.
There can be no assurance that a secondary  market for the offered  certificates of any series will develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any  securities exchange.

        If more than one underwriter has agreed to purchase the offered  certificates,  those underwriters will be identified in the final term sheet with respect to such class of certificates.

        The primary source of information  available to investors  concerning the offered  certificates  of any series will be the monthly  statements  discussed  in the related base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term sheet  supplement  under "Pooling and Servicing
Agreement--Reports  to  Certificateholders,"  which will include  information  as to the  outstanding  principal balance or notional  amount of the offered  certificates  of that series.  There can be no  assurance  that any additional  information  regarding the offered  certificates of any series will be available  through any other source.  In  addition,  the  depositor is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates for any series,  even if a secondary market for the offered certificates becomes available.

                                                    LEGAL OPINIONS

        Certain legal matters  relating to the certificates of any series will be passed upon for the depositor and Residential Funding Securities Corporation,  if it is an underwriter of that series, by Orrick,  Herrington
& Sutcliffe LLP, New York,  New York and for each  underwriter  of that series other than  Residential  Funding
Securities Corporation by Thacher Proffitt & Wood LLP, New York, New York.

                                                        RATINGS

        It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned at least the ratings  designated in the final term sheet for such class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard
& Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings or Fitch.

        Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders  of payments  required  under the related  pooling and servicing  agreement.  Standard &
Poor's ratings take into  consideration  the credit quality of the related mortgage pool,  structural and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments  required under the related  certificates.  Standard & Poor's rating on  the  certificates  of any  series  will  not,  however,  constitute  a  statement  regarding  frequency  of prepayments on the related  mortgage  loans.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement.  The rating on the  Residual  Certificates  only  addresses  the  return of its  Certificate
Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The rating  assigned by Moody's to the offered  certificates  address the  likelihood of the receipt by the  offered  certificateholders  of all  distributions  to which  they are  entitled  under  the  pooling  and servicing  agreement.  Moody's  ratings  reflect its analysis of the  riskiness  of the mortgage  loans and the structure of the  transaction  as  described in the pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

        The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the  likelihood  of the receipt  by  certificateholders  of all  distributions  to  which  they  are  entitled  under  the  transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction  as  described in the  operative  documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments  or  recoveries on the  underlying  mortgage loans.  The  rating on the  Residual  Certificates  only  addresses  the  return of its  Certificate  Principal
Balance and interest on the Residual Certificates at the related pass-through rate.

        The  ratings do not  address  the  likelihood  of the  receipt of any  amounts in respect of Basis Risk
Shortfall Carry-Forward Amounts.

        The ratings do not address the likelihood that prepayment  charges will be paid to holders of any class entitled to prepayment charges.

        The depositor has not  requested a rating on the offered  certificates  by any rating agency other than
Standard & Poor's,  Moody's or Fitch. However,  there can be no assurance as to whether any rating agency other than the rating agencies  designated in the final term sheet for a class of  certificates  will rate the Senior
Certificates  or Class M  Certificates  of any series,  or, if it does,  what  rating  would be assigned by any other rating agency. A rating on the  certificates of any series by another rating agency,  if assigned at all, may be lower than the  ratings  assigned  to the  certificates  of that  series by the rating  agency or rating agencies requested by the depositor to rate those certificates.

        A  security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be  subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be evaluated  independently  of any other security  rating.  In the event that the ratings  initially  assigned to the  offered  certificates  of any series  are  subsequently  lowered  for any  reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

        The  fees  paid  by the  depositor  to the  rating  agencies  at  closing  include  a fee  for  ongoing surveillance  by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies  are  under no  obligation  to the  depositor  to  continue  to  monitor  or  provide  a rating on the certificates.

                                                   LEGAL INVESTMENT

        The  offered  certificates  identified  in the final  term  sheet  will  constitute  "mortgage  related securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in
SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3,
1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption  provisions  of  SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

        One or more  classes of the offered  certificates  of any series may be viewed as "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

        The depositor makes no  representations as to the proper  characterization  of any class of the offered certificates  of any  series  for legal  investment  or other  purposes,  or as to the  ability  of  particular investors to purchase any class of the offered  certificates of any series under  applicable  legal  investment restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements  or review by  regulatory  authorities  are  encouraged to consult  with  their  legal  advisors  in  determining  whether  and to what  extent  any class of the  offered certificates  of any series  constitutes  a legal  investment  or is subject  to  investment,  capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                                 ERISA CONSIDERATIONS

        Because the  exemptive  relief  afforded by the RFC  exemption  as  currently  in effect or any similar exemption  that may be available will not apply to the purchase,  sale or holding of the offered  certificates, no Class A  Certificates  or Class M Certificate  or any interest  therein may be acquired or held by any ERISA plan,  any trustee or other  person  acting on behalf of any ERISA plan,  or any other  person using ERISA plan assets to effect such  acquisition or holding (each, a "plan  investor").  Consequently,  each beneficial owner of a Class A Certificate  or Class M Certificate or any interest  therein shall be deemed to have  represented, by virtue of its  acquisition  or  holding  of that  certificate  or  interest  therein,  that it is not a plan investor.  If any Class A  Certificate  or Class M Certificate  or any interest  therein is acquired or held in violation  of these  restrictions,  the next  preceding  permitted  beneficial  owner  will be  treated  as the beneficial  owner of that Class A Certificate  or Class M  Certificate,  retroactive to the date of transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any such certificate  or interest  therein was effected in  violation of these  restrictions  shall  indemnify  and hold harmless the depositor,  the trustee,  the underwriters,  the master servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

                                                   TERM SHEET SUPPLEMENT
                                      FOR USE WITH BASE PROSPECTUS DATED MARCH 3, 2006

                                              RESIDENTIAL ACCREDIT LOANS, INC.
                                                         DEPOSITOR

                                              RESIDENTIAL FUNDING CORPORATION
                                                SPONSOR AND MASTER SERVICER

                                                         QA PROGRAM
                                      MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                      SERIES 2006 QA5
                                                   GROUP II CERTIFICATES
THE TRUSTS

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The
mortgage pool for Series 2006-QA5 will be divided into two loan groups: loan group I and loan group II.   The information
contained in this term sheet supplement describes the offered certificates (also referred to as the "Group II
Certificates", "senior certificates", and "subordinate certificates", as applicable) and mortgage loans relating to loan group II only.  The mortgage loans will be master serviced by Residential Funding Corporation.

THE CERTIFICATES

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus.  The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
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THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS
COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER
DOCUMENTS  THE  DEPOSITOR HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU
MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,
ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE  PROSPECTUS AT NO CHARGE IF YOU
REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

                                                       JUNE 20, 2006

THIS TERM SHEET  SUPPLEMENT  IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN
THE RELATED BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT
IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE
ANY OF THE OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET SUPPLEMENT AND ANY OTHER
FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER
TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL  OF THE  STATE  OF NEW  YORK  HAS  NOT  PASSED  ON OR  ENDORSED  THE  MERITS  OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                   EUROPEAN ECONOMIC AREA

In relation to each Member  State of the  European  Economic  Area which has  implemented  the  Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and  including  the date on which the  Prospectus  Directive  is  implemented  in that  Relevant  Member  State, referred to in this term sheet  supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the  publication  of a prospectus in relation to the certificates  which has been  approved by the  competent  authority in that  Relevant  Member  State or, where  appropriate, approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation
Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)        to legal entities which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)        to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial year;  (2) a total  balance  sheet  of more  than(euro)43,000,000  and  (3) an  annual  net  turnover  of more  than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)        in any other  circumstances  which do not  require  the  publication  by the issuer of a  prospectus  pursuant to
           Article 3 of the Prospectus Directive.

For the purposes of the preceding  paragraph,  (i) "offer of certificates to the public" in relation to any  certificates in any Relevant  Member State means the  communication  in any form and by any means of sufficient  information on the terms of the offer and the  certificates  to be  offered  so as to  enable an  investor  to  decide  to  purchase  or  subscribe  the certificates,  as the same may be varied in that Member State by any measure  implementing the Prospectus  Directive in that
Member State, and (ii) "Prospectus  Directive" means Directive 2003/71/EC and includes any relevant  implementing measure in each Relevant Member State.

                                                       UNITED KINGDOM

Each underwriter will represent and agree that:

(a)        it has only  communicated or caused to be communicated  and will only  communicate or cause to be communicated an invitation  or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the Financial
           Services and Markets Act,  referred to in this term sheet  supplement as FSMA) received by it in connection  with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS TERM
            SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information  to you about the  offered  certificates  of any  series in three or more  separate  documents  that provide progressively more detail:

- the related base prospectus, dated March 3, 2006, which provides general information,  some of which may not apply to your series of certificates;

- this term sheet  supplement,  which provides  general  information  about series of  certificates  issued  pursuant to the depositor's QA program, some of which may not apply to the offered certificates of any series; and

- one or more term sheets,  which describe terms applicable to the classes of the series of offered  certificates  described therein and provides a description of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437
and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE
ANY OF THE OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING
TO SUCH  CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION OR
CHANGE.  THIS TERM SHEET SUPPLEMENT IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF
THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED  CERTIFICATES,
WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL
COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING  SOLD  WHEN,  AS AND IF  ISSUED.  THE  ISSUING  ENTITY IS NOT
OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH CERTIFICATES
IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE  AVAILABILITY OF SUCH
CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUING ENTITY. YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND
THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY THAT
MORTGAGE  LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR
DIFFERENT  MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR
ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY
NOT BE ISSUED  THAT HAVE THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO SELL SUCH
CERTIFICATES  TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY YOU, AND
NEITHER  THE  ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE
CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR
ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

                   TABLE OF CONTENTS

                                                           PAGE
RISK FACTORS................................................10
       Risk of Loss  10

       Standard Hazard Insurance and Primary Mortgage

       Principal Distributions on the Class M Certificates..38

           Class M-2 and Class M-3 Certificate Yield
                Considerations .............................50
           Additional Yield Considerations Applicable

           Servicing and Other Compensation and Payment of

           Special Tax Considerations Applicable to
                Residual Certificates ......................58
           Tax Return Disclosure and Investor List

                                                       RISK FACTORS

The offered  certificates  of any series are not suitable  investments  for all investors.  In  particular,  you should not purchase  any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks associated with that class.

        The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

        You should  carefully  consider,  among other things,  the following  factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may affect       Generally,  the mortgage loans have been originated using  underwriting  standards that are less
risk of loss on the mortgage loans.     stringent  than the  underwriting  standards  applied by certain  other first lien mortgage loan purchase  programs,  such as those of Fannie  Mae,  Freddie  Mac or the  depositor's  affiliate,
                                        Residential Funding Mortgage Securities I, Inc. Applying less stringent  underwriting  standards
                                        creates   additional   risks  that  losses  on  the   mortgage   loans  will  be   allocated  to
                                        certificateholders.

                                        Examples include the following:

                                        o mortgage  loans secured by non-owner  occupied  properties may present a greater risk that the borrower  will  stop  making  monthly  payments  if  the  borrower's  financial  condition deteriorates;
                                        o mortgage loans with  loan-to-value  ratios  greater than 80% (i.e.,  the amount of the loan at origination  is 80% or more of the value of the mortgaged  property) may increase the risk that the value of the  mortgaged  property  will not be sufficient to satisfy the mortgage loan upon foreclosure;
                                        o mortgage loans with  loan-to-value  ratios of greater than 80% which may be as high as 100% at origination,  with no mortgage  insurance,  may increase the likelihood  that the value of the  mortgaged  property  would  not be  sufficient  to  satisfy  the  mortgage  loan upon foreclosure unless the value of the mortgaged property increases;
                                        o mortgage  loans made to borrowers who have high  debt-to-income  ratios  (i.e.,  the amount of debt  service on the other debt of the borrower  represents a large  portion of his or her income) may result in a  deterioration  of the borrower's  financial  condition that could make it difficult for the borrower to continue to make mortgage payments; and
                                        o mortgage loans made to borrowers  whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

                                        Some of the  mortgage  loans  with  loan-to-value  ratios  over 80% may be  insured  by  primary mortgage  insurance.  However,  if the  insurer  is  unable to pay a claim,  the  amount of loss incurred on those loans may be increased.

                                        In addition,  in determining  loan-to-value  ratios for certain mortgage loans, the value of the related mortgaged  property may be based on an appraisal that is up to 24 months old if there is
                                        a  supporting  broker's  price  opinion,  automated  valuation,   drive-by  appraisal  or  other
                                        certification  of value.  If such an appraisal  does not reflect  current market values and such market values have declined,  the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                        See "The  Trusts--Underwriting  Policies"  and  "Certain  Legal  Aspects  of  Mortgage  Loans and
                                        Contracts" in the related base prospectus.

The return on your certificates could   The  Servicemembers  Civil  Relief  Act,  as  amended,  or the Relief  Act,  provides  relief to
be reduced by shortfalls due to the     borrowers who enter active  military  service and to borrowers in reserve  status who are called
Servicemembers Civil Relief Act.        to active  duty  after the  origination  of their  mortgage  loan.  Current  or future  military operations of the United States may increase the number of borrowers who are in active  military service,  including  persons in reserve  status who have been called or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty.  Any resulting  interest  shortfalls are not required to be paid by the borrower at any future time.  The master  servicer  for the  applicable  series of  certificates will not be required to advance  these  shortfalls as delinquent  payments,  and the  shortfalls will not be  covered  by any form of credit  enhancement  on the  certificates  of that  series.
                                        Interest  shortfalls on the mortgage loans included in the trust  established for any series due to the  application of the Relief Act or similar  legislation or regulations  will be applied to reduce the accrued interest on each  interest-bearing  class of certificates of that series on a pro rata basis.

                                        The Relief Act also limits the ability of the servicer to  foreclose  on a mortgage  loan during the  borrower's  period of active  duty and,  in some cases,  during an  additional  three month period  thereafter.  As a result,  there may be delays in payment  and  increased  losses on the mortgage  loans.  Those delays and increased  losses on the mortgage loans included in the trust established  for any series will be borne  primarily by the class of certificates of that series with a certificate principal balance greater than zero with the lowest payment priority.

                                        We do not know how many mortgage  loans have been or may be affected by the  application  of the
                                        Relief Act or similar legislation or regulations.

                                        See   the   definition   of   Accrued   Certificate   Interest   under   "Description   of   the
                                        Certificates--Glossary  of Terms" in this term sheet  supplement  and "Certain  Legal  Aspects of
                                        Mortgage Loans and Contracts--Servicemembers Civil Relief Act" in the related base prospectus.

The return on your certificates may     Losses on mortgage loans may occur due to a wide variety of causes,  including a decline in real
be affected by losses on the mortgage   estate values,  as well as adverse  changes in a borrower's  financial  condition.  A decline in
loans, which could occur due to a       real estate  values or economic  conditions  nationally  or in the regions  where the  mortgaged
variety of causes.                      properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may     One risk of investing  in  mortgage-backed  securities  is created by any  concentration  of the
be particularly sensitive to changes    related  properties  in one or more  geographic  regions.  If the  regional  economy  or housing
in real estate markets in specific      market  weakens  in any region  having a  significant  concentration  of  properties  underlying
regions.                                mortgage  loans  included in the trust  established  for any series,  the mortgage loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related  series of  certificates.  A  region's  economic  condition  and  housing  market may be adversely  affected by a variety of events,  including  natural  disasters such as  earthquakes, hurricanes,  floods and eruptions,  civil  disturbances  such as riots,  by disruptions  such as ongoing  power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region  immediately  affected by the disaster or disturbance.  The properties  underlying the mortgage loans included in any loan group may be
                                        concentrated   in  these  regions.   This   concentration   may  result  in  greater  losses  to
                                        certificateholders than those generally present for similar  mortgage-backed  securities without that concentration.

                                        Several hurricanes, which struck Louisiana,  Alabama,  Mississippi,  Texas and Florida in recent
                                        months, may have adversely affected  mortgaged  properties located in those states.   Generally,
                                        the mortgage pool does not include  mortgage  loans secured by mortgaged  properties  located in the federal  emergency  management  agency ("FEMA")  designated  individual  assistance  zones.
                                        However,  FEMA-designated individual assistance zones are subject to change from time to time by
                                        FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage loans
                                        secured  by  mortgaged  properties  located  in those  areas.   Further, mortgage  loans  in the
                                        mortgage  pool may be secured  by  mortgaged  properties  in FEMA-designated  public  assistance areas,  which  also  may  include  mortgaged  properties  in areas  that  were  affected  by the
                                        hurricanes.   Residential  Funding will make a  representation  and warranty that each mortgaged property  underlying a mortgage loan included in the trust established for any series is free of
                                        damage  and in good  repair  as of the  closing  date  for that  series.   In the  event  that a
                                        mortgaged  property  underlying a mortgage loan included in the trust established for any series is damaged as of the  closing  date for that  series and that  damage  materially and  adversely affects the value of or the interests of the holders of the  certificates  of that series in the related mortgage loan,  Residential  Funding will be required to repurchase the related mortgage
                                        loan from the  trust.   Any such  repurchases  may shorten  the  weighted  average  lives of the certificates  of that series.  We will not know how many  mortgaged  properties  underlying  the mortgage  loans  included  in the  trust  established  for any  series  will have been or may be affected by the hurricanes and therefore whether the payment  experience on any mortgage loan in the mortgage pool for that series will be affected.

The return on your certificates will    Except  as set forth in the  final  term  sheet  for a class of  certificates,  the only  credit
be reduced if losses exceed the         enhancement  for any  class of  senior  certificates  of any  series  will be the  subordination
credit enhancement available to your    provided by the Class M Certificates  and Class B Certificates  of that series (and with respect
certificates.                           to any class of super senior  certificates,  the subordination  provided by the related class or classes of senior support  certificates,  and with respect to any class of insured  certificates of any series,  the credit  enhancement  provided by the financial guaranty insurance policy and any applicable  reserve fund).  The only credit  enhancement for any Class M Certificates of any series will be the subordination  provided by the Class B Certificates and by any class of Class
                                        M  Certificates,  if any,  with a lower  payment  priority  than that class.  You should also be aware that the credit enhancement provided for some types of losses may be limited.

                                        See "Description of the  Certificates--Allocation  of Losses;  Subordination"  in this term sheet supplement.

The value of your certificates may be   If the  performance of the mortgage loans  included in the trust  established  for any series is
reduced if losses are higher than       substantially  worse than assumed by the rating  agencies  rating any class of  certificates  of
expected.                               that series, the ratings of any class of those  certificates may be lowered in the future.  This would  probably  reduce  the value of those  certificates.  None of the  depositor,  the  master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in the   If the master servicer  defaults in its obligations  under the pooling and servicing  agreement,
event of a master servicer default      the master  servicing of the mortgage  loans may be  transferred  to the trustee or an alternate
may increase the risk of payment        master servicer,  as described under "The Pooling and Servicing Agreement - Rights Upon Event of
application errors                      Default" in the related  base  prospectus.  In the event of such a transfer of master  servicing there may be an increased risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an      Some of the mortgage  loans included in the trust  established  for any series may have interest
initial interest only period, which     only periods of varying duration.  During this period,  the payment made by the related borrower
may increase the risk of loss and       will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan
delinquency on these mortgage loans.    balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments  will be made to the  certificates  of the related series from mortgage  loans of this nature during their  interest only period except in the case of a prepayment.

                                        After the initial  interest only period,  the scheduled  monthly payment on these mortgage loans
                                        may  increase,   which  may  result  in  increased   delinquencies  by  the  related  borrowers,
                                        particularly  if interest  rates have  increased  and the  borrower is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not amortizing  during the early years of these  mortgage  loans.  Although  the amount of principal included in each  scheduled  monthly  payment for a traditional  mortgage loan can be relatively small during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.

                                        Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the  mortgage marketplace.  The  performance  of these  mortgage  loans may be  significantly  different  than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers of  refinancing  their mortgage loans with a new mortgage loan, in particular one with an initial  interest  only period,  which may result in higher or lower  prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the related  mortgaged property by the related mortgagor may affect the delinquency and prepayment  experience of these mortgage loans.

 HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes certain      Some of the mortgage  loans may have an LTV ratio at origination in excess of 80% but may not be
loans that may be subject to a higher   insured by a primary mortgage  insurance policy.  Although primary mortgage  insurance policy is
risk of loss                            generally  required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood  that the value of the related  mortgaged  property  would not be  sufficient to satisfy the mortgage loan upon  foreclosure  is greater  for these types of loans,  resulting  in a higher  likelihood  of losses with respect to these types of loans.

 RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a primary       Some of the  mortgage  loans  may have an LTV ratio at  origination  in excess of 80% and may be
mortgage insurer fails to make          insured  by a primary  mortgage  insurance  policy.  If such a mortgage  loan were  subject to a
payments under a primary mortgage       foreclosure and the value of the related  mortgaged  property were not sufficient to satisfy the
insurance policy                        mortgage loan,  payments under the primary mortgage  insurance policy would be required to avoid any  losses,  or to reduce the losses on,  such a  mortgage  loan.  If the  insurer is unable or refuses to pay a claim,  the amount of such losses would be allocated to holders of certificates as realized losses.
 RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain          Some of the mortgage  loans may not be secured  directly by real property but may be cooperative
characteristics that may increase the   loans.  A  cooperative  loan is  secured  by a first  lien on shares  issued by the  cooperative
risk of loss                            corporation that owns the related  apartment  building and on the related  proprietary  lease or
                                        occupancy   agreement   granting   exclusive  rights  to  occupy  a  specific  unit  within  the cooperative.  Cooperative  loans have certain  characteristics  that may increase the likelihood of losses.

                                        The proprietary  lease or occupancy  agreement  securing a cooperative  loan is subordinate,  in most cases,  to any blanket  mortgage on the related  cooperative  apartment  building or on the underlying  land.  If the  cooperative  is unable to meet the  payment  obligations  (i) arising under an underlying  mortgage,  the mortgagee holding an underlying  mortgage could foreclose on that mortgage and terminate all subordinate  proprietary leases and occupancy agreements or (ii)
                                        arising under its land lease,  the holder of the landlord's  interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.
                                        Additionally,   the  proprietary  lease  or  occupancy  agreement  may  be  terminated  and  the cooperative  shares may be cancelled by the cooperative if the  tenant-stockholder  fails to pay maintenance  or other  obligations or charges owed by the  tenant-stockholder.  A default by the tenant-stockholder  under the proprietary lease or occupancy agreement will usually constitute a default  under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a  foreclosure  under a  cooperative  loan,  the  mortgagee  will be subject to certain restrictions  on its ability to transfer the collateral and the use of proceeds from any sale of
                                        collateral.   See  "Certain  Legal  Aspects  of  Mortgage  Loans  and   Contracts--The   Mortgage
                                        Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage loans are      The certificates  offered in each series will represent  interests only in the trust established
the sole source of payments on your     for that series.  The  certificates  do not represent an ownership  interest in or obligation of
certificates.                           the depositor,  the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of  certificates  are not sufficient to make all payments provided for under the pooling and servicing  agreement for that series,  investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.
LIQUIDITY RISKS

You may have to hold your               A secondary  market for your  certificates  may not  develop.  Even if a  secondary  market does
certificates to maturity if their       develop,  it may not continue or it may be illiquid.  Neither the  underwriters  for the related
marketability is limited.               series  nor any  other  person  will  have any  obligation  to make a  secondary  market in your certificates,  and you have no right to request  redemption  of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your securities  readily or at prices that will enable you to  realize a desired  yield.  Illiquidity  can have a severe  adverse  effect on the market value of your certificates.

                                        Any class of offered certificates may experience illiquidity,  although generally illiquidity is more likely for classes that are  especially  sensitive to  prepayment,  credit or interest rate risk, or that have been structured to meet the investment  requirements of limited categories of investors.
BANKRUPTCY RISKS

Bankruptcy proceedings could delay or   The transfer of the mortgage loans from any applicable  seller to the depositor will be intended
reduce distributions on the             by the parties to be and will be  documented  as a sale.  However,  if any seller were to become
certificates.                           bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate  those mortgage loans with the assets of that  seller.  Any such  attempt  could  result in a delay in or reduction of collections on the mortgage loans included in the trust  established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May        If a borrower  becomes  subject to a  bankruptcy  proceeding,  a  bankruptcy  court may  require
Increase the Risk of Loss on a          modifications  of the terms of a mortgage loan without a permanent  forgiveness of the principal
Mortgage Loan.                          amount of the mortgage  loan.  Modifications  have included  reducing the amount of each monthly payment,  changing  the rate of interest and altering the  repayment  schedule.  In addition,  a court having  federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary  default relating to a mortgage loan on the debtor's  residence by paying  arrearages within a reasonable period and  reinstating  the original  mortgage  loan payment  schedule,  even though the lender accelerated  the  mortgage  loan and final  judgment of  foreclosure  had been  entered in state court.  In addition,  under the federal  bankruptcy  law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

 SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield on your certificates will     The yield to  maturity  on each class of offered  certificates  of any series  will  depend on a
vary depending on various factors.      variety of factors, including:

                                        o the rate and timing of  principal  payments on the  mortgage  loans in the related  loan group included in the trust  established  for any series,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                        o the  allocation  of principal  payments on the mortgage  loans in the related loan group among the various classes of offered certificates included in that series;

                                        o realized losses and interest shortfalls on the mortgage loans in the related loan group;

                                        o the pass-through rate for that class; and

                                        o the purchase price of that class.
                                        The rate of  prepayments  is one of the most  important and least  predictable of these factors.
                                        No assurances are given that the mortgage loans will prepay at any particular rate.

                                        In general,  if you purchase a certificate  at a price higher than its  outstanding  certificate principal balance and principal  distributions on your certificate occur faster than you assumed at the time of  purchase,  your  yield will be lower than you  anticipated.  Conversely,  if you purchase a certificate at a price lower than its outstanding  certificate  principal balance and principal  distributions  on that  class  occur  more  slowly  than you  assumed  at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the          Since  mortgagors,  in most cases,  can prepay their  mortgage  loans at any time,  the rate and
mortgage loans will vary depending on   timing of principal  distributions  on the offered  certificates  are highly  uncertain  and are
future market conditions and other      dependent  upon a wide  variety of factors,  including  general  economic  conditions,  interest
factors.                                rates,  the  availability  of  alternative  financing and homeowner  mobility.  Generally,  when market interest rates increase,  borrowers are less likely to prepay their mortgage loans.  This could  result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through  rate on your class of certificates.  On the other hand, when market  interest rates decrease,  borrowers are generally more likely to prepay  their  mortgage  loans.  In addition,  when the mortgage  rates on hybrid mortgage  loans  convert  from fixed  rates to  adjustable  rates,  there may be an  increase in prepayments.  The factors  described  in the  previous  two  sentences  could result in a faster return of  principal  to you at a time when you might not be able to  reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.
                                        Refinancing  programs,  which may involve  soliciting all or some of the mortgagors to refinance their  mortgage  loans,  may  increase the rate of  prepayments  on the  mortgage  loans.  These refinancing  programs may be offered by the master servicer,  any subservicer,  the depositor or their affiliates,  and may include streamlined  documentation programs as well as programs under which a  mortgage  loan is  modified  to reduce the  interest  rate.  Streamlined  documentation programs involve less  verification of underwriting  information than traditional  documentation programs.

                                        See  "Description  of  the  Mortgage   Pool--The  Program"  and  "Certain  Yield  and  Prepayment
                                        Considerations"  in this term sheet supplement and "Maturity and Prepayment  Considerations"  in the related base  prospectus.

The recording of mortgages in the       The mortgages or  assignments of mortgage for all or a portion of the mortgage loans included in
name of MERS may affect the yield on    the trust  established  for any series may have been or may be  recorded in the name of Mortgage
the certificates.                       Electronic  Registration  Systems,  Inc., or MERS,  solely as nominee for the originator and its
                                        successors   and  assigns.   Subsequent   assignments   of  those   mortgages   are   registered
                                        electronically  through the MERS(R)System.  However, if MERS discontinues the MERS(R)System and it becomes  necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses shall be paid by the related trust and will reduce the amount available to pay  principal  of and  interest on the  certificates  included in that series with  certificate principal balances greater than zero with the lowest payment priorities.
                                        The  recording of  mortgages  in the name of MERS is a  relatively  new practice in the mortgage lending  industry.  Public  recording  officers  and others in the  mortgage  industry  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in commencing,  prosecuting and  completing  foreclosure  proceedings  and  conducting  foreclosure  sales of the  mortgaged
                                        properties   could  result.   Those  delays  and  additional  costs  could  in  turn  delay  the distribution  of liquidation  proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                                        For  additional  information  regarding  MERS and the  MERS(R)System,  see  "Description  of the
                                        Mortgage  Pool--General"  and "Certain  Yield and Prepayment  Considerations"  in this term sheet supplement and  "Description  of the  Certificates--Assignment  of Mortgage Loans" in the related base  prospectus.

The yield on your certificates will     The  offered  certificates  of each  class  included  in a  series  will  have  different  yield
be affected by the specific terms       considerations  and different  sensitivities to the rate and timing of principal  distributions.
that apply to that class, discussed     The following is a general discussion of yield  considerations  and prepayment  sensitivities of
below.                                  some of the categories of certificates that may be included in any series.

                                        See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Senior Certificates                     Each Class of Senior  Certificates  will receive  distributions  primarily from the related loan group.  Therefore,  the  yields on the Senior  Certificates  will be  sensitive  to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group.

                                        See  "Description of the  Certificates--Principal  Distributions  on the Senior  Certificates" in
                                        this term sheet supplement.
The yields on the adjustable rate       The interest  rate on any class of  adjustable  rate  certificates  will be based on an interest
certificates may be affected by         rate index plus a margin,  subject to a cap equal to the  weighted  average of the net  mortgage
changes in interest rates               rates on the related  mortgage  loans,  or weighted  average net mortgage  rate cap.  Thus,  the yield to investors on any class of adjustable rate  certificates  will be [extremely]  sensitive to  fluctuations  of the  applicable  interest  rate  index  and be  adversely  affected  by the application of the weighted average net mortgage rate cap.

                                        The  difference  between the weighted net mortgage  rate cap and the  applicable  interest  rate index plus the related  margin will create a shortfall  that will carry  forward  with  interest thereon.  However, these shortfalls will only be payable from [funds otherwise  distributable to another  class of  certificates,  as  specified  in the  final  term  sheet  for  such  class of certificates,] or amounts,  if any, payable pursuant to a yield  maintenance  agreement or other derivative  instrument,  and may remain unpaid on the optional termination date, if the optional termination  is  exercised,  or, if the  optional  termination  is not  exercised,  on the final distribution date for the certificates.

                                        In addition,  because the initial mortgage rates on the related mortgage loans may be lower than the related minimum  mortgage rates,  the weighted  average net mortgage rate cap will initially be  less  than  it  will be  once  the  related  mortgage  loans  have  all  adjusted  to  their fully-indexed  rate.  Therefore,  prior to the month in which all of the related  mortgage loans have adjusted to their fully indexed rate,  there is a greater risk that the  pass-through  rate on the related  adjustable rate certificates may be limited by the weighted average net mortgage rate cap.

Interest Only Certificates              A class of interest only  certificates  included in any series will not be entitled to principal distributions and will receive interest  distributions based on a notional amount,  which may be based on all or a  portion  of the  certificate  principal  balance  of one or more  classes  of
                                        certificates   included  in  the  related  series.   Investors  in  a  class  of  interest  only
                                        certificates  should be aware that the yield on that class will be [extremely]  sensitive to the rate and timing of principal payments on the related class or classes of certificates,  and that rate may fluctuate  significantly  over time. A faster than expected rate of principal  payments on the  related  class or classes of  certificates  will have an adverse  effect on the yield to investors in a class of interest  only  certificates  and could result in their failure to fully recover their initial investments.

Senior Support Certificates             Investors in a class of senior support  certificates of any series should be aware that all or a portion  of losses  on the  mortgage  loans in the  related  loan  group  included  in the trust established for that series otherwise  allocable to the related class or classes of super senior certificates  will be  allocated  to that  class of senior  support  certificates  as and to the extent set forth in the final term sheet for that  series.  Therefore,  the yield to maturity on that class of senior  support  certificates  will be  extremely  sensitive  to losses  otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates               The yield to  investors  in any class of the  subordinated  certificates  of any series  will be sensitive to the rate and timing of losses on the mortgage  loans in all related loan groups for any series,  if those  losses are not covered by a more  subordinate  class of the  subordinated certificates.

                                        It is not expected  that a class of  subordinated  certificates,  other than any class of senior
                                        support   certificates,   will  receive  any  distributions  of  principal  payments  until  the distribution  date set forth in the final  term sheet for a class of  certificates.  On or after that date, all or a  disproportionately  large portion of principal  prepayments on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this  term  sheet  supplement,  and none or a  disproportionately  small  portion  of  principal prepayments  on the  mortgage  loans  in each  loan  group  may be paid  to the  holders  of the subordinated certificates, other than any class of senior support certificates.

                                        As a result,  the weighted  average lives of the  subordinated  certificates  may be longer than would otherwise be the case.

                                        See    "Summary--Credit    Enhancement--Allocation    of   Losses"   and   "Description   of   the
                                        Certificates--Allocation of Losses; Subordination" in this term sheet supplement.
Certificates entitled to prepayment     As set forth in any final  term  sheet  for a class of  certificates,  the  holders  of  certain
charges                                 certificates may be entitled to prepayment  charges  collected in respect of the mortgage loans.
                                        The yield to  maturity  of those  certificates  will depend on the rate and timing of receipt of prepayment  charges  on the  mortgage  loans,  which  are  difficult  to  predict  and which may fluctuate  significantly  over time.  Generally,  each prepayment charge only remains applicable with respect to such mortgage  loan for the limited time periods  specified in the terms of such mortgage  loan.  In addition,  under certain  instances the payment of any otherwise  applicable prepayment  charge may be waived by the master  servicer.  Investors  should  conduct  their own analysis  of the  effect,  if any,  that rate and timing of payment of  prepayment  charges,  or decisions by the master servicer with respect to waiver thereof,  may have on the performance of those certificates  entitled to prepayment  charges.  There can be no assurance as to the timing or amount of collections of prepayment  charges or the effect of prepayment  charges on the rate of  prepayments  on the mortgage  loans.  Further,  some state laws  restrict the  imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible  that  prepayment  charges and late fees may not be  collected  even on mortgage  loans that  provide for the payment of these  charges.  In that event,  these  amounts will not be available for distribution on the certificates entitled to prepayment charges.

                                        See   "Description   of  the  Mortgage  Pool  -  General"  and  "Certain  Yield  and  Prepayment
                                        Considerations"  in this term sheet  supplement and "Certain Legal Aspects of Mortgage Loans and
                                        Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

Certificates related to any yield       As set forth in any final  term  sheet  for a class of  certificates,  the  holders  of  certain
maintenance agreement                   adjustable rate  certificates  may benefit from a series of interest rate cap payments  pursuant to a yield maintenance  agreement.  The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related  certificates  that the  pass-through  rate on their certificates will be lower than the index plus the related margin.

                                        However,  the amount  payable to those  investors  under a yield  maintenance  agreement will be based on a notional amount equal to the lesser of the aggregate  certificate  principal  balance of related  certificates and an amount determined based on an assumed rate of prepayments on the mortgage  loans.  Accordingly,  if prepayments  occur at a slower rate than assumed,  the amount payable on the yield  maintenance  agreement will be less than the amount of interest that would accrue on those  certificates  at the excess of the index  over a certain  rate per annum as set forth in the final term sheet for such class.  In addition,  if the index exceeds a certain rate per annum as set forth in the final  term sheet for such class of  certificates,  no  additional amounts are payable under the yield maintenance  agreement.  Any amount by which the amount paid by the yield maintenance  agreement  provider is less than the difference between the index plus the related  margin and a rate set forth in the final term sheet for such class of  certificates will not be payable from any source on that distribution date or any future distribution date.

                                        Furthermore,  investors under the yield  maintenance  agreement are subject to the risk that the yield  maintenance  agreement  provider  will  default  on  all  or a  portion  of  its  payment obligations under the yield maintenance agreement.

                                                       ISSUING ENTITY

 The  depositor  will  establish a trust with  respect to each series on the closing  date for that  series,  under a series supplement,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of June 20,  2006,  among the  depositor,  the master  servicer  and the trustee,  together  with the series  supplement, referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage loans that in the aggregate  will  constitute a mortgage  pool,  secured by first liens on one- to  four-family  residential properties  with  terms to  maturity  of not more than 30 years.  The  mortgage  pool may be  divided  into two or more loan groups.  The  trust  will not have any  additional  equity.  The  pooling  and  servicing  agreement  for each  series  will authorize the trust to engage only in selling the  certificates  in exchange for the mortgage  loans included in that trust, entering  into and  performing  its  obligations  under the pooling and  servicing  agreement  for that  series,  activities necessary,  suitable  or  convenient  to such  actions  and other  activities  as may be  required  in  connection  with the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling and servicing  agreement will provide that the depositor  assigns to the trustee for the benefit of the certificateholders  without  recourse  all the right,  title and interest of the  depositor  in and to the  mortgage  loans.
Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

        Some capitalized  terms used in this term sheet  supplement have the meanings given below under  "Description of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                    SPONSOR AND MASTER SERVICER

 Residential  Funding  Corporation,  a Delaware  corporation,  buys  residential  mortgage loans under several loan purchase programs  from  mortgage  loan  originators  or sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and  services  mortgage  loans  for its own  account  and for  others.  See "The  Trusts--Mortgage
Collateral  Sellers"  and  "--Qualifications  of  Sellers"  in the  related  base  prospectus  for a general  description  of applicable  seller/servicer  eligibility  requirements.  Residential Funding  Corporation's  principal executive offices are located  at 8400  Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  Its  telephone  number is (952)
857-7000.  Residential  Funding  Corporation  conducts  operations  from its  headquarters  in Minneapolis  and from offices located primarily in California,  Texas,  Maryland,  Pennsylvania and New York. Residential Funding Corporation finances its operations primarily through its securitization program.

        Residential  Funding  Corporation  was  founded  in 1982 and began  operations  in 1986,  acquiring,  servicing  and securitizing  residential  jumbo  mortgage  loans  secured by first  liens on one- to  four-family  residential  properties.
General Motors Acceptance  Corporation  purchased  Residential  Funding  Corporation in 1990. In 1995,  Residential  Funding
Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in the  related  base  prospectus.  Residential  Funding  Corporation  also began to acquire and service  both  closed-end  and revolving loans secured by second liens and subprime loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

              The  following  tables  set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of mortgage loans  sponsored by Residential  Funding  Corporation  for the past five years and for the three months ended March
31, 2006.  Residential  Funding  Corporation  sponsored  approximately  $23.9 billion and $2.4 billion in initial  aggregate principal  amount of  mortgage-backed  securities in the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Corporation sponsored  approximately $52.1 billion and $2.4 billion in  initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2005  calendar  year  backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior
Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.
Sponsor Securitization Experience

                                                             FIRST LIEN MORTGAGE LOANS
                                                                                                                                  THREE       MONTHS
  VOLUME BY PRINCIPAL BALANCE           2001         2002                2003               2004               2005               ENDED 3/31/06
Prime Mortgages (1)               $16,387,846,100    $16,177,753,813     $18,964,072,062    $11,953,278,792    $24,149,038,614        $7,135,030,878
Non-Prime Mortgages (2)           $7,566,949,253     $15,475,700,554     $27,931,235,627    $24,408,531,445    $27,928,496,334        $8,748,631,665
Total                             $23,954,795,353    $31,653,454,367     $46,895,307,689    $36,361,810,237    $52,077,534,948       $15,883,662,543
Prime Mortgages (1)                          68.41%              51.11%             40.44%             32.87%             46.37%              44.92%
Non-Prime Mortgages (2)                      31.59%              48.89%             59.56%             67.13%             53.63%              55.08%
Total                                       100.00%             100.00%            100.00%            100.00%            100.00%             100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                          98.71%             (1.28)%             17.22%           (36.97)%            102.03%            (70.45)%
Non-Prime Mortgages (2)                       2.60%             104.52%             80.48%           (12.61)%             14.42%            (68.67)%
Total Volume                                 53.34%              32.14%             48.15%           (22.46)%             43.22%            (69.50)%

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                                     THREE MONTHS
  VOLUME BY PRINCIPAL BALANCE           2001               2002                2003               2004               2005           ENDED 3/31/06
Prime Mortgages (1)               $2,438,519,235     $2,875,005,049     $3,207,008,585      $2,085,015,925     $2,409,506,573         $1,129,885,236
Non-Prime Mortgages (2)                         -                  -                  -                   -                  -                  -
Total                             $2,438,519,235     $2,875,005,049     $3,207,008,585      $2,085,015,925     $2,409,506,573         $1,129,885,236
Prime Mortgages (1)                         100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages (2)                       0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                        (12.07)%             17.90%              11.55%           (34.99)%             15.56%            (53.11)%
Non-Prime Mortgages (2)                         -                  -                  -                   -                  -                  -
Total Volume                               (12.07)%             17.90%              11.55%           (34.99)%             15.56%            (53.11)%

                                                             FIRST LIEN MORTGAGE LOANS
                                                                                                                                     THREE MONTHS
   VOLUME BY NUMBER OF LOANS            2001               2002                2003               2004               2005           ENDED 3/31/06
Prime Mortgages (1)                          57,758   68,077             86,166              55,773             91,631                        26,911
Non-Prime Mortgages (2)            71,443             136,789            200,446             170,696            173,796                       51,369
Total                              129,201            204,866            286,612             226,469            265,427                       78,280
Prime Mortgages (1)                          44.70%             33.23%              30.06%             24.63%             34.52%              34.38%
Non-Prime Mortgages (2)                      55.30%             66.77%              69.94%             75.37%             65.48%              65.62%
Total                                       100.00%            100.00%             100.00%            100.00%            100.00%             100.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          56.78%             17.87%              26.57%           (35.27)%             64.29%            (70.63)%
Non-Prime Mortgages (2)                     (5.21)%             91.47%              46.54%           (14.84)%              1.82%            (70.44)%
Total                                        15.14%             58.56%              39.90%           (20.98)%             17.20%            (70.51)%

JUNIOR LIEN MORTGAGE LOANS
           Volume by                                                                                                                 Three Months
        Number of Loans                  2001               2002               2003                2004               2005          Ended 3/31/06
Prime Mortgages (1)                           62,952             73,188              84,962             51,614             53,071              23,376
Non-Prime Mortgages (2)                            -                  -                   -                  -                  -                   -
Total                                         62,952             73,188              84,962             51,614             53,071              23,376

Prime Mortgages (1)                          100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages (2)                        0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                         (16.49)%             16.26%              16.09%           (39.25)%              2.82%            (55.95)%
Non-Prime Mortgages (2)                            -                  -                   -                  -                  -                   -
Total                                       (16.49)%             16.26%              16.09%           (39.25)%              2.82%            (55.95)%
________________________
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
      Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

MASTER SERVICER SERVICING EXPERIENCE

           The following tables set forth the annual or quarterly average  outstanding  principal balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential  Funding  Corporation for the past five years and for the three months ended March 31, 2006,  and the annual or quarterly  average number of such loans for the same period,  as  applicable.  Residential  Funding  Corporation  was the master  servicer of a  residential  mortgage  loan portfolio of approximately $67.8 billion and $3.5 billion in average  outstanding  principal amount during the 2001 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Corporation was the master  servicer of a  residential  mortgage  loan  portfolio of  approximately  $101.9  billion and $5.5 billion in average  outstanding  principal  during the 2005 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior  Year"  represent  the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                            MASTER SERVICER SERVICING EXPERIENCE

                                                               FIRST LIEN MORTGAGE LOANS
 VOLUME BY AVERAGE OUTSTANDING                                                                                                      THREE MONTHS ENDED
       PRINCIPAL BALANCE                2001                2002               2003               2004                2005               3/31/06

                                                                                                                                   --------------------
Prime Mortgages (1)                $51,374,446,489    $43,282,264,857     $33,749,084,171     $32,453,682,854   $47,935,800,813    $55,376,887,386
Non-Prime Mortgages (2)            $16,429,992,363    $24,910,565,613     $39,334,697,127    $50,509,138,736    $53,938,083,312    $59,169,752,919
Total                              $67,804,438,852    $68,192,830,470     $73,083,781,298    $82,962,821,591    $101,873,884,125   $114,546,640,305
Prime Mortgages (1)               75.77%             63.47%              46.18%             39.12%             47.05%                           48.34%
Non-Prime Mortgages (2)           24.23%             36.53%              53.82%             60.88%             52.95%                           51.66%
Total                             100.00%            100.00%             100.00%            100.00%            100.00%                         100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)               (3.91)%            (15.75)%            (22.03)%           (3.84)%            47.71%                           15.52%
Non-Prime Mortgages (2)           27.94%             51.62%              57.90%             28.41%             6.79%                             9.70%
Total Based on Average
Outstanding Principal Balance     2.26%              0.57%               7.17%              13.52%             22.79%              12.44%

                                                              JUNIOR LIEN MORTGAGE LOANS
VOLUME  BY  AVERAGE  OUTSTANDING                                                                                                    THREE MONTHS ENDED
PRINCIPAL BALANCE                 2001               2002                2003               2004                      2005               3/31/06
Prime Mortgages (1)                  $3,512,887,567      $4,102,615,571     $4,365,319,862     $5,135,640,057      $5,476,133,777        $6,153,955,916
Non-Prime Mortgages (2)            $              0   $               0   $              0   $              0   $               0  $                  0
Total                                 3,512,887,567      $4,102,615,571     $4,365,319,862     $5,135,640,057      $5,476,133,777         6,153,955,916
Prime Mortgages (1)                         100.00%             100.00%            100.00%            100.00%             100.00%              100.00%
Non-Prime Mortgages (2)                       0.00%               0.00%              0.00%              0.00%               0.00%                0.00%

Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          13.85%              16.79%              6.40%             17.65%               6.63%               12.38%
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                -
Total Based on Average
Outstanding Principal Balance                13.85%              16.79%              6.40%             17.65%               6.63%               12.38%

                                                               FIRST LIEN MORTGAGE LOANS
Volume  by  Average   Number  of                                                                                                    THREE MONTHS ENDED
Loans                             2001               2002                2003               2004               2005                      3/31/06

Prime Mortgages (1)                         237,946             202,938            168,654            156,745             201,903               225,750

Non-Prime Mortgages (2)                     168,058             242,625            341,863            414,639             411,550               436,089

Total                                       406,004             445,563            510,517            571,384             613,453               661,839
Prime Mortgages (1)                          58.61%              45.55%             33.04%             27.43%              32.91%                34.11%
Non-Prime Mortgages (2)                      41.39%              54.45%             66.96%             72.57%              67.09%                65.89%
Total                                       100.00%             100.00%            100.00%            100.00%             100.00%               100.00%

Percentage Change from
Prior Year (3)
Prime Mortgages (1)                         (6.59)%            (14.71)%           (16.89)%            (7.06)%              28.81%                11.81%
Non-Prime Mortgages (2)                      28.76%              44.37%             40.90%             21.29%             (0.74)%                 5.96%
Total  Based on  Average  Number
of Loans                                      5.39%               9.74%             14.58%             11.92%               7.36%                 7.89%

(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
      Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

                                                             JUNIOR LIEN MORTGAGE LOANS
VOLUME BY  PERCENTAGE OF AVERAGE                                                                                                     THREE MONTHS
NUMBER OF LOANS                         2001                2002               2003               2004                2005           ENDED 3/31/06
Prime Mortgages (1)                         104,044             118,773            127,833            147,647             143,713            156,161
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                  -
Total                                       104,044             118,773            127,833            147,647             143,713            156,161
Prime Mortgages (1)                         100.00%             100.00%            100.00%            100.00%             100.00%            100.00%
Non-Prime Mortgages (2)                       0.00%               0.00%              0.00%              0.00%               0.00%              0.00%
Percentage Change from
Prior Year(3)
Prime Mortgages (1)                          22.78%              14.16%              7.63%             15.50%             (2.66)%              8.66%
Non-Prime Mortgages (2)                           -                   -                  -                  -                   -                  -
Total  Based on  Average  Number
of Loans                                     22.78%              14.16%              7.63%             15.50%             (2.66)%              8.66%

============================================================================================================================
(1)   Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
      Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)   Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)   Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding  Corporation's overall procedures for originating and acquiring mortgage loans are described under
"Description  of the  Mortgage  Pool - The  Program"  in this  term  sheet  supplement.  Residential  Funding  Corporation's material role and  responsibilities  in this  transaction,  including as master servicer,  are described in the related base prospectus under "The Trusts - Qualification  of Sellers" and "The Trusts - Repurchases of Mortgage  Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

        Residential Funding Corporation's  wholly-owned  subsidiary,  Homecomings  Financial Network,  Inc., or Homecomings,
originated  and sold to  Residential  Funding  Corporation  certain of the mortgage loans included in the mortgage pool. See
"Affiliations  Among  Transaction  Parties,"  "Description  of the Mortgage Pool -  Originators"  and "Pooling and Servicing
Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

                                           AFFILIATIONS AMONG TRANSACTION PARTIES

 The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                              -------------------------------           --------------------------------
                              Residential Funding Corporation           Residential Accredit Loans, Inc.
                               (Sponsor and Master Servicer)                    (Depositor)
                              -------------------------------           --------------------------------
                                            |
                                            |
                              -------------------------------
                               Homecomings Financial Network
                                       (Subservicer)
                              -------------------------------

                                                  DESCRIPTION OF THE MORTGAGE POOL

 GENERAL

 The  mortgage  pool will consist of hybrid  adjustable  rate  mortgage  loans,  divided  into one or more loan groups.  The mortgage  loans are  secured  by first  liens on fee  simple  or  leasehold  interests  in one- to  four-family  residential properties. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years.

        Some mortgage loans may consist of hybrid  adjustable-rate  first lien mortgage  loans which had principal  balances at origination which were less than or equal to the conforming  balance.  The conforming  balance for mortgage loans secured by a single family property is $359,650 for all mortgage loans other than those  originated in Alaska and Hawaii,  for which it is  $539,475.  For two-,  three- and four-  family  properties  the maximum  balance is  $460,400,  $556,500 or $691,600, respectively,  or $690,600,  $834,750 and  $1,037,400,  respectively,  if the property is located in Alaska or Hawaii.  Some mortgage  loans  will  consist  of hybrid  adjustable-rate  first  lien  mortgage  loans  which had  principal  balances  at origination which were less than, equal to or greater than the conforming balance.

        All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus,  or from HomeComings  Financial Network,  Inc., a wholly-owned  subsidiary of the master servicer, or other affiliated sellers.

        The mortgage  loans  included in the trust for any series will be selected for  inclusion in the mortgage  pool from among mortgage loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the sponsor's assessment of investor preferences and rating agency criteria.

        The depositor  and  Residential  Funding will make certain  limited  representations  and  warranties  regarding the mortgage  loans  included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its  representations  and warranties with respect to that mortgage loan occurs,  if such breach materially and adversely  affects the interests of the  certificateholders  of that series in any of those mortgage loans.  Residential Funding will not assign to the depositor,  and consequently the depositor will not assign to the trustee for the benefit of the  certificateholders,  any of the  representations  and warranties made by the mortgage collateral  sellers or the right to require the related mortgage  collateral  seller to repurchase any such mortgage loan if a breach  of any of its  representations  and  warranties  occurs.  Accordingly,  the only  representations  and  warranties regarding  the  mortgage  loans  included in the trust  established  for any series that will be made for the benefit of the certificateholders  of that series will be the limited  representations  and warranties made by Residential  Funding and the depositor described in this paragraph. See "The  Trusts--Representations  with Respect to Mortgage Collateral" in the related base prospectus.

        The original  mortgages for some of the mortgage loans included in the trust  established  for any series have been, or in the  future may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of  Mortgage  Electronic
Registration  Systems,  Inc., or MERS,  solely as nominee for the originator and its successors and assigns,  and subsequent assignments  of those  mortgages  have  been,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage loan,  and  subsequent  assignments of the mortgage were, or in the future may be, at the sole discretion  of the master  servicer,  registered  electronically  through the MERS(R)System.  With  respect to each of these mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding  the recording  of mortgages in the name of MERS see "Certain  Yield and  Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

        A certain  percentage  of the mortgage  loans may provide for payment of a prepayment  charge.  With respect to some of these  mortgage  loans,  the  prepayment  charge  provisions  provide  for  payment of a  prepayment  charge for  partial prepayments  and full  prepayments  made within a certain  period  following the  origination  of that mortgage  loan, in an amount not to exceed the maximum  amount  permitted by state law. The amount of the  applicable  prepayment  charge,  to the extent permitted under applicable law, is as provided in the related  mortgage note.  Applicable law may impose  limitations on the  amount of the  prepayment  charge or render  such  prepayment  charge  unenforceable.  In  addition,  under  certain circumstances  the master servicer may waive a prepayment  charge.  To the extent provided in a final term sheet for a class of  certificates,  the holders of a specified class of certificates  may be entitled to all prepayment  charges  received on the mortgage  loans.  In any event,  these  amounts  will not be  available  for  distribution  on any of the other  offered certificates.  See  "Description  of  Certificates  - Prepayment  Charges" in this term sheet  supplement and "Certain Legal
Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

        In  connection  with  mortgage  loans  secured by a  leasehold  interest,  if any,  Residential  Funding  shall have represented  to the  depositor  that,  among other things:  the use of leasehold  estates for  residential  properties is an accepted  practice  in the area  where  the  related  mortgaged  property  is  located;  residential  property  in such area consisting  of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any provision of such lease;  the leasehold is in full force and effect and is not subject to any prior lien or  encumbrance  by which the leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

        A  portion  of the  mortgage  loans  included  in the  trust  established  for  any  series  may be  subject  to the
Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the closing  date for that  series,  and none of the mortgage loans included in the trust  established for any series will be loans that,  under applicable state or local law in effect at the time of  origination  of the loan,  are  referred  to as (1) "high cost" or  "covered"  loans or (2) any other similar  designation if the law imposes greater  restrictions or additional  legal liability for residential  mortgage loans
with  high  interest   rates,   points  and/or  fees.   See  "Certain   Legal   Aspects  of  Mortgage   Loans--The   Mortgage
Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

        A portion of the mortgage loans included in the trust  established  for any series may be 30 days or more delinquent in  payment  of  principal  and  interest.  For a  description  of the  methodology  used to  categorize  mortgage  loans as delinquent, see "--Static Pool Information" below.

        A portion of the mortgage loans included in the trust  established for any series may be Buy-Down  Mortgage Loans or mortgage loans that have been made to an international borrower.

        Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust established for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit  Scores are  obtained by many mortgage  lenders  in  connection  with  mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by Residential  Funding after the origination of a mortgage loan if the seller does not provide to  Residential  Funding a Credit  Score.  Credit Scores are obtained  from credit  reports  provided by various credit reporting  organizations,  each of which may employ differing computer models and methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time,  using  objective  information  currently on file for the  borrower  at a  particular  credit  reporting  organization.  Information  utilized  to  create a Credit  Score may include,  among other things,  payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately
840, with higher scores  indicating an individual  with a more  favorable  credit history  compared to an individual  with a lower  score.  However,  a Credit  Score  purports  only to be a  measurement  of the  relative  degree  of risk a  borrower represents  to a lender,  i.e.,  a borrower  with a higher score is  statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit Scores were  developed to indicate a level of  default  probability  over a  two-year  period,  which  does not  correspond  to the  life of a  mortgage  loan.
Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in  general,  and assess  only the  borrower's  past  credit  history.  Therefore,  a Credit  Score does not take into consideration the differences  between mortgage loans and consumer loans generally,  or the specific  characteristics of the related  mortgage  loan,  for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no assurance  that the Credit  Scores of the  mortgagors  will be an accurate  predictor of the  likelihood  of repayment  of the mortgage  loans  included in the trust  established  for any series or that any  mortgagor's  Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

        A portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a prepayment  charge for partial  prepayments  and  prepayments  in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years following the  origination  of such mortgage loan.  The amount of the  prepayment  charge is generally  equal to six months'
advance  interest on the amount of the prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month period  immediately  preceding the date of prepayment,  exceeds twenty percent (20%) of the original principal amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established  for any series will not be  available  for  distribution  on the  certificates  included  in that  series.  See  "Certain  Yield and  Prepayment
Considerations"  in this term sheet  supplement  and  "Certain  Legal  Aspects of the  Mortgage  Loans--Default  Interest and
Limitations on Prepayments" in the related base prospectus.

        STATIC POOL INFORMATION

 Current static pool data with respect to mortgage  loans  serviced by  Residential  Funding is available on the internet at
www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information  presented  under "RALI" as the  issuer/shelf  and "QA" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans  included  in the  mortgage  pool  for any  series,  based on  underwriting  criteria  and  credit  quality,  and that information  is referred to in this term sheet  supplement  as Static  Pool Data.  Static Pool Data that  relates to periods prior to  January  1,  2006,  will not  form  part of this  term  sheet  supplement,  the  accompanying  prospectus,  or the registration statement relating to the offered certificates.

        As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next  following  monthly  scheduled due date;  "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage  loan falls into these  categories  is made as of the close of  business  on the last  business  day of each month.
Grace periods and partial payments do not affect these determinations.

        From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly  payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally such borrowers make payments under the modified terms for a trial period,  before the modifications  become final. During any such trial period,  delinquencies are reported based on the mortgage  loan's  original  payment terms.  The trial period is designed to evaluate both a borrower's desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment obligation.  The trial  period  generally  may extend to up to six  months  before a  modification  is  finalized.  Once the modifications  become final  delinquencies  are reported based on the modified terms.  Generally if a borrower fails to make payments  during a trial  period,  the  mortgage  loan goes into  foreclosure.  Historically,  the master  servicer  has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

        Charge-offs  are taken only when the master  servicer  has  determined  that it has  received  all  payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

        There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the  results  that may be  experienced  with  respect to the  mortgage  loans  included  in the trust established for any series.

        MORTGAGE RATE ADJUSTMENT

 The  mortgage  rates on some of the  mortgage  loans will remain  fixed for an initial  period and  thereafter  will adjust semi-annually  to a rate equal to the sum of an index and the note margin set forth in the related  mortgage  note,  subject to certain limitations.
        In the event that the  related  index  specified  in a mortgage  note is no longer  available,  an index  reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

        The amount of the monthly  payment on each mortgage loan will generally be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month  following  the  month in which the  adjustment  date  occurs to equal the  amount necessary to pay interest at the  then-applicable  mortgage  rate and to fully  amortize the  outstanding  stated  principal balance of each  mortgage  loan over its  remaining  term to stated  maturity.  As of the cut-off  date,  some or all of the mortgage  loans may have not yet reached  their first  adjustment  date.  The mortgage  loans will have  various  adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

        The initial  mortgage rate in effect on a mortgage loan generally  will be lower,  and may be  significantly  lower, than the mortgage  rate that would have been in effect based on the related  index and note  margin.  Therefore,  unless the related index declines  after  origination  of a mortgage  loan,  the related  mortgage rate will generally  increase on the first  adjustment  date  following  origination  of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments  following  adjustments of the  mortgage  rate.  Mortgage  loans that have the same  initial  mortgage  rate may not always  bear  interest at the same mortgage rate because these  mortgage  loans may have  different  adjustment  dates,  and the mortgage  rates  therefore may reflect  different related index values,  note margins,  maximum mortgage rates and minimum mortgage rates. The Net Mortgage
Rate with respect to each  mortgage  loan as of the cut-off  date will be set forth in the related  mortgage  loan  schedule attached to the pooling and servicing agreement.

        Because of the periodic  rate caps and the  generally  lower  initial  mortgage  rates on the mortgage  loans,  in a rising  interest rate  environment  the mortgage rate on the  adjustable  rate mortgage  loans may be lower than  prevailing mortgage  rates for an extended  period of time and therefore the related  Senior Net WAC Rate and Class M Net WAC Rate will initially  be less than it would have been if all of the related  mortgage  loans  already  adjusted to their  fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

 Subject to limited  exceptions,  each of the  mortgage  loans  included  in the trust  established  for any series  will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard  insurance  policy.
In addition,  subject to limited exceptions,  and to the best of the depositor's  knowledge,  each mortgage loan included in the trust  established  for any  series  with an LTV ratio at  origination  in  excess of 80% will be  insured  by a primary mortgage insurance policy,  which is referred to as a primary insurance policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the  mortgage  loan at origination  if the LTV ratio is  between  90.00%  and  85.01%,  and at least 12% of the  balance  of the  mortgage  loan at origination if the LTV ratio is between 85.00% and 80.01%.

        The primary  insurers  for the  mortgage  loans  included  in the trust for each  series  will have a claims  paying ability  acceptable,  as of the cut-off date for that series,  to the rating  agencies that have been  requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the depositor,  the issuing  entity or the  underwriters.  See "Insurance  Policies on Mortgage Loans or Contracts"
in the related base prospectus.

        THE PROGRAM

 General.  Residential Funding,  under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not qualify  for other  first  mortgage  purchase  programs  such as those run by Fannie  Mae or Freddie  Mac or by  Residential
Funding in connection with securities  issued by the  depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
Inc.  However,  a portion of the  mortgage  loans under the program may qualify for the Fannie Mae or Freddie Mac  programs.
Examples of mortgage  loans that may not qualify for such programs  include  mortgage  loans  secured by non-owner  occupied properties,  mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on borrowings to income are higher than for those other  programs.  Borrowers may be  international  borrowers.
The mortgage  loans also include  mortgage  loans secured by parcels of land that are smaller or larger than the average for these  types of loans,  mortgage  loans with higher LTV ratios than in those other  programs,  and  mortgage  loans with LTV ratios  over  80% that do not  require  primary  mortgage  insurance.  See  "--Program  Underwriting  Standards"  below.  The inclusion of those mortgage  loans may present  certain risks that are not present in those other  programs.  The program is administered by Residential Funding on behalf of the depositor.

        Qualifications of Program Sellers.  Each Expanded  Criteria Program Seller has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's  Expanded Criteria Seller Guide, or the Seller Guide. See "The
Trusts--Qualifications of Sellers" in the related base prospectus.

        Program  Underwriting  Standards.  In accordance  with the Seller Guide,  the Expanded  Criteria  Program  Seller is
required to review an application  designed to provide to the original lender  pertinent credit  information  concerning the mortgagor.  As part of the  description  of the  mortgagor's  financial  condition,  each  mortgagor  is required to furnish information,  which may have been supplied solely in the application,  regarding its assets, liabilities,  income (except as described  below),  credit  history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes  the  borrower's  credit  history  with local  merchants  and  lenders and any record of  bankruptcy.  The mortgagor  may also be required to authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings accounts.  In the case of non-owner  occupied  properties,  income derived from the mortgaged property may be considered  for  underwriting  purposes.  For mortgaged  property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

        Based on the data provided in the application and certain  verifications,  if required,  a determination  is made by the  original  lender that the  mortgagor's  monthly  income,  if required to be stated,  will be  sufficient  to enable the mortgagor to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the  property,  including property taxes,  utility costs,  standard hazard insurance and other fixed obligations.  Generally,  scheduled payments on a mortgage  loan during the first year of its term plus taxes and insurance and all  scheduled  payments on  obligations  that extend beyond ten months,  including those mentioned  above and other fixed  obligations,  must equal no more than specified percentages  of the  prospective  mortgagor's  gross income.  The  originator  may also consider the amount of liquid assets available to the mortgagor after origination.

        Certain of the mortgage loans have been originated  under "reduced  documentation"  or "no stated income"  programs, which require less  documentation and verification than do traditional "full  documentation"  programs.  Generally,  under a
"reduced  documentation"  program,  no verification of a mortgagor's stated income is undertaken by the originator.  Under a
"no stated  income"  program,  certain  borrowers  with  acceptable  payment  histories  will not be required to provide any information  regarding income and no other  investigation  regarding the borrower's  income will be undertaken.  Under a "no income/no  asset"  program,  no  verification  of a  mortgagor's  income or  assets is  undertaken  by the  originator.  The underwriting  for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged  property and the
LTV ratio at origination.

        The  adequacy of the  mortgaged  property as security  for  repayment  of the related  mortgage  loan  generally  is determined by an appraisal in accordance with appraisal procedure guidelines  described in the Seller Guide.  Appraisers may be staff appraisers  employed by the originator.  The appraisal procedure  guidelines  generally require the appraiser or an agent on its behalf to  personally  inspect the property and to verify  whether the property is in good  condition  and that construction,  if new, has been  substantially  completed.  The  appraiser is required to consider a market data analysis of recent  sales of  comparable  properties  and,  when deemed  applicable,  an  analysis  based on income  generated  from the property,  or  replacement  cost analysis based on the current cost of  constructing  or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the  appraised  value as  indicated  on a review  appraisal  conducted by the mortgage collateral seller or originator.

        Prior to assigning the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the  underwriting information  provided by the  mortgage  collateral  sellers for most of the mortgage  loans and, in those cases,  determined that the  mortgage  loans  were  generally  originated  in  accordance  with or in a manner  generally  consistent  with the underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information  by  Residential  Funding was performed  using an automated  underwriting  system.  Any determination  described above using an automated  underwriting  system will only be based on the  information  entered into the  system and the  information  the  system is  programmed  to  review.  See "The  Trusts--Underwriting  Policies--Automated
Underwriting" in the related base prospectus.

        Because of the program  criteria and  underwriting  standards  described  above,  the mortgage  loans may experience greater rates of  delinquency,  foreclosure  and loss than mortgage loans  required to satisfy more  stringent  underwriting standards.

        Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The  applicable  servicer  sends  monthly  invoices to borrowers.  In some cases,  borrowers  are  provided  with coupon  books  annually,  and no  invoices  are sent  separately.
Borrowers  may elect for monthly  payments to be deducted  automatically  from  deposit  accounts  and may make  payments by various means,  including online transfers,  phone payment and Western Union quick check,  although an additional fee may be charged for these  payment  methods.  Borrowers  may also elect to pay one half of each monthly  payment  amount every other week, in order to accelerate the amortization of their loans.

        UNDERWRITING STANDARDS

 All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting  criteria of Residential
Funding  described under "--The Program" in this term sheet  supplement.  Residential  Funding will review each mortgage loan for compliance with its  underwriting  standards prior to purchase as described under "The Trusts - Underwriting  Policies -
Automated Underwriting" in the related base prospectus.

        The applicable  underwriting  standards include a set of specific  criteria by which the underwriting  evaluation is made.  However,  the  application of the  underwriting  standards does not imply that each specific  criterion was satisfied individually.  Rather,  a mortgage loan will be considered to be originated in accordance  with the  underwriting  standards described  above  if,  based  on an  overall  qualitative  evaluation,  the  loan  is in  substantial  compliance  with  the underwriting  standards.  For  example,  a  mortgage  loan may be  considered  to  comply  with the  underwriting  standards described above, even if one or more specific criteria included in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

        ADDITIONAL INFORMATION

 Prior to the issuance of the offered  certificates,  Residential  Funding  Corporation  may remove  mortgage loans from the mortgage  pool as a result of  incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy certain  characteristics.  Residential  Funding Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

        A current  report on Form 8-K will be available to purchasers of the offered  certificates  and will be filed by the issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the  Securities  and Exchange
Commission within fifteen days after the initial issuance of the offered certificates.

                                                    DESCRIPTION OF THE CERTIFICATES

 GENERAL

 The trust will issue  certificates  pursuant to the pooling and servicing  agreement.  The certificates  consist of certain publicly offered classes of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes  of  Class B  Certificates  which  are not  publicly  offered.  The  various  classes  of Class A  Certificates  are collectively  referred  to as the Class A  Certificates.  The  various  classes  of Class R  Certificates  are  referred  to collectively  as the  Class  R, or  Residual,  Certificates.  The  various  classes  of  Class A  Certificates  and  Class R
Certificates are collectively  referred to as the Senior  Certificates.  In addition to the Senior  Certificates,  except as is otherwise set forth in any final term sheet  supplement  for that series,  each series of  certificates  will include six classes of  subordinate  certificates  which are designated as the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and
Class B-3  Certificates,  collectively  referred to as the  subordinated  certificates.  Those classes of certificates  that have a pass-through rate based on an index, such as LIBOR, plus a related  pass-through  margin are referred to collectively as Adjustable Rate  Certificates.  See "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The  certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the related trust will consist of:

o the mortgage loans;

o the cash  deposited  in respect of the  mortgage  loans  transferred  to that trust in the  Custodial  Account  and in the
                Certificate Account and belonging to the trust;

o property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o any applicable primary insurance policies and standard hazard insurance policies;

o a yield maintenance agreement, if applicable; and

o all proceeds of any of the foregoing.

                Except as is otherwise set forth in the  prospectus  supplement  for that series,  the Senior  Certificates, other than the  Residual  Certificates,  and the Class M  Certificates  identified  in the final term sheet for any class of offered  certificates will be available only in book-entry form through facilities of The Depository Trust Company,  or DTC, and are collectively referred to as the DTC registered certificates.

        The DTC registered  certificates  of any series will be represented  by one or more  certificates  registered in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate  of any class in fully registered  form, or a definitive  certificate,  except as described in this term sheet supplement under  "--Book-Entry
Registration  of Certain of the Offered  Certificates--Definitive  Certificates."  Unless and until  definitive  certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

o all references to actions by  certificateholders  with respect to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o all references in this term sheet supplement to distributions,  notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions,  notices, reports and statements to
                DTC or Cede & Co.,  as the  registered  holder  of the DTC  registered  certificates,  for  distribution  to beneficial owners by DTC in accordance with DTC procedures.

                GLOSSARY OF TERMS

 The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

        ACCRUED  CERTIFICATE  INTEREST-- With respect to any distribution date and any class of offered  certificates of any series,  an amount equal to, in the case of each class of offered  certificates of that series,  interest accrued during the related Interest Accrual Period on the Certificate  Principal  Balance of the certificates of that class  immediately  prior to that  distribution  date at the related  pass-through  rate on that class for that  distribution  date; in each case less interest  shortfalls on the mortgage loans included in the trust established for that series, if any,  allocated thereto for that  distribution  date to the  extent  not  covered,  with  respect to the Senior  Certificates  for that  series,  by the subordination  provided by the related  Class B  Certificates  and Class M  Certificates  and,  with  respect to the Class M
Certificates to the extent not covered by the  subordination  provided by the related Class B Certificates  and any class or classes of Class M Certificates having a lower payment priority, including in each case

(i) any Prepayment  Interest  Shortfall for the related loan group included in the trust  established for that series to the extent not covered by the master servicer as described in this term sheet  supplement  under  "Description of the
           Certificates--Interest Distributions";

(ii) the interest  portions of Realized Losses for the related loan group,  including  Excess Special Hazard Losses,  Excess
           Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary  Losses  included in the trust  established for that series not allocated through subordination;

(iii) the interest portion of any Advances that were made with respect to delinquencies  for the related loan group included in the trust  established  for that series that were  ultimately  determined to be Excess  Special Hazard Losses,
           Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv) any other interest  shortfalls for the related loan group included in the trust established for that series not covered by the  subordination  provided by the related Class M Certificates or Class B Certificates,  including  interest shortfalls  relating to the Servicemembers  Civil Relief Act, as amended,  or similar legislation or regulations, all allocated as described below.

The related Senior  Percentage of such  reductions in the case of the related loan group will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued  Certificate  Interest that would have been  payable  from the related  loan group on that  distribution  date absent  these  reductions.  The  remainder  of these reductions  will be allocated  among the holders of the Class M Certificates  and Class B Certificates  in proportion to the respective  amounts of Accrued  Certificate  Interest  that would have been payable on that  distribution  date absent these reductions.  In the case of each class of Class M Certificates,  Accrued Certificate  Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto,  if any, as described below under  "--Allocation of Losses;  Subordination."  Accrued  Certificate  Interest  on each  class of Senior  Certificates  of any  series  will be distributed on a pro rata basis.

 ADVANCE-- As to any mortgage loan and any  distribution  date,  an amount equal to the  scheduled  payment of principal and interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

        AVAILABLE  DISTRIBUTION AMOUNT-- With respect to any distribution date and each loan group as determined  separately for each loan group, an amount equal to the aggregate of:

o the aggregate amount of scheduled  payments on the mortgage loans included in the related loan group  established for that series due during the related Due Period and received on or prior to the related  determination  date, after deduction of the related master  servicing fees and any subservicing  fees, which are collectively  referred to as the servicing fees;

o all  unscheduled  payments on the mortgage loans included in the related loan group for that series,  including  mortgagor prepayments,  Insurance Proceeds,  Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and  substitutions  for the  mortgage  loans in the related  loan group  occurring  during the  preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

o all  Advances  for the related  loan group for that series made for that  distribution  date,  in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

o any  additional  amounts to be included in the Available  Distribution  Amount with respect to such loan group pursuant to the first paragraph of clause (b) under "--Principal Distributions on the Senior Certificates".

                In addition to the  foregoing  amounts,  with  respect to  unscheduled  collections  on the  mortgage  loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such  amounts as included in the  related  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under  "--Principal  Distributions on the
Senior  Certificates,"  any amount with respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the  purposes of  calculating  the amount of  principal  and interest distributions to any class of  certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

        BASIS RISK  SHORTFALL-- With respect to any class of  Adjustable  Rate  Certificates  and any  distribution  date on which the related Net WAC Rate is used to determine the  pass-through  rate of that class of  certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class  calculated at a rate equal to the applicable  index plus the related  margin,  provided  that this amount is no greater  than  Accrued  Certificate  Interest on that class at a rate specified  in the final term sheet with respect to such class of  certificates,  over (y) Accrued  Certificate  Interest for that class calculated using the related Net WAC Rate.

        BASIS RISK  SHORTFALL  CARRY-FORWARD  AMOUNT-- With respect to any class of  Adjustable  Rate  Certificates  and any distribution  date,  an amount equal to the amount of the related  Basis Risk  Shortfall on that class on that  distribution date,  plus any  unpaid  Basis Risk  Shortfall  from  prior  distribution  dates,  plus  interest  thereon to the extent not previously  paid from  [amounts  otherwise  distributable  to another  class of  certificates]  or, if  applicable,  a yield maintenance  agreement,  at a rate equal to the  applicable  index plus the related  margin;  provided  that this rate is no greater than a rate specified in the final term sheet with respect to such class of certificates.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT-- With  respect to any  distribution  date and each loan  group as  determined separately for each loan group,  the amount of Advances or Servicing  Advances that were added to the outstanding  principal balance of the mortgage  loans in the related loan group during the preceding  calendar  month and  reimbursed to the master servicer or subservicer on or prior to such  distribution  date,  plus the related  Capitalization  Reimbursement  Shortfall
Amount  remaining  unreimbursed  from any prior  distribution  date for that series and reimbursed to the master servicer or subservicer  on or prior to such  distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT-- With  respect  to any  distribution  date and each loan  group as determined  separately for each loan group, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the  principal  balance of the mortgage  loans in the related loan group during the preceding  calendar  month exceeds  the amount of  principal  payments  on the  mortgage  loans in the related  mortgage  pool  included in the related
Available Distribution Amount for that series or distribution date.

        CERTIFICATE GROUP-- With respect to each loan group, the related Senior Certificates.

        CERTIFICATE  PRINCIPAL  BALANCE-- For any offered  certificate of any series,  as of any date of  determination,  an amount equal to the initial Certificate  Principal Balance of that certificate,  reduced by the aggregate of (a) all amounts allocable to principal  previously  distributed  with respect to that  certificate and (b) any reductions in the Certificate
Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses for that series in the manner described in this term sheet  supplement,  provided that, after the Certificate  Principal  Balances of the Class B Certificates for any series have been reduced to zero, the Certificate  Principal  Balance of any certificate of the class of Class M Certificates  for that series  outstanding  with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses,  Excess  Bankruptcy  Losses,  Excess Fraud Losses and  Extraordinary  Losses on the
mortgage loans included in the trust  established for that series,  have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate  Principal  Balance of that certificate, and the Certificate  Principal Balance of any certificate of the class of certificates with a Certificate  Principal Balance greater than zero with the lowest payment  priority shall be further  reduced by an amount equal to the percentage  interest evidenced thereby  multiplied by the excess, if any, of (i) the  then-aggregate  Certificate  Principal Balance of all other classes of certificates of that series then outstanding  over (ii) the  then-aggregate  Stated  Principal  Balance of all of the mortgage loans in the related mortgage pool.

        CLASS M NET WAC RATE-- With respect to any  distribution  date and the Class M Certificates,  a per annum rate equal to the weighted  average of the Senior Net WAC Rate for each loan group weighted on the basis of the  Subordinate  Component for the related loan group.

        CREDIT SUPPORT  DEPLETION DATE-- The first  distribution date on which the aggregate  Certificate  Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

        DUE DATE-- With respect to any  distribution  date and any mortgage  loan, the date during the related Due Period on which scheduled payments are due.

        DUE PERIOD-- With respect to any distribution date, the calendar month in which the distribution date occurs.

        EXCESS  BANKRUPTCY  LOSSES--  Bankruptcy  Losses on the mortgage  loans  included in the trust  established  for any series in excess of the Bankruptcy Amount for that series.

        EXCESS  FRAUD  LOSSES-- Fraud  Losses on the  mortgage  loans  included in the trust  established  for any series in excess of the Fraud Loss Amount for that series.

        EXCESS SPECIAL HAZARD LOSSES-- Special  Hazard Losses on the mortgage  loans included in the trust  established  for any series in excess of the Special Hazard Amount for that series.

        FINAL  DISPOSITION-- With respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master  servicer  that it has  received  all  Insurance  Proceeds,  Liquidation  Proceeds and other payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to the mortgage loan.

        INTEREST ACCRUAL PERIOD-- With respect to any class of Adjustable Rate  Certificates and any distribution  date, the period  commencing on the prior  distribution  date (or, in the case of the first  distribution  date, the closing date) and ending on the day immediately  preceding that  distribution  date.  With respect to any other class of certificates  and any distribution  date,  the calendar  month  preceding the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions  of interest on any distribution  date for all classes of certificates  will reflect interest accrued,  and receipts for that interest accrued,  on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent described in this term sheet supplement.

        NOTIONAL  AMOUNT-- As of any date of  determination,  the Notional  Amount of any class of Notional  Certificates is equal to the  aggregate  Certificate  Principal  Balance  (or  portion  thereof)  of the class or  classes  of  certificates described  in the  final  term  sheet  immediately  prior to that  date.  Reference  to a  Notional  Amount  is  solely  for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

        NOTIONAL  CERTIFICATES -- Any class of  certificates  for which interest  accrues on a Notional  Amount based on the aggregate Certificate Principal Balance of another class of certificates.

        OPTIONAL  TERMINATION DATE-- The distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans then held by the trust fund is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date.

        RECORD DATE-- With respect to any certificates and any distribution  date and (a) the Adjustable Rate  Certificates, the business day immediately  prior to such  distribution  date, as long as such certificates are DTC registered (b) for all other  classes of  certificates  the close of business on the last  business  day of the month next  preceding  the month in which the related distribution date occurs.

        SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE -- The related  Senior  Accelerated  Distribution  Percentage  for any
distribution date occurring after the first seven years following the closing date will be as follows:

o for any  distribution  date  during the eighth  year after the  closing  date,  the  related  Senior  Percentage  for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

o for any  distribution  date  during the ninth  year  after the  closing  date,  the  related  Senior  Percentage  for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

o for any  distribution  date  during the tenth  year  after the  closing  date,  the  related  Senior  Percentage  for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

o for any  distribution  date during the  eleventh  year after the closing  date,  the related  Senior  Percentage  for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

o for any distribution date thereafter, the related Senior Percentage for that distribution date.

                Any scheduled reduction to the related Senior Accelerated  Distribution Percentage for any series, described in the preceding paragraph, shall not be made as of any distribution date unless:

(a) the  outstanding  principal  balance of the  mortgage  loans in the related  mortgage  pool  delinquent  60 days or more averaged over the last six months, as a percentage of the aggregate outstanding  Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% for that series, and

(b) Realized  Losses on the mortgage  loans in the related  mortgage pool to date for that  distribution  date, if occurring during the eighth,  ninth,  tenth,  eleventh or twelfth year, or any year thereafter,  after the closing date for that  series,  are less than 30%,  35%,  40%,  45% or 50%,  respectively,  of the sum of the initial  Certificate
           Principal Balances of the Class M Certificates and Class B Certificates for that series.

                               Notwithstanding  the foregoing,  if the weighted  average of the Subordinate  Percentages for all loan groups is equal to or in excess of twice the initial weighted  average of the Subordinate  Percentages for all loan groups and certain other delinquency and loss tests have been met,

        then,  each Senior  Accelerated  Distribution  Percentage for that  distribution  date will equal the related Senior
Percentage  for that  distribution  date plus 50% of the related  Subordinate  Percentage  for that  distribution  date, the related Senior Percentage for that distribution date, as specified in the final term sheet for a class of certificates.

 Notwithstanding  the foregoing,  if on any distribution  date the weighted  average of the Senior  Percentages for all loan groups,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan groups,  exceeds the  weighted  average  of the  initial  Senior  Percentages,  calculated  on such  basis,  each of the  Senior  Accelerated
Distribution Percentages for that distribution date will once again equal 100%.

        Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior Certificates of
any series to zero, the Senior Accelerated Distribution Percentage for that series will equal 0%.

        SENIOR INTEREST  DISTRIBUTION  AMOUNT-- For each group of certificates  and with respect to any  distribution  date, the  aggregate  amount of Accrued  Certificate  Interest to be  distributed  to the  holders of the related  group of Senior
Certificates for that distribution date.

        SENIOR  NET WAC RATE-- With  respect  to any  distribution  date and loan  group,  the  weighted  average of the Net
Mortgage  Rates of the mortgage loans in the related loan group as of the end of the calendar  month  immediately  preceding the month in which such distribution date occurs.

        SENIOR  PERCENTAGE-- As of each  distribution  date, the  percentage  equal to the aggregate  Certificate  Principal
Balance of the Senior  Certificates of that series,  immediately  prior to that  distribution  date divided by the aggregate
Stated  Principal  Balance of all of the mortgage  loans in the related loan group  immediately  prior to that  distribution date.  The Senior Percentage also will be referred to in this term sheet supplement as the related Senior Percentage.

        SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT-- With respect to any distribution date, the lesser of (a) the balance of the related Available  Distribution Amount remaining after the related Senior Interest  Distribution Amount has been distributed and (b) the sum of:

(i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1)         the principal  portion of all scheduled  monthly  payments on the related mortgage loans included in the trust  established for that series due during the related Due Period,  whether or not  received  on or prior to the  related  determination  date,  less the  principal  portion  of Debt
            Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

(2)         the principal  portion of all proceeds of the  repurchase of a mortgage loan included in the related loan group included in the trust  established  for that series or, in the case of a  substitution,  amounts  representing a principal  adjustment,  as required by the related pooling and servicing agreement during the preceding calendar month; and

(3)         the principal portion of all other  unscheduled  collections on the related loan group included in the trust established for that series,  including Subsequent Recoveries,  received during the preceding calendar month, other than full and partial  mortgagor  prepayments  and any  amounts  received  in  connection  with a Final
            Disposition  of a mortgage  loan in the related  loan group  described  in clause  (ii)  below,  to the extent applied as recoveries of principal;

(ii)        in  connection  with the  Final  Disposition  of a  mortgage  loan in the  related  loan  group  included  in the trust established  included in the trust established for that series (x) that occurred in the preceding  calendar month and (y) that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses
            or Extraordinary Losses, an amount equal to the lesser of:

(1)         the  then-applicable  Senior  Percentage  for that  series  of the  Stated  Principal  Balance  of that mortgage loan; and

(2)         the  then-applicable  Senior  Accelerated  Distribution  Percentage  for  that  series  of the  related unscheduled  collections  on the  mortgage  loans  included in the trust  established  for that series, including  Insurance  Proceeds  and  Liquidation  Proceeds,  to the  extent  applied as  recoveries  of principal;

(iii)      the  then-applicable  Senior  Accelerated  Distribution  Percentage  for that series of the  aggregate  of all partial mortgagor  prepayments  made in respect of the mortgage loans included in the trust  established  for that series during the preceding  calendar month and mortgagor  prepayments in full made during the related Prepayment Period in respect of the mortgage loans in the related loan group;

(iv)       any  additional  amounts  from the other loan groups to be included in the Senior  Principal  Distribution  Amount with respect to such loan group pursuant to the first paragraph of clause (b) under  "--Principal  Distributions on the
           Senior Certificates"; and

(v)        any amounts allocable to principal for any previous  distribution date calculated  pursuant to clauses (i) through (iii)
           above that remain  undistributed  to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates of that series; minus

(vi)       the related  Capitalization  Reimbursement Amount for that series on such distribution date,  multiplied by a fraction, the numerator of which is the Senior Principal  Distribution  Amount for that series on such  distribution  date, without giving effect to this clause (v), and the  denominator of which is the sum of the principal  distribution amounts for all classes of certificates derived from the related Available  Distribution  Amount,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

           STATED  PRINCIPAL  BALANCE-- With  respect to any  mortgage  loan and as of any  distribution date,  (a) the sum of (i) the principal  balance  thereof as of the cut-off date after  payment of all  scheduled  principal payments due during the month of the cut-off date and (ii) any amount by which the  outstanding  principal  balance  thereof has been increased  pursuant to a servicing  modification,  minus (b) the sum of (i) the aggregate of the principal  portion of the scheduled  monthly  payments due with respect to that  mortgage  loan during each due period  commencing on the first due period  after the  cut-off  date and ending with the due period  related to the  previous  distribution  date which were received or with respect to which an advance was made,  (ii) all  principal  prepayments  with respect to such mortgage loan and all  Liquidation  Proceeds  and  Insurance  Proceeds,  to the extent  applied by the master  servicer as  recoveries  of principal,  in each case which were distributed on any previous  distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

        SUBORDINATE  COMPONENT-- With respect to each loan group and any  distribution  date, the aggregate Stated Principal
Balance of the  mortgage  loans in that loan group for that  distribution  date minus the  aggregate  Certificate  Principal
Balance of the related Senior Certificates immediately prior to that distribution date.

        SUBORDINATE  PERCENTAGE-- For any loan group and as of any date of  determination,  a percentage equal to 100% minus the Senior Percentage for that series as of that date.

        SUBSEQUENT RECOVERIES-- Subsequent recoveries,  net of reimbursable expenses,  with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

        INTEREST DISTRIBUTIONS

 Holders of each class of Senior Certificates of any series will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the related Available
Distribution  Amount for that series on that  distribution  date,  commencing on the first  distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions.

        Holders of each class of Class M Certificates of any series will be entitled to receive  interest  distributions  in an  amount  equal to the  Accrued  Certificate  Interest  on that  class on each  distribution  date,  to the  extent of the
Available  Distribution  Amount for that series on that distribution  date after  distributions of interest and principal to the Senior  Certificates  of that series,  reimbursements  for some Advances on the mortgage  loans in the related  mortgage pool to the master  servicer and  distributions  of interest  and  principal  to any class of Class M  Certificates  of that series having a higher payment priority.

        As described in the definition of "Accrued  Certificate  Interest,"  Accrued  Certificate  Interest on each class of certificates  of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

        Prepayment  Interest  Shortfalls  will  result  because  interest  on  prepayments  in full  is paid by the  related mortgagor  only to the date of  prepayment,  and  because no  interest  is  distributed  on  prepayments  in part,  as these prepayments  in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due
Date in the month of prepayment.

        However,  with respect to any distribution date for any series, any Prepayment  Interest  Shortfalls on the mortgage loans in the related  mortgage pool  resulting  from  prepayments  in full or  prepayments in part made during the preceding calendar  month that are being  distributed  to the  certificateholders  of that  series on that  distribution  date will be offset by the master  servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth of 0.125% of the Stated  Principal  Balance of the mortgage loans in the related  mortgage pool  immediately  preceding  that  distribution  date and (b) the sum of the  master  servicing  fee  payable to the master servicer for its master  servicing  activities and  reinvestment  income  received by the master servicer on amounts payable with respect to that series on that  distribution  date.  No assurance can be given that the master  servicing  compensation available to cover Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest Shortfalls which are not covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.
See  "Pooling  and  Servicing  Agreement--Servicing  and Other  Compensation  and  Payment  of  Expenses"  in this term sheet supplement.

        If on any distribution  date the Available  Distribution  Amount with respect to a loan group for any series is less than the  Accrued  Certificate  Interest  on the Senior  Certificates  payable  from that loan group of that series for that distribution  date, the shortfall will be allocated among the holders of the related classes of Senior  Certificates of that series in proportion  to their  respective  amounts of Accrued  Certificate  Interest  payable from that loan group for that distribution  date. In addition,  the amount of any such interest  shortfalls on the mortgage loans in the related  mortgage pool that are covered by subordination,  specifically,  interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued  Certificate  Interest,  will be unpaid  Accrued  Certificate  Interest and will be  distributable  to holders of the certificates of those classes of that series entitled to those amounts on subsequent  distribution  dates, in each case to the extent of  available  funds for the  related  loan group of that series  after  interest  distributions  as described in this term sheet supplement.

        These interest  shortfalls could occur, for example,  if delinquencies on the mortgage loans included in the related mortgage pool were  exceptionally  high and were  concentrated in a particular month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.

        Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited extent  described in the third  preceding  paragraph  with respect to Prepayment  Interest
Shortfalls.

        As  described  in this  term  sheet  supplement,  the  Accrued  Certificate  Interest  allocable  to each  class  of certificates of any series is based on the Certificate Principal Balance of that class.

        BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT

 As specified in the final term sheet for any class of  certificates,  on each  distribution  date,  the interest that would otherwise be  distributable  to such class of certificates  will be reduced by the amount,  if any, that is necessary to pay any Basis Risk Shortfall  Carry-Forward  Amounts to the holders of another class of certificates,  as specified in the final term sheet for any class of certificates, after giving effect to distributions on any related yield maintenance agreement.

         DETERMINATION OF LIBOR

 LIBOR for any class of Adjustable Rate  Certificates and any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        LIBOR shall be established  by the trustee for each Interest  Accrual  Period.  LIBOR will equal the rate for United
States  dollar  deposits for one month which  appears on the Telerate  Screen Page 3750 of the  Moneyline  Telerate  Capital
Markets  Report as of 11:00 A.M.,  London  time,  on the second LIBOR  business day prior to the first day of that  Interest
Accrual Period,  or the LIBOR rate adjustment date.  Telerate Screen Page 3750 means the display  designated as page 3750 on the  Telerate  Service or any other page as may  replace  page 3750 on that  service for the  purpose of  displaying  London interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other page as may  replace  that page on that service,  or if the service is no longer offered,  any other service for displaying  LIBOR or comparable  rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market, selected by the trustee  after  consultation  with the master  servicer.  The  reference  bank rate will be determined as of
11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime  banks in the  London  interbank  market  for a period of one month in amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance of the  Adjustable  Rate  Certificates  then  outstanding.  The  trustee  will  request  the principal  London office of each of the reference  banks to provide a quotation of its rate. If at least two  quotations are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two quotations are provided as  requested,  the rate will be the  arithmetic  mean of the  rates  quoted by one or more  major  banks in New York  City, selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M.,  New York City time, on that date for loans in U.S.  Dollars  to  leading  European  banks for a period of one  month in  amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the Adjustable Rate  Certificates  then  outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution  date;  provided  however,  if,  under the  priorities  listed previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third  consecutive  distribution  date,  the trustee  shall,  after  consultation  with the master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise made  available by an  independent  party.  LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London,  England are required or authorized by law to be closed.

        The  establishment  of LIBOR by the trustee and the master  servicer's  subsequent  calculation of the  pass-through rates applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

        PREPAYMENT CHARGES

 To the extent set forth in a final term sheet for a class of  certificates,  a class of certificates  for any series may be entitled  to  receive on each  distribution  date any  prepayment  charges  payable in  connection  with  certain  principal prepayments  on the  mortgage  loans,  unless  such  prepayment  charges are waived as further  described  below and are not otherwise required to be paid by the master servicer.

        The  amount  available  for  distribution  to the  holders  of a class  of  certificates,  if any,  entitled  to the prepayment  charges on any  distribution  date in respect of  prepayment  charges is  determined by the amount of prepayment charges paid by the  mortgagors or the master  servicer in  connection  with  principal  prepayments  on the mortgage  loans during the prepayment period applicable for such distribution date.

        Generally,  each  prepayment  charge is only  applicable to certain  prepayments on a mortgage loan and only remains applicable  with  respect to such  mortgage  loan for the limited time  periods  specified  in the terms of such  prepayment charge.  In addition,  some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly provide for the  collection  of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage  loans that provide for the payment of these  charges.  In that event,  these amounts will not be available for  distribution on a class of certificates  entitled to prepayment  charges.  See "Certain Legal Aspects of Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Pursuant to the pooling and servicing  agreement,  if a class of certificates is entitled to prepayment charges, the master  servicer  is not  permitted  to waive (or  permit a  servicer  to  waive)  any  prepayment  charge  unless:  (i) the enforceability thereof shall have been limited by bankruptcy,  insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment charge is enforced,  (iii) the collectability  thereof shall have been limited due to  acceleration  in connection  with a  foreclosure  or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the master servicer,  maximize  recovery of total proceeds taking into account the value of such prepayment  charge and the related  mortgage  loan.  The master  servicer is not  permitted to waive a prepayment  charge in connection  with a refinancing of a mortgage loan that is not related to a default or a reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

        Investors  should note that in certain  instances,  the amount of a  prepayment  charge  might not be charged to the mortgagor.  If the master  servicer is not allowed or  required  to waive (or permit the  servicer to waive) the  prepayment charge,  the amount is required  to be remitted by the master  servicer;  otherwise  the master  servicer  will not have any obligation  to make any payments  from its own funds in respect of  prepayment  charges.  See "Risk  Factors -  Certificates entitled to prepayment charges" and "Certain Yield and Prepayment Considerations" herein."

        PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

 The  holders of the Senior  Certificates  of any series  will be  entitled  to receive on each  distribution  date,  in the priority  described in this term sheet supplement for that series and to the extent of the portion of the related  Available
Distribution  Amount for that series  remaining  after the  distribution  of the  applicable  Senior  Interest  Distribution
Amount, a distribution allocable to principal equal to the related Senior Principal Distribution Amount.

        Distributions  of principal on Senior  Certificates  of each series on each  distribution  date will be made,  after distribution of the related Senior Interest Distribution Amount, as follows:

(a) The related Senior Principal  Distribution Amount shall be distributed to the related Senior Certificates,  as described in the final term sheet for the related class of Senior Certificates.

(b) On any  distribution  date prior to the occurrence of the Credit Support  Depletion Date that occurs after the reduction of the aggregate  Certificate  Principal Balance of the Senior Certificates of any Certificate Group to zero, the outstanding  Senior  Certificates  of the other  Certificate  Groups  will be  entitled  to  receive  100% of the mortgagor  prepayments  on the mortgage  loans in the loan group  related to Senior  Certificates  that have been fully paid, which amount shall be allocated,  pro rata,  between those Certificate  Groups based on the aggregate
           Certificate  Principal Balance of the related Senior Certificates.  Such amounts allocated to Senior Certificates shall be treated as part of the related  Available  Distribution  Amount and  distributed  as part of the related
           Senior  Principal  Distribution  Amount in  accordance  with the  priorities  set forth in clauses (a) above,  in reduction of the  Certificate  Principal  Balances  thereof.  Notwithstanding  the  foregoing,  remaining  Senior
           Certificates will not be entitled to receive mortgagor  prepayments on the mortgage loans in a loan group related to Senior  Certificates  that have been  fully  paid if the  following  two  conditions  are  satisfied:  (1) the weighted average of the Subordinate  Percentages for all loan groups for such distribution date,  weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related loan group,  is at least two times the weighted  average of the initial  Subordinate  Percentages for all loan groups,  calculated on that basis and
           (2) the outstanding  principal  balance of the mortgage loans in all loan groups  delinquent 60 days or more days averaged over the last six months, as a percentage of the aggregate outstanding  Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

                     In addition,  on any distribution  date prior to the occurrence of the Credit Support Depletion Date on which the  aggregate  Certificate  Principal  Balance  of the Senior  Certificates  of any  Certificate  Group is
           greater than the aggregate Stated Principal  Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor  prepayments otherwise  allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to such undercollateralized  Senior Certificates in accordance with the priorities set forth in clauses (a) above,  in reduction of the  Certificate  Principal  Balances  thereof,  until the aggregate
           Certificate  Principal Balance of such Senior  Certificates  equals the aggregate Stated Principal Balance of the mortgage  loans in the related  loan group and (2) an amount  equal to one month's  interest at the  pass-through rate for such undercollateralized  Senior Certificates on the amount of such difference will be distributed,  pro rata,  from the  Available  Distribution  Amount for the other loan  groups  otherwise  allocable  to the Class M
           Certificates and Class B Certificates,  based on such amounts otherwise allocable to the Class M Certificates and
           Class B  Certificates,  as  follows:  first  to pay  any  unpaid  interest  on  such  undercollateralized  Senior
           Certificates  and then to pay principal on those  certificates in the manner described in (1) above. If more than one group of Senior  Certificates is  undercollateralized  on a distribution date, amounts  distributable to such groups pursuant to the preceding  sentence will be allocated among such groups,  pro rata,  based upon the amount by which the aggregate  Certificate  Principal  Balance of each such group exceeds the aggregate Stated Principal
           Balance of the mortgage loans in the related loan group.

(c) After reduction of the Certificate  Principal Balances of the Senior Certificates of any series to zero but prior to the
           Credit  Support  Depletion  Date,  for that  series,  the  Senior  Certificates  will be  entitled  to no further distributions of principal and the related Available  Distribution  Amount for that series will be paid,  subject to clause (b) above, solely to the holders of the Class M Certificates and Class B Certificates,  in each case as described in this term sheet supplement.

                               PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

 Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution  date, to the extent of the portion of the Available Distribution Amount for that series remaining after:

o the sum of the Senior  Interest  Distribution  Amounts  and  Senior  Principal  Distribution  Amounts  for that  series is distributed;

o reimbursement  is made to the master  servicer for some Advances on the mortgage loans  included in the trust  established for that series remaining  unreimbursed  following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

o the aggregate  amount of Accrued  Certificate  Interest and principal  required to be  distributed to any class of Class M
                Certificates  of that series having a higher payment  priority on that  distribution  date is distributed to holders of that class of Class M Certificates; and

o the aggregate amount of Accrued  Certificate  Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates,  a distribution  allocable to principal in the sum of the following:

(i) such class's pro rata share, based on the Certificate  Principal Balance of each class of Class M Certificates and Class
           B  Certificates  then  outstanding,  of the aggregate of the following  amounts to the extent not included in the
           Senior Principal Distribution Amount for the related loan group:

(1) the  principal  portion of all  scheduled  monthly  payments on the  mortgage  loans  included in the related loan group included in the trust  established  for that  series due during the related Due Period,  whether or not received on or prior to the related  determination  date,  less the  principal  portion of Debt Service
                     Reductions,  which  together  with  other  Bankruptcy  Losses  for that  series  are in  excess  of the
                     Bankruptcy Amount for that series;

(2) the principal  portion of all proceeds of the  repurchase of a related  mortgage loan included in the trust  established for that series or, in the case of a  substitution,  amounts  representing a principal  adjustment,  as required by the related pooling and servicing agreement during the preceding calendar month; and

(3) the principal  portion of all other  unscheduled  collections  received in respect of the mortgage loans included in the
                     related  loan  group  included  in  the  trust  established  for  that  series,   including  Subsequent
                     Recoveries,  received  during the  preceding  calendar  month,  other than full and  partial  mortgagor prepayments  and any amounts  received in connection  with a Final  Disposition  of a related  mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii) that class's pro rata share,  based on the  Certificate  Principal  Balance of each class of Class M  Certificates  and
           Class B  Certificates  of that series then  outstanding,  of all amounts  received in  connection  with the Final
           Disposition  of a related  mortgage  loan  included in the trust  established  for that series (x) that  occurred during the preceding  calendar  month and (y) that did not result in any Excess  Special  Hazard  Losses,  Excess
           Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates of that series;

(iii) the portion of mortgagor  prepayments  in full on the mortgage  loans in the related loan group  included in the trust established  for that series made by the  respective  mortgagors  during the  related  Prepayment  Period and the portion of partial  mortgagor  prepayments on the mortgage loans in the related loan group made by the respective mortgagors  during the preceding  calendar month  allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv) any amounts allocable to principal for any previous  distribution date calculated pursuant to clauses (i) through (iii)
           above that remain  undistributed  to the extent that any of those amounts are not attributable to Realized Losses which  were  allocated  to any  class  of Class M  Certificates  with a lower  payment  priority  or the  Class B
           Certificates of that series; minus

(v) the related Capitalization  Reimbursement Amount for that series on such distribution date multiplied by a fraction, the numerator of which is the principal  distribution  amount for such class of Class M Certificates,  without giving effect to this clause (v), and the denominator of which is the sum of the principal  distribution amounts for all classes of  certificates  of that series derived from the related  Available  Distribution  Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount for that series.

                               References in this term sheet  supplement to "payment  priority" of the Class M  Certificates of any series  refer to a payment  priority  among  those  classes  of  certificates  as  follows:  first,  to the Class M-1
Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

        As to each class of Class M Certificates of any series, on any distribution date, any Accrued  Certificate  Interest thereon  remaining  unpaid from any previous  distribution  date will be  distributable to the extent of available funds for that series.  Notwithstanding  the foregoing,  if the  Certificate  Principal  Balances of the Class B  Certificates  of any
series have been  reduced to zero,  on any  distribution  date,  with respect to the class of Class M  Certificates  of that series  outstanding  on that  distribution  date with a  Certificate  Principal  Balance  greater  than zero with the lowest payment priority,  Accrued  Certificate  Interest thereon  remaining unpaid from any previous  distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement.

        All mortgagor  prepayments  on the mortgage  loans  included in the trust  established  for any series not otherwise distributable  to the Senior  Certificates  of that series will be  allocated on a pro rata basis among the class of Class M
Certificates  of that series with the highest  payment  priority  then  outstanding  with a  Certificate  Principal  Balance greater than zero and each other class of Class M  Certificates  and Class B  Certificates  of that series for which certain loss levels  established  for that class in the pooling and servicing  agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class M-2, Class M-3 or Class B  Certificates  of that series, respectively,  only if the sum of the current percentage  interests in the related mortgage pool evidenced by that class and each class, if any,  subordinate  thereto were at least equal to the sum of the initial percentage  interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

        As stated above under "--Principal  Distributions on the Senior  Certificates," the Senior  Accelerated  Distribution
Percentage for each series will be 100% during the first seven years after the closing date, unless

o the Certificate  Principal  Balances of the Senior  Certificates of that series are reduced to zero before the end of that seven year period or

o the weighted  average of the  Subordinate  Percentages  for all loan groups has doubled as described in the  definition of
                "Senior Accelerated Distribution Percentage" and the related loss and delinquency conditions are met,

and will thereafter  equal 100% whenever the weighted  average of the Senior  Percentages  for all loan groups,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan groups,  exceeds the weighted average of the initial  Senior  Percentages,  calculated  on such basis.  Furthermore,  as described in this term sheet  supplement, subject to the events  described  above,  the Senior  Accelerated  Distribution  Percentage  for each  series may exceed the
Senior  Percentage  during the eighth  through  eleventh  years  following  the closing date for that series,  and scheduled reductions to the Senior  Accelerated  Distribution  Percentage may be postponed due to the loss and delinquency  experience of the mortgage loans in the related mortgage pool.  Accordingly,  each class of the Class M Certificates of any series will not be entitled to any  mortgagor  prepayments  on the mortgage  loans in the related  mortgage  pool for at least the first seven years after the closing  date for that series,  unless the weighted  average of the  Subordinate  Percentages  for all loan groups has doubled and the related loss and delinquency  conditions are met, or the Certificate  Principal  Balances of
the  Senior  Certificates  of that  series  have been  reduced  to zero  before  the end of such  period  and the  mortgagor prepayments  from the related  loan group are not payable to the  holders of the Senior  Certificates  relating to the other loan groups as described in clause (b) under "--Principal  Distributions on the Senior  Certificates"  above, and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor  prepayments  relative to the related Class M
Percentage during certain periods after this seven year period.  See "--Principal  Distributions on the Senior  Certificates"
in this term sheet supplement.

 ALLOCATION OF LOSSES; SUBORDINATION

 The  subordination  provided to the Senior  Certificates  of any series by the  related  Class B  Certificates  and Class M
Certificates  and the  subordination  provided to each class of Class M Certificates by the related Class B Certificates and by any class of Class M Certificates  subordinate  thereto will cover Realized  Losses on the mortgage loans included in the trust  established for that series that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses.  Except as provided in any final term sheet for a class of  certificates,  any Realized Losses on the mortgage loans included in the trust  established  for any series which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess
Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o first, to the Class B Certificates;

o second, to the Class M-3 Certificates;

o third, to the Class M-2 Certificates; and

o fourth, to the Class M-1 Certificates

in each  case  until the  Certificate  Principal  Balance  of that  class of  certificates  has been  reduced  to zero;  and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis.

 On any distribution date,  Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

        Investors  in  the  Senior  Certificates  should  be  aware  that  because  the  Class M  Certificates  and  Class B
Certificates  represent  interests in all loan groups, the Certificate  Principal  Balances of the Class M  Certificates and
Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized  Losses on the mortgage  loans in a loan group may only be  allocated  to the  related  Senior  Certificates,  the  allocation  to the  Class M  Certificates  and  Class B
Certificates  of Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination  provided to such Senior  Certificates by the Class M  Certificates  and Class B  Certificates  and increase the likelihood that Realized
Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

        Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized  Loss, in each case until the
                Certificate  Principal  Balance of that class has been reduced to zero,  provided  that no  reduction  shall reduce the aggregate  Certificate  Principal  Balance of the certificates for any series below the aggregate stated principal balance of the mortgage loans included in the trust established for that series; and

o the Accrued  Certificate  Interest  thereon,  in the case of the interest  portion of the Realized  Loss, by the amount so allocated as of the  distribution  date  occurring in the month  following  the calendar  month in which the
                Realized Loss was incurred.

In addition,  any  allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment  priority  to the  Senior  Certificates  of any  series  described  under  "--Principal  Distributions  on the Senior
Certificates" and any class of Class M Certificates of that series with a higher payment priority.

 As used in this  term  sheet  supplement,  subordination  refers  to the  provisions  discussed  above  for the  sequential allocation  of Realized  Losses on the mortgage  loans  included in the trust  established  for any series among the various classes of certificates  for that series,  as well as all provisions  effecting those  allocations  including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

        In instances in which a mortgage  loan is in default or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interest of the  certificateholders  of the related  series,  the master  servicer or subservicer may permit servicing  modifications of the mortgage loan rather than proceeding with  foreclosure,  as described under  "Description  of  the  Certificates--Servicing  and  Administration  of  Mortgage  Collateral"  in  the  related  base prospectus.  However,  the master  servicer's  and the  subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including  but not limited to the  following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage  loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or capitalized  amounts added to the mortgage  loan,  will be required to be fully amortized  over the remaining  term of the mortgage loan.  All  capitalizations  are to be  implemented  in accordance  with
Residential  Funding's  program  guide and may be  implemented  only by  subservicers  that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established  for any series shall not be extended beyond the assumed final  distribution  date for that series.  No servicing  modification  with respect to a mortgage  loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage  rate as in effect on the applicable  cut-off date, but not less than the applicable  servicing fee rate.  Further,  the aggregate  current  principal balance of all mortgage  loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of those  mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

        Any Advances made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously made.  The  mortgage  rate and Net  Mortgage  Rate as to any  mortgage  loan will be deemed  not  reduced  by any  servicing modification,  so that the calculation of Accrued  Certificate  Interest payable on the offered  certificates of the related series will not be affected by the servicing modification.

        Allocations  of the  principal  portion  of  Debt  Service  Reductions  for any  series  to each  class  of  Class M
Certificates  and Class B  Certificates  of that  series will result from the  priority of  distributions  of the  Available
Distribution  Amount for that series as described in this term sheet supplement,  which distributions shall be made first to the Senior  Certificates,  second to the Class M Certificates in the order of their payment  priority and third to the Class
B Certificates  of that series.  An allocation of the interest  portion of a Realized Loss as well as the principal  portion of Debt  Service  Reductions  on the mortgage  loans  included in the trust  established  for any series will not reduce the level of subordination for that series,  as that term is defined in this term sheet  supplement,  until an amount in respect thereof has been actually disbursed to the Senior  Certificateholders  or the Class M Certificateholders  of that series, as applicable.

        The holders of the offered  certificates  will not be entitled to any  additional  payments with respect to Realized
Losses  from  amounts  otherwise  distributable  on any  classes  of  certificates  subordinate  thereto.  Accordingly,  the subordination  provided to the Senior  Certificates  of any series and to each class of Class M Certificates  of that series by the respective classes of certificates  subordinate  thereto with respect to Realized Losses on the mortgage loans in the related  mortgage  pool  allocated on any  distribution  date will be effected  primarily by increasing  the related  Senior
Percentage,  or the respective Class M Certificates'  allocable share, of future distributions of principal of the remaining mortgage loans in the related  mortgage pool.  Thus,  the Senior  Certificates  will bear the entire amount of losses on the mortgage  loans in the related group that are not allocated to the Class M  Certificates  and Class B  Certificates  of that series,  which losses will be allocated among all classes of certificates in the related  Certificate  Group as described in this term sheet supplement.

        The related Senior Percentage of any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses,
Extraordinary  Losses or other  losses on a  mortgage  loan of a type not  covered by  subordination  will be  allocated  as follows:  among the related  Certificate  Group, the Class M Certificates  and the Class B Certificates.  The related Senior
Percentage of those losses will be allocated among the related Senior  Certificates.  The related Subordinate  Percentage of those losses will be allocated  among the Class M-1, Class M-2,  Class M-3, Class B-1, Class B-2 and Class B-3  Certificates
on a pro rata basis.

        An  allocation  of a Realized  Loss on a "pro rata basis"  among two or more classes of  certificates  of any series means an allocation to each of those classes of  certificates  on the basis of its then  outstanding  Certificate  Principal
Balance prior to giving effect to  distributions  to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage loans, or based on the Accrued  Certificate  Interest thereon payable  from the related  loan group in respect of that  distribution  date in the case of an  allocation  of the  interest portion of a Realized Loss on the related mortgage loans.

        In order to maximize the likelihood of distribution in full of the Senior Interest  Distribution  Amounts and Senior
Principal  Distribution  Amounts for each series, on each distribution date,  holders of Senior  Certificates of each series have a right to distributions of the Available  Distribution  Amount that is prior to the rights of the holders of the Class
M  Certificates  and  Class B  Certificates  of that  series,  to the  extent  necessary  to  satisfy  the  Senior  Interest
Distribution  Amount  and  Senior  Principal  Distribution  Amount  for  that  series.  Similarly,  holders  of the  Class M
Certificates of each series have a right to distributions of the related Available  Distribution  Amount prior to the rights of holders of the Class B  Certificates  and holders of any class of Class M Certificates  with a lower payment  priority of that series.

        The  application  of the related Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds the
Senior Percentage,  to determine the Senior Principal  Distribution  Amount for that series will accelerate the amortization of the Senior  Certificates  of that series in the aggregate  relative to the actual  amortization  of the mortgage loans in the related loan group.  To the extent that the Senior  Certificates  for any series in the aggregate  are amortized  faster than the mortgage loans in their  respective  loan groups,  in the absence of offsetting  Realized  Losses  allocated to the
Class M  Certificates  and  Class B  Certificates  of that  series,  the  percentage  interest  evidenced  by  those  Senior
Certificates  in the related  loan group will be  decreased,  with a  corresponding  increase in the  interest in that trust evidenced by the Class M  Certificates  and Class B  Certificates  of that  series,  thereby  increasing,  relative to their
respective   Certificate  Principal  Balances,  the  subordination  afforded  those  Senior  Certificates  by  the  Class  M
Certificates  and Class B Certificates of that series  collectively.  In addition,  if losses on the mortgage loans included in the trust  established  for any series  exceed the amounts  described  in this term sheet  supplement  under  "--Principal
Distributions  on the  Senior  Certificates,"  a  greater  percentage  of full and  partial  mortgagor  prepayments  will be allocated  to the  Senior  Certificates  of  that  series  in the  aggregate  than  would  otherwise  be the  case,  thereby accelerating  the  amortization of those Senior  Certificates  relative to the Class M Certificates and Class B Certificates
of that series.

        Prior to the occurrence of the Credit Support  Depletion Date but after the reduction of the  Certificate  Principal
Balances of the  related  Senior  Certificates  to zero,  the  remaining  related  Senior  Certificates  will be entitled to receive,  in addition  to any  mortgagor  prepayments  related to such  certificates'  respective  loan  group,  100% of the mortgagor  prepayments on the mortgage loans in the loan groups  related to the Senior  Certificates  that have been reduced to zero, subject to certain  conditions as described under "--Principal  Distributions on the Senior  Certificates,"  thereby accelerating  the  amortization  of such Senior  Certificates  relative to the Class M-1,  Class M-2,  Class M-3, Class B-1,
Class B-2 and Class B-3 Certificates.

        The priority of payments,  including  principal  prepayments on the mortgage loans included in the trust established for any series,  among the Class M Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some  periods,  in the absence of losses,  of decreasing  the  percentage  interest  evidenced by any class of
Class M Certificates with a higher payment priority,  thereby  increasing,  relative to its Certificate  Principal  Balance, the  subordination  afforded to that class of the Class M Certificates by the Class B Certificates  and any class of Class M
Certificates with a lower payment priority of that series.

        Notwithstanding  the foregoing,  the provisions  relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o the master  servicer is  diligently  pursuing any  remedies  that may exist in  connection  with the  representations  and warranties made regarding the related mortgage loan; and

           either:

o the related mortgage loan is not in default with regard to payments due thereunder; or

o delinquent  payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

                The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount for any series may be further reduced as described in the related base prospectus under "Subordination."

        ADVANCES

 Prior to each  distribution  date,  the master  servicer  is required  to make  Advances of payments  which were due on the mortgage  loans on the Due Date in the related Due Period and not received on the business  day next  preceding  the related determination date.

        These Advances are required to be made on the mortgage loans included in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable from related late  collections,  Insurance  Proceeds,
Liquidation  Proceeds or amounts  otherwise  payable to the holders of the Class B Certificates  or Class M Certificates  of
that series.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making these  Advances is to maintain a regular  cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  losses.  The master  servicer will not be required to make any Advances with respect to reductions in the amount of the monthly  payments on the  mortgage  loans due to Debt  Service  Reductions  or the  application  of the Relief Act or similar  legislation  or regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling and servicing  agreement for any series will constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part following the final  liquidation of the related  mortgage loan, from any amounts  otherwise  distributable on any of the Class B Certificates  or Class M Certificates  of that series;  provided,  however,  that any Advances that were made with respect to  delinquencies  which  ultimately were  determined to be Excess Special Hazard Losses,  Excess Fraud Losses,
Excess Bankruptcy  Losses or Extraordinary  Losses are reimbursable to the master servicer out of any funds in the Custodial
Account with respect to the related loan group for that series prior to  distributions  on any of the  certificates  and the amount of those losses will be allocated as described in this term sheet supplement.

        The effect of these  provisions on any class of the Class M Certificates  of any series is that, with respect to any
Advance which remains  unreimbursed  following the final  liquidation of the related mortgage loan, the entire amount of the reimbursement  for that  Advance  will be borne  first by the  holders of the Class B  Certificates  or any class of Class M
Certificates  of that series  having a lower  payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable  to those classes,  and then by the holders of that class of Class M  Certificates  of that series, except as provided  above, to the extent of the amounts  otherwise  distributable  to them. In addition,  if the Certificate
Principal  Balances  of the Class M  Certificates  and Class B  Certificates  of any series have been  reduced to zero,  any
Advances  previously  made which are deemed by the master  servicer to be  nonrecoverable  from  related  late  collections,
Insurance  Proceeds and  Liquidation  Proceeds may be  reimbursed  to the master  servicer out of any funds in the Custodial
Account with respect to the related loan group prior to distributions on the Senior Certificates of that series.

        The pooling and servicing  agreement for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or
Servicing  Advances on the mortgage loans included in the trust established for that series,  although no such facility will reduce or otherwise affect the master servicer's  obligation to fund these Advances and/or Servicing  Advances.  No facility will  require the consent of any  certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements would be made to the master  servicer if those  advances  were  funded by the master  servicer,  but on a priority  basis in favor of the  advancing  person as opposed to the master  servicer or any  successor  master  servicer,  and  without  being subject to any right of offset  that the  trustee or the trust  might have  against  the master  servicer  or any  successor master servicer.

                                            CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

 GENERAL

 The yield to  maturity on each class of offered  certificates  of any series will be  primarily  affected by the  following factors:

o the rate and timing of principal  payments on the mortgage loans in the related loan group or groups included in the trust established  for that series,  including  prepayments,  defaults and  liquidations,  and  repurchases due to breaches of representations or warranties;

o the allocation of principal payments among the various classes of offered certificates of that series;

o realized  losses and interest  shortfalls on the mortgage loans in the related loan group or groups  included in the trust established for that series;

o the  pass-through  rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series;

o to the extent  provided in any final term sheet for a class of  certificates,  with  respect to any class of  certificates intended to be the  beneficiary of a yield  maintenance  agreement,  payment,  if any, made pursuant to such yield maintenance agreement; and

o the purchase price paid for the offered certificates of that series.

           For additional considerations relating to the yields on the offered certificates,  see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

           PREPAYMENT CONSIDERATIONS

 The yields to maturity and the aggregate amount of  distributions  on each class of the offered  certificates of any series will be affected by the rate and timing of  principal  payments on the  mortgage  loans in the related  loan group or groups included  in the trust  established  for that  series.  The  yields  may be  adversely  affected  by a higher or lower  than anticipated rate of principal  payments on the mortgage loans in the related loan groups or groups in the trust  established for that  series.  The rate of  principal  payments  on the  mortgage  loans will in turn be  affected  by the  amortization schedules of the mortgage  loans,  the rate and timing of mortgagor  prepayments  on the  mortgage  loans,  liquidations  of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans included in the trust established for any series may significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's  expectation.  In addition, the rate of prepayments of the mortgage loans included in the trust  established  for any series and the yields to investors on the  certificates  of that  series may be  affected  by  refinancing  programs,  which may  include  general or  targeted solicitations,  as described under "Maturity and Prepayment  Considerations" in the related base prospectus.  Since the rate and timing of  principal  payments  on the  mortgage  loans will  depend on future  events and on a variety of  factors,  as described in this term sheet  supplement and in the related base prospectus under "Yield  Considerations"  and "Maturity and
Prepayment  Considerations",  no assurance  can be given as to the rate or the timing of  principal  payments on the offered certificates.  The yields to maturity  and rate and timing of  principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments  on the  mortgage  loans in the  related  loan group,  except  under the limited circumstances described in this term sheet supplement.

        The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments and full prepayments,  which may have a substantial  effect on the rate of prepayment of those  mortgage  loans.  See  "Description  of the Mortgage  Pool--General"  in this term sheet  supplement.
Unless  otherwise  specified in the final term sheet,  the prepayment  charges will not be available for distribution on the offered certificates.

        To the extent set forth in any final term sheet for a class of certificates,  all prepayment  charges collected with respect to the  mortgage  loans will be paid to the  holders of a class of  certificates,  if any,  entitled  to  prepayment charges.  In any event,  prepayment  charges will not be available for distribution on any other offered  certificates.  The amount  available  for  distribution  to the  holders  of a class of  certificates  entitled  to  prepayment  charges on any distribution  date in respect of prepayment  charges is determined by the amount of prepayment  charges  collected  from the mortgagors in connection with principal  prepayments on the mortgage loans during the prepayment  period  applicable to such distribution  date.  Generally,  each  prepayment  charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with  respect to such  mortgage  loan for the limited time periods  specified in the terms of such mortgage  loan.  In  addition,  under  certain  instances,  the master  servicer  may waive the  payment  of the  prepayment charges.  The yield to  maturity  on a class of  certificates  entitled to  prepayment  charges  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans,  which are  difficult  to predict and which may  fluctuate significantly  over time.  Investors  should  conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the  performance of a class of certificates  entitled to those charges.  Further, some state laws  restrict the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges In that event,  these  amounts will not be available  for  distribution on the  class  of  certificates  entitled  to  prepayment  charges.  See  "Certain  Legal  Aspects  of  Mortgage  Loans  and
Contracts--Default Interest and Limitations on Prepayments"  in the related base prospectus.

        Prepayments,  liquidations  and purchases of the mortgage  loans included in the trust  established  for that series will result in  distributions  to holders of the related  offered  certificates  of that series of principal  amounts  which would  otherwise be  distributed  over the  remaining  terms of the mortgage  loans in the related  mortgage  pool.  Factors affecting prepayment,  including defaults and liquidations,  of mortgage loans include changes in mortgagors' housing needs, job  transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties,  changes in the value of the mortgaged properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below the mortgage rates on the mortgage loans, the rate of prepayments,  including  refinancings, would be  expected  to  increase.  Also,  when the  mortgage  rates on hybrid  mortgage  loans  convert  from fixed rates to adjustable  rates,  there may be an increase in  prepayments,  particularly  if the new  adjustable  rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal  payments  on the mortgage  loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.
As a result of the program  criteria and  underwriting  standards  applicable to the mortgage loans,  the mortgage loans may experience rates of delinquency,  foreclosure,  bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards  applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by Residential
Funding for the purpose of acquiring  mortgage loans to  collateralize  securities  issued by Residential  Funding  Mortgage
Securities I, Inc. For example,  the rate of default on mortgage  loans that are secured by non-owner  occupied  properties, mortgage loans made to borrowers  whose income is not required to be provided or verified,  mortgage loans made to borrowers with high  debt-to-income  ratios,  and mortgage loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool--The Program" in this term sheet  supplement.  Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the mortgage loans will be affected by the general  economic  condition of the region of the  country  in which the  related  mortgaged  properties  are  located.  The risk of  delinquencies  and loss is greater and prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See "Maturity and Prepayment  Considerations" in the related base prospectus.

        The  mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole  judgment  of the master servicer or the applicable  subservicer,  the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

        Most of the mortgage loans contain  due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the  conveyance or the proposed  conveyance of the underlying  mortgaged  property and to the extent  permitted  by  applicable  law,  except  that any  enforcement  action  that would  impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

        Investors  in the Class M  Certificates  should  also be aware  that on any  distribution  date on which the  Senior
Accelerated  Distribution  Percentage  with  respect to a loan  group  equals  100%,  the Class M  Certificates  will not be entitled to distributions of mortgagor  prepayments  with respect to the related loan group for that  distribution  date and the weighted  average lives of the Class M Certificates  could be significantly  affected  thereby.  In addition,  under the circumstances  described in clause (b) under the heading  "Description of the  Certificates--Principal  Distributions  on the
Senior Certificates" in this term sheet supplement,  mortgagor prepayments from a loan group otherwise  distributable to the holders of the Class M  Certificates  will be  distributed  to the holders of the Senior  Certificates  related to the other loan groups, increasing the weighted average lives of the Class M Certificates.

        ALLOCATION OF PRINCIPAL PAYMENTS

 The yields to maturity on the offered  certificates of any series will be affected by the allocation of principal  payments among the offered certificates.  As described under "Description of the  Certificates--Principal  Distributions on the Senior
Certificates"  and "--Principal  Distributions on the Class M Certificates" in this term sheet  supplement,  during specified periods all or a  disproportionately  large percentage of principal  prepayments on the mortgage loans included in the trust established  for that series will be allocated  among the related Senior  Certificates  of that series and during  specified periods no  principal  prepayments  or,  relative  to the  related pro rata share,  a  disproportionately  small  portion of principal  prepayments on the mortgage loans included in the trust  established  for that series will be distributed to each class of Class M Certificates  of that series.  In addition to the foregoing,  if on any  distribution  date, the loss level established  for the Class M-2  Certificates  or Class M-3  Certificates  of any series is  exceeded  and a class of Class M
Certificates  of that series having a higher  payment  priority is then  outstanding  with a Certificate  Principal  Balance greater  than zero,  the Class M-2  Certificates  or Class M-3  Certificates  of that  series,  as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

        Some of the  mortgage  loans  included in the trust  established  for any series may have  interest  only periods of varying  duration.  During this  period,  the  payment  made by the  related  borrower  will be less than it would be if the mortgage loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates of that series from these mortgage loans during their interest only period except in the case of a prepayment.

        In the case of mortgage  loans with an initial  interest only period,  after the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in  increased  delinquencies  by the related  borrowers,  particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition, losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in each  scheduled  monthly  payment for a  traditional mortgage  loan is relatively  small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

        Mortgage  loans  with  an  initial  interest  only  period  are  relatively  new in the  mortgage  marketplace.  The performance of these mortgage loans may be significantly  different than mortgage loans that fully amortize.  In particular, there may be a higher  expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial interest only period,  which may result in higher  prepayment  speeds than would otherwise be the case. In addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

        Senior  Certificates:  The Senior  Certificates  are entitled to receive  distributions  in accordance  with various priorities  for payment of  principal  as described  in this term sheet  supplement.  Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of prepayment  of the mortgage  loans early in the life of the  mortgage  pool.  The  timing  of  commencement  of  principal  distributions  and  the  weighted  average  lives  of certificates  with a later  priority of payment  will be  affected by the rates of  prepayment  of the  mortgage  loans both before  and  after  the  commencement  of  principal  distributions  on  those  classes.  Holders  of any  class  of  Senior
Certificates  with a longer  weighted  average life bear a greater risk of loss than holders of Senior  Certificates  with a shorter  weighted  average  life  because  the  Certificate  Principal  Balances  of the  Class M  Certificates  and Class B
Certificates could be reduced to zero before the Senior Certificates are retired.

        Sequentially  Paying  Certificates:  The Senior  Certificates  are entitled to receive  distributions  in accordance with various  priorities  for payment of  principal.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans early in the life of the  mortgage  pool.  The timing of commencement of principal  distributions  and the weighted average lives of certificates  with a later priority of payment  will be  affected by the rates of  prepayment  of the  mortgage  loans both  before and after the  commencement  of principal distributions on those classes.

        Certificates with Subordination  Features:  After the Certificate  Principal Balances of the Class B Certificates of
any series  have been  reduced to zero,  the yield to maturity  on the class of Class M  Certificates  of that series with a
Certificate  Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the mortgage  loans  included in the trust  established  for that series and the timing of those  losses  because the entire amount of losses that are covered by  subordination  will be  allocated to that class of Class M  Certificates.  See "-Class
M-2 and Class M-3 Certificate Yield  Considerations"  below.  After the Credit Support Depletion Date, the yield to maturity of any class of Senior Support  Certificates  will be extremely  sensitive to losses on the mortgage  loans,  and the timing thereof,  because certain losses that would be allocable to the related class or classes of Super Senior  Certificates  will be allocated to related class or classes of Senior Support Certificates.

        REALIZED LOSSES AND INTEREST SHORTFALLS

 The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the related  mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized  Losses to the related offered  certificates  could  significantly  affect the yield to an investor in the offered  certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

        After the  Certificate  Principal  Balances of the Class B Certificates of any series are reduced to zero, the yield to maturity on the class of Class M Certificates  then  outstanding with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the  mortgage  loans  included  in the trust established  for that  series  and the  timing of those  losses  because  certain  amounts  of losses  that are  covered  by subordination  will be  allocated to that class of Class M  Certificates.  See "--Class M-2 and Class M-3  Certificate  Yield
Considerations"  below.  Furthermore,  because principal  distributions are paid to some classes of Senior  Certificates and
Class M Certificates  of any series before some other classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

        Investors  in  the  Senior  Certificates  should  be  aware  that  because  the  Class M  Certificates  and  Class B
Certificates  represent  interests in all loan groups, the Certificate  Principal  Balances of the Class M  Certificates and
Class B  Certificates could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in one loan group may only be  allocated  to the  related  Senior  Certificates,  the  allocation  to the  Class M  Certificates  and  Class B
Certificates  of Realized  Losses on the mortgage loans in the other loan groups will increase the likelihood  that Realized
Losses may be allocated to such Senior Certificates.

        As described under "Description of the  Certificates--Allocation  of Losses;  Subordination" and "--Advances," amounts otherwise  distributable  to holders of one or more classes of the Class M Certificates  of any series may be made available to protect the holders of the Senior  Certificates  and holders of any Class M Certificates  with a higher payment  priority of that series against  interruptions  in  distributions  due to some mortgagor  delinquencies  on the mortgage loans in the related  mortgage  pool, to the extent not covered by Advances.  These  delinquencies  may affect the yields to investors on those  classes of the Class M  Certificates,  and,  even if  subsequently  cured,  may  affect the timing of the  receipt of distributions  by the  holders of those  classes of Class M  Certificates.  In  addition,  a higher  than  expected  rate of delinquencies  or losses will also affect the rate of principal  payments on one or more classes of the Class M Certificates of any series if it delays the  scheduled  reduction of the related  Senior  Accelerated  Distribution  Percentage  for that series or affects the allocation of prepayments among the Class M Certificates and Class B Certificates of that series.

        The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any  interest  shortfalls  with  respect to the related  loan group or groups on the  mortgage  loans  included in the trust established for that series to the extent not covered by  subordination  or the master  servicer,  as described in the final term  sheet  for that  series,  including  Prepayment  Interest  Shortfalls  and,  in the case of each  class of the Class M
Certificates  of that series,  the interest  portions of Realized  Losses  allocated  solely to that class of  certificates.
These  shortfalls  will not be offset by a reduction  in the  servicing  fees payable to the master  servicer or  otherwise,
except  as  described  in  this  term  sheet  supplement  with  respect  to  Prepayment  Interest  Shortfalls.   See  "Yield
Considerations"  in the related base prospectus and "Description of the  Certificates--Interest  Distributions"  in this term sheet  supplement for a discussion of the effect of principal  prepayments on the mortgage loans on the yield to maturity of the related offered certificates and possible shortfalls in the collection of interest.

        The yields to investors in the offered  certificates will be affected by Prepayment  Interest  Shortfalls  allocable thereto in the month preceding any  distribution  date to the extent that those  shortfalls  exceed the amount offset by the master servicer.  See "Description of the Certificates--Interest Distributions" in this term sheet supplement.

        The  recording  of mortgages in the name of MERS is a  relatively  new  practice in the mortgage  lending  industry.
While the  depositor  expects  that the master  servicer or  applicable  subservicer  will be able to  commence  foreclosure proceedings  on the mortgaged  properties,  when  necessary and  appropriate,  public  recording  officers and others in the mortgage industry,  however, may have limited, if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered  with MERS.  Accordingly,  delays and additional  costs in  commencing,  prosecuting  and completing foreclosure  proceedings,  defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties  could  result.  Those  delays and  additional  costs with respect to the  mortgage  loans  included in the trust established for any series could in turn delay the distribution of liquidation  proceeds to the  certificateholders  of that series  and  increase  the  amount  of  Realized  Losses  on those  mortgage  loans.  In  addition,  if, as a result of MERS discontinuing  or becoming  unable to continue  operations in  connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage  loan  included in the trust  established  for any series from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the  outstanding  class or classes of  certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest  payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS
see   "Description   of  the   Mortgage   Pool--General"   in  this  term   sheet   supplement   and   "Description   of  the
Certificates--Assignment of Mortgage Loans" in the related base prospectus.

        PURCHASE PRICE

 In addition,  the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the  holders  of the  offered  certificates  and the  related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive  to  prepayments  will  depend,  in part,  upon the degree to which it is purchased  at a discount  or  premium.  In  general,  if a class of  offered  certificates  is  purchased  at a premium  and principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.  Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon  occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

        PASS-THROUGH RATES

 The  Pass-Through  Rates on each  class of offered  certificates  is based,  or subject to a cap equal to, on the  weighted average of the Net Mortgage  Rates of the related  mortgage  loans.  Consequently,  the  prepayment  of mortgage  loans with higher mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

        To the extent the Net WAC Rate is paid on any class of the Adjustable  Rate  Certificates,  the  difference  between the Net WAC Rate and the pass-through  rate on such  certificates  (but not more than any cap as set forth in the final term sheet for such class of  certificates),  will create a basis risk shortfall  that will carry forward with interest  thereon.
These basis risk shortfalls will only be payable from funds otherwise  distributable  to another class of  certificates,  as specified  in the final term sheet for such class of  certificates,  or, if  applicable,  a yield  maintenance  agreement or other derivative  instrument,  and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

ASSUMED FINAL DISTRIBUTION DATE

           The assumed final  distribution date with respect to each class of the offered  certificates will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement  for that series.  No event of default,  change in the priorities for  distribution  among the various  classes or other  provisions  under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the  failure  to retire  the entire  Certificate
Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

 Weighted  average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor of each dollar  distributed  in reduction of principal of the security.  The weighted average life of the offered  certificates  will be  influenced  by, among other things,  the rate at which  principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly  measured relative to a prepayment  standard or model. For example,  CPR, represents  a constant  rate of  prepayment  each month  relative  to the then  outstanding  principal  balance of a pool of mortgage  loans.  CPR does not purport to be a historical  description  of  prepayment  experience  or a  prediction  of the anticipated  rate of  prepayment of any pool of mortgage  loans,  including  the mortgage  loans in this  mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR.

        CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

 If the aggregate  Certificate  Principal Balance of the Class B Certificates of any series is reduced to zero, the yield to maturity on the Class M-3  Certificates  of that series will become  extremely  sensitive  to losses on the  mortgage  loans included  in the trust  established  for that  series  and the timing of those  losses  that are  covered by  subordination, because  the  entire  amount of those  losses  will be  allocated  to the  Class M-3  Certificates  of that  series.  If the
Certificate  Principal  Balances of the Class B Certificates  and Class M-3  Certificates of any series have been reduced to zero, the yield to maturity on the Class M-2  Certificates of that series will become  extremely  sensitive to losses on the mortgage  loans  included  in the trust  established  for that  series and the timing of those  losses  that are  covered by subordination,  because the entire  amount of those losses will be allocated to the Class M-2  Certificates  of that series.
Investors  should also consider the  possibility  that aggregate  losses  incurred may not in fact be materially  reduced by rapid  prepayments  because mortgage loans that would otherwise  ultimately  default and be liquidated may be less likely to be prepaid.  There can be no assurance  that the mortgage  loans in the related  mortgage pool will prepay at any particular rate or that Realized Losses will be incurred at any particular  level.  Moreover,  the various  remaining terms to maturity and  mortgage  rates of the  mortgage  loans  in the  related  mortgage  pool  could  produce  slower  or  faster  principal distributions  than indicated at the various  constant  percentages of CPR, even if the weighted  average  remaining term to maturity  and  weighted  average  mortgage  rate of the  mortgage  loans are as assumed.  Investors  are urged to make their investment  decisions  based on their  determinations  as to  anticipated  rates of prepayment  and Realized  Losses under a variety of  scenarios.  Investors  in the Class M-2  Certificates  and  particularly  in the Class M-3  Certificates  of any series should fully  consider the risk that Realized  Losses on the mortgage  loans  included in the trust  established  for that  series  could  result  in the  failure  of  those  investors  to  fully  recover  their  investments.  For  additional considerations  relating  to the yields on the  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

        ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

 The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return,  reduced by the  taxes  required  to be  paid  with  respect  to the  Residual  Certificates  of that  series.  Holders  of  Residual
Certificates of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that  series  that  substantially  exceed  any  distributions  payable  thereon  during  any such  period.  In addition,  holders  of  Residual  Certificates  of any  series  may have tax  liabilities  with  respect  to their  Residual
Certificates  the present value of which  substantially  exceeds the present value of  distributions  payable thereon and of any tax  benefits  that may  arise  with  respect  thereto.  Accordingly,  the  after-tax  rate of  return  on the  Residual
Certificates of any series may be negative or may otherwise be significantly  adversely  affected.  The timing and amount of taxable income  attributable to the Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

        The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any payments  made to those holders in  connection  with the purchase of the Residual  Certificates on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income Tax  Consequences"  in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

                                                  POOLING AND SERVICING AGREEMENT

 GENERAL

 The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series, to the standard terms of pooling and servicing  agreement,  dated as of June 1, 2006,  together referred to as the  pooling and  servicing  agreement,  among the  depositor,  the master  servicer,  and  Deutsche  Bank Trust  Company
Americas,  as trustee.  Reference is made to the related  base  prospectus  for  important  information  in addition to that described  herein  regarding the terms and  conditions of the pooling and servicing  agreement and the offered  certificates for each  series.  The  offered  certificates  of any  series  will be  transferable  and  exchangeable  at an office of the trustee,  which will serve as  certificate  registrar and paying agent.  The depositor  will provide a prospective or actual certificateholder  of any series without charge, on written request, a copy, without exhibits,  of the pooling and servicing agreement  for that  series.  Requests  should be  addressed  to the  President,  Residential  Accredit  Loans,  Inc.,  8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the pooling and  servicing  agreement  of any series,  transfers of Residual  Certificates  of that series are prohibited  to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax  Consequences" in this term  sheet  supplement  and  "Material  Federal  Income  Tax  Consequences --REMICs--Taxation  of Owners  of REMIC  Residual
Certificates--Tax  and Restrictions on Transfers of REMIC Residual  Certificates to Certain  Organizations" and "--Noneconomic
REMIC Residual  Certificates"  in the related base  prospectus.  In addition to the  circumstances  described in the related base prospectus,  the depositor may terminate the trustee for any series for cause under specified  circumstances.  See "The
Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

        CUSTODIAL ARRANGEMENTS

 The  trustee  will be directed to appoint  Wells Fargo Bank,  N.A..,  to serve as  custodian  of the  mortgage  loans.  The custodian  is not an  affiliate of the  depositor,  the master  servicer or the  sponsor.  No servicer  will have  custodial responsibility  for the mortgage  loans.  The  custodian  will maintain  mortgage  loan files that contain  originals of the notes,  mortgages,  assignments  and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian has access to these vaults.  A shelving and filing system  segregates  the files  relating to the mortgage  loans from other assets serviced by the master servicer.

        THE MASTER SERVICER AND SUBSERVICERS

 Master  Servicer.  The master  servicer,  an affiliate of the  depositor,  will be  responsible  for master  servicing  the mortgage loans.  Master servicing responsibilities include:

o               receiving funds from subservicers;
o               reconciling servicing activity with respect to the mortgage loans;
o               calculating remittance amounts to certificateholders;
o               sending remittances to the trustee for distributions to certificateholders;
o               investor and tax reporting;
o               coordinating loan repurchases;
o               oversight of all servicing activity, including subservicers;
o               following up with  subservicers  with respect to mortgage loans that are  delinquent or for which  servicing decisions may need to be made;
o               approval of loss mitigation strategies;
o               management and liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure;
                and
o               providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

                The  master  servicer  may,  from  time to time,  outsource  certain  of its  servicing  functions,  such as foreclosure  management,  although any such outsourcing will not relieve the master servicer of any of its  responsibilities or liabilities under the pooling and servicing agreement.

        For a general  description  of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term  sheet  supplement.  For a general  description  of  material  terms  relating  to the  master  servicer's  removal  or replacement, see "The Pooling and Servicing Agreement-Rights Upon Event of Default" in the related base prospectus.

        Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o               communicating with borrowers;
o               sending monthly remittance statements to borrowers;
o               collecting payments from borrowers;
o               recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
o               accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly installment  payments  to the  master  servicer,  together  with any other sums paid by  borrowers  that are required to be remitted;
o               accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o               accurate and timely reporting of negative amortization amounts, if any;
o               paying escrows for borrowers, if applicable;
o               calculating and reporting payoffs and liquidations;
o               maintaining an individual file for each loan; and
o               maintaining  primary  mortgage  insurance  commitments or certificates  if required,  and filing any primary mortgage insurance claims.

                Homecomings Financial Network,  Inc. The subservicing  agreement between the Master Servicer and Homecomings provides  that  Homecomings  will  provide all of the  services  described  in the  preceding  paragraph.  Homecomings  is a
Delaware  corporation  and has been  servicing  mortgage  loans  secured by first  liens on one-to  four-family  residential properties  since 1996.  Homecomings was  incorporated as a wholly-owned  subsidiary of Residential  Funding  Corporation in
1995 to service  and  originate  mortgage  loans.  In 1996,  Homecomings  acquired  American  Custody  Corporation  to begin servicing  subprime  mortgage loans, and in 1999 Homecomings  acquired  Capstead Inc. to focus on servicing prime loans such as the mortgage  loans  described  herein.  After Capstead Inc. was acquired,  Homecomings'  total  servicing  portfolio was
164,000 loans with an aggregate  principal  balance of $25 billion with 20% being subprime.  The three  servicing  locations were integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first  servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have been  integrated into  Homecomings'  servicing  operations.  Approximately 85% of the mortgage loans currently master serviced by Residential
Funding Corporation are subserviced by Homecomings.  As of December 31, 2005,  Homecomings  serviced  approximately  782,000 mortgage loans with an aggregate  principal balance of approximately  $104 billion.  In addition to servicing mortgage loans secured by first liens on one-to-four family  residential  properties,  Homecomings  services mortgage loans secured by more junior second liens on residential  properties,  and mortgage loans made to borrowers with imperfect credit  histories,  and subprime mortgage loans.  Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced by third parties is transferred to  Homecomings.  Homecomings'
servicing activities have included the activities specified above under "--Subservicer responsibilities".

        Homecomings may, from time to time, outsource certain of its subservicing  functions,  such as contacting delinquent borrowers,  property tax administration and hazard insurance administration,  although any such outsourcing will not relieve
Homecomings  of any of its  responsibilities  or liabilities as a  subservicer.  If Homecomings  engages any  subservicer to subservice  10% or more of the  mortgage  loans,  or any  subservicer  performs the types of services  requiring  additional disclosures,  the issuing entity will file a Report on Form 8 K providing any required additional  disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings  for the past five years and for the three months ended March 31, 2006. The  percentages  shown under  "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                              HOMECOMINGS SERVICING PORTFOLIO

                                                             FIRST LIEN MORTGAGE LOANS
           VOLUME BY                                                                                                                 THREE MONTHS
       PRINCIPAL BALANCE                2001               2002                2003               2004               2005           ENDED 3/31/06
Prime Mortgages(1)                  $25,532,458,680    $27,343,774,000     $29,954,139,212    $31,943,811,060    $44,570,851,126     $49,891,968,825
Non-Prime Mortgages(2)              $17,039,860,699    $27,384,763,000     $39,586,900,679    $44,918,413,591    $52,102,835,214     $53,398,985,646
Total                               $42,572,319,379    $54,728,537,000     $69,541,039,891    $76,862,224,651    $96,673,686,340    $103,290,954,471
Prime Mortgages(1)                           59.97%             49.96%              43.07%             41.56%             46.10%              48.30%
Non-Prime Mortgages(2)                       40.03%             50.04%              56.93%             58.44%             53.90%              51.70%
Total                                       100.00%            100.00%             100.00%            100.00%            100.00%             100.00%

 PERCENTAGE CHANGE FROM PRIOR
            YEAR(3)
Prime Mortgages(1)                          (6.30)%              7.09%               9.55%              6.64%             39.53%              11.94%
Non-Prime Mortgages(2)                       56.49%             60.71%              44.56%             13.47%             15.99%               2.49%
Total                                        11.62%             28.55%              27.07%             10.53%             25.78%               6.84%

                                                             JUNIOR LIEN MORTGAGE LOANS
           VOLUME BY                                                                                                                 THREE MONTHS
       PRINCIPAL BALANCE                2001               2002                2003               2004               2005           ENDED 3/31/06
Prime Mortgages(1)                   $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685     $7,442,264,087      $8,808,218,189
Non-Prime Mortgages(2)                            -                  -                   -                  -                  -                   -
Total                                $8,024,136,313     $7,627,424,000      $7,402,626,296     $7,569,300,685     $7,442,264,087      $8,808,218,189
Prime Mortgages(1)                          100.00%            100.00%             100.00%            100.00%            100.00%             100.00%
Non-Prime Mortgages(2)                        0.00%              0.00%               0.00%              0.00%              0.00%               0.00%

 PERCENTAGE CHANGE FROM PRIOR
            YEAR(3)
Prime Mortgages(1)                              N/A            (4.94)%             (2.95)%              2.25%            (1.68)%              18.35%
Non-Prime Mortgages(2)                          N/A                  -                   -                  -                  -                   -
Total                                           N/A            (4.94)%             (2.95)%              2.25%            (1.68)%              18.35%

                                                             FIRST LIEN MORTGAGE LOANS
           VOLUME BY                                                                                                                 THREE MONTHS
        NUMBER OF LOANS                 2001                2002               2003               2004                2005           ENDED 3/31/06
Prime Mortgages(1)                          133,632             125,209            143,645            150,297             187,773            204,389
Non-Prime Mortgages(2)                      168,185             257,077            341,190            373,473             394,776            397,515
Total                                       301,817             382,286            484,835            523,770             582,549            601,904
Prime Mortgages(1)                           44.28%              32.75%             29.63%             28.70%              32.23%             33.96%
Non-Prime Mortgages(2)                       55.72%              67.25%             70.37%             71.30%              67.77%             66.04%
Total                                       100.00%             100.00%            100.00%            100.00%             100.00%            100.00%

 PERCENTAGE CHANGE FROM PRIOR
            YEAR(3)
Prime Mortgages(1)                          (9.85)%             (6.30)%             14.72%              4.63%              24.93%              8.85%
Non-Prime Mortgages(2)                       38.47%              52.85%             32.72%              9.46%               5.70%              0.69%
Total                                        11.91%              26.66%             26.83%              8.03%              11.22%              3.32%

                                                             JUNIOR LIEN MORTGAGE LOANS
           VOLUME BY                                                                                                                 THREE MONTHS
        NUMBER OF LOANS                 2001                2002               2003               2004                2005           ENDED 3/31/06
Prime Mortgages(1)                          228,946             217,031            211,585            210,778             199,600            225,163
Non-Prime Mortgages(2)                            -                   -                  -                  -                   -                  -
Total                                       228,946             217,031            211,585            210,778             199,600            225,163
Prime Mortgages(1)                          100.00%             100.00%            100.00%            100.00%             100.00%            100.00%
Non-Prime Mortgages(2)                        0.00%               0.00%              0.00%              0.00%               0.00%              0.00%

 PERCENTAGE CHANGE FROM PRIOR
            YEAR(3)
Prime Mortgages(1)                              N/A             (5.20)%            (2.51)%            (0.38)%             (5.30)%             12.81%
Non-Prime Mortgages(2)                          N/A                   -                  -                  -                   -                  -
Total                                           N/A             (5.20)%            (2.51)%            (0.38)%             (5.30)%             12.81%

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving
Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

           SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

 The servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage  loan.  The servicing fees relating to each mortgage loan will be a per annum  percentage of the  outstanding  principal  balance of that mortgage loan as set forth in the final term sheet for a class of  certificates.  The servicing  fees consist of (a)  servicing  fees payable to the  master  servicer  in respect of its master  servicing  activities  and (b)  subservicing  and other  related compensation  payable to the subservicer,  including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

        The  primary  compensation  to be paid to the  master  servicer  for its  master  servicing  activities  will be its servicing fee equal to a per annum  percentage of the outstanding  principal  balance of each mortgage loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to a per annum percentage of the  outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related  pooling and  servicing  agreement.  The master  servicing  fee may be reduced if a master  servicer  is  appointed  in  certain  circumstances,  but may not be  increased.  See  "The  Pooling  and  Servicing
Agreement--Servicing  Compensation  and Payment of Expenses" in the related base prospectus for  information  regarding other possible  compensation to the master servicer and subservicers and for information  regarding expenses payable by the master servicer.

        The following table sets forth the fees and expenses that are payable out of payments on the mortgage  loans,  prior to payments of interest and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet of any series:

            --------------------------------------- -------------------------------------------------- ----------------------------------
                         DESCRIPTION                                     AMOUNT                                 RECEIVING PARTY
            --------------------------------------- -------------------------------------------------- ----------------------------------
            --------------------------------------- -------------------------------------------------- ----------------------------------
            Master Servicer Fee                     0.05% per annum of the principal balance of each   Master Servicer
                                                    mortgage loan
            --------------------------------------- -------------------------------------------------- ----------------------------------
            --------------------------------------- -------------------------------------------------- ----------------------------------
            Subservicer Fee                         0.25% per annum of the principal balance of each   Subservicers
                                                    mortgage loan serviced by a subservicer
            --------------------------------------- -------------------------------------------------- ----------------------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

 REPORTS TO CERTIFICATEHOLDERS

 On each distribution  date for any series, a distribution  date statement will be made available to each  certificateholder of that  series  setting  forth  certain  information  with  respect to the  composition  of the  payment  being  made,  the
Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following  the payment and certain other information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution date  statement  and, at its option,  any  additional  files  containing  the same  information  in an  alternative  format, available each month to  certificateholders  of that series and other parties to the pooling and servicing agreement via the trustee's internet website.  See also "Pooling and Servicing  Agreement-Reports to  Certificateholders"  in the related base prospectus for a more detailed description of certificateholder reports.

        VOTING RIGHTS

 There are actions  specified  in the related base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust  and may be taken by  holders  of certificates  entitled in the aggregate to that  percentage of the voting  rights.  All voting rights for any series will be allocated  among all holders of the  certificates  of that series as described in the pooling and  servicing  agreement  for that series.  The pooling and servicing  agreement  for any series may be amended  without the consent of the holders of the
Residual Certificates of that series in specified circumstances.

        TERMINATION

 The circumstances  under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered  certificates of that series are described under "The Pooling and Servicing Agreement --Termination;
Retirement of Certificates" in the related base  prospectus.  The master servicer will have the option,  on any distribution date on which the  aggregate  Stated  Principal  Balance of the mortgage  loans  included in the trust  established  for any series is less than 10% of the aggregate  principal  balance of the mortgage  loans  included in the trust  established  for that series as of the cut-off  date for that  series,  after  deducting  payments of  principal  due during the month of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other  assets in the trust for that  series,  thereby effecting early  retirement of the offered  certificates  or to purchase,  in whole but not in part, the  certificates.  Any such  purchase of mortgage  loans and other assets of the trust for that series shall be made at a price equal to the sum of
(a) 100% of the  unpaid  principal  balance  of each  mortgage  loan or the fair  market  value  of the  related  underlying mortgaged  properties  with respect to defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been acquired  if  such  fair  market  value  is less  than  such  unpaid  principal  balance,  net of any  unreimbursed  Advance attributable to principal,  as of the date of repurchase plus (b) accrued  interest thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans included in the trust established for that series,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

        Distributions  on the certificates of any series relating to any optional  termination  will be paid,  first, to the
Senior  Certificates,  second, to the Class M Certificates in the order of their payment priority and, third, to the Class B
Certificates of that series.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each  class of  certificates  of that  series  if the  purchase  price is  based  in part on the  fair  market  value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related mortgage loan. Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal
Balance  plus the Accrued  Certificate  Interest  thereon  for the  immediately  preceding  Interest  Accrual  Period at the then-applicable  pass-through rate and any previously unpaid Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates  of any series,  the master  servicer  shall  terminate the trust for that series in accordance  with the terms of the related pooling and servicing agreement.

        Upon  presentation  and surrender of the offered  certificates  in connection with the termination of the trust or a purchase of certificates for any series under the circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates  of that series will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the  immediately  preceding  Interest  Accrual  Period at the then-applicable  pass-through  rate,  plus any  previously  unpaid Accrued  Certificate  Interest.  However,  any Prepayment
Interest  Shortfalls  previously  allocated  to the  certificates  of  that  series  will  not be  reimbursed.  The  offered certificates  will not  receive the amount of any Basis Risk  Shortfall  or Basis Risk  Shortfall  Carry  Forward  Amount in
connection with any such purchase of the offered  certificates by the master  servicer.  In addition,  distributions  to the holders of the most subordinate  class of certificates  outstanding with a Certificate  Principal  Balance greater than zero will be reduced,  as described  in the  preceding  paragraph,  in the case of the  termination  of the trust for that series resulting from a purchase of all the assets of that trust.

        THE TRUSTEE

 The trustee under the pooling and servicing  agreement (as described below), is a national banking  association.  Unless an event of default has occurred and is  continuing  under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the  pooling  and  servicing  agreement,  such as either  acting as the  master  servicer  or  appointing  a successor  master  servicer,  and use the same  degree  of care and skill in their  exercise  as a  prudent  investor  would exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications specified  in the  pooling and  servicing  agreement,  the  trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from
the  master  servicer  to  distribute  to   certificateholders   at  the  direction  of  the  master   servicer,   providing
certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the occurrence of a default  under the  pooling  and  servicing  agreement,  removing  the  master  servicer  as a result  of any such  default, appointing a successor master servicer, and effecting any optional termination of the trust.

        The master servicer will pay to the trustee  reasonable  compensation for its services and reimburse the trustee for all  reasonable  expenses  incurred  or made by the  trustee in  accordance  with any of the  provisions  of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's  negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.
The  depositor  may also remove the trustee if the  trustee  ceases to be eligible to continue as trustee  under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated  to  appoint  a  successor  trustee.  The  trustee  may also be  removed  at any time by the  holders  of certificates  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor  trustee will not become  effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                         LEGAL PROCEEDINGS

 There are no material pending legal or other proceedings  involving the mortgage loans or Residential Funding  Corporation, as sponsor and master  servicer,  Residential  Accredit  Loans,  Inc. as  depositor,  the trust as the  issuing  entity,  or
Homecomings,  as subservicer,  that, individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential  Funding and Homecomings are currently  parties to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which purport to be class  actions.  Based on  information  currently available,  it is the opinion of Residential  Funding and  Homecomings  that the eventual  outcome of any currently  pending legal  proceeding,  individually  or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage  loans. No assurance,  however,  can be given that the final outcome of these legal  proceedings,  if unfavorable,  either  individually or in the aggregate,  would not have a material adverse impact on
Residential  Funding or  Homecomings.  Any such  unfavorable  outcome  could  adversely  affect the  ability of  Residential
Funding  Corporation or Homecomings to perform its servicing  duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                              MATERIAL FEDERAL INCOME TAX CONSEQUENCES

 Upon the  issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the  depositor,  will render an opinion to the effect that,  assuming  compliance  with all provisions of the pooling and servicing  agreement,  for federal income tax  purposes,  the trust,  exclusive of a yield  maintenance  agreement,  if any, will qualify as one or more REMICs under the Internal Revenue Code.

        For federal income tax purposes:

o the Class R Certificates will represent ownership of the sole class of "residual interests" in each REMIC; and

o each class of Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates  and the Class B
                Certificates will represent  ownership of "regular  interests" in a REMIC, will generally be treated as debt instruments of that REMIC and, if applicable, an ownership interest in the yield maintenance agreement.

                See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal income tax purposes,  the offered  certificates may be treated as having been issued with original issue discount.  The  prepayment  assumption  that will be used in  determining  the rate of accrual of original  issue  discount, market  discount and premium,  if any, for federal income tax purposes will be based on the assumption  that,  subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 100% of the prepayment  assumption used to price the  offered  certificates.  No  representation  is made that the  mortgage  loans will  prepay at that rate or at any other rate.  See  "Material  Federal  Income Tax  Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC  RegulAR
Certificates--Original Issue Discount" in the related base prospectus.

        The holders of the offered  certificates  will be required to include in income  interest on their  certificates  in accordance with the accrual method of accounting.

        If the method for computing  original issue discount  described in the related base prospectus results in a negative amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the  certificateholder  will be permitted to offset that  negative  amount only  against  future  original issue discount, if any, attributable to those certificates.

        In some  circumstances  the OID  regulations  permit the holder of a debt  instrument  to recognize  original  issue discount under a method that differs from that used by the issuing  entity.  Accordingly,  it is possible that the holder of a certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

        Certain  classes of offered  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether  any  holder of one of those  classes of  certificates  will be  treated  as  holding a  certificate  with amortizable bond premium will depend on the  certificateholder's  purchase price and the distributions  remaining to be made on the certificate at the time of its  acquisition by the  certificateholder.  The use of a zero  prepayment  assumption may be required in  calculating  the  amortization  of premium.  Holders of those  classes of  certificates  are  encouraged  to consult  their tax  advisors  regarding  the  possibility  of making an election to amortize  such  premium.  See  "Material
Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Regular  Certificates"  and  "--Premium" in the relatED base prospectus.

        Each holder of an Adjustable  Rate  Certificate  is deemed to own an undivided  beneficial  ownership  interest in a
REMIC regular  interest and an interest in (a) payments  required to be made under any related yield  maintenance  agreement and (b)  payments  required  to be made in  reduction  of Basis  Risk  Shortfall  Carry  Forward  Amounts  that  reduce  the entitlement of any other class of  certificates  (the "Cap Amount").  The treatment of amounts  received by the holder of an
Adjustable Rate  Certificate  under such  certificateholder's  right to receive the Cap Amount or payments under the related yield  maintenance  agreement  will  depend on the  portion,  if any, of such  offered  certificateholder's  purchase  price allocable  thereto.  Under the REMIC  regulations,  each holder of an Adjustable Rate Certificate must allocate its purchase price for that certificate  between its undivided  interest in the REMIC regular interest and its undivided  interest in the right to receive  certain  payments  with respect to Basis Risk  Shortfall  Carry  Forward  Amounts in  accordance  with the relative  fair market  values of each  property  right.  It is intended  that  certain  payments  made to the holders of the
Adjustable Rate  Certificates  with respect to Basis Risk Shortfall Carry Forward Amounts be treated as includible in income based on the tax  regulations  relating  to notional  principal  contracts.  The OID  regulations  provide  that the trust's determination  of the issue  price of the REMIC  regular  interest is binding on all  holders  unless the holder  explicitly discloses on its tax return that its allocation is different from the trust's allocation.

        Under the REMIC  regulations,  the master  servicer is required to account for the REMIC  regular  interest  and the right to receive  payments with respect to Basis Risk Shortfall Carry Forward  Amounts as discrete  property  rights.  It is possible  that the right to receive  payments of the Cap Amount could be treated as a  partnership  among the holders of the
Adjustable  Rate  Certificates,  in which case holders of the Adjustable Rate  Certificates  would be subject to potentially different  timing of income and  foreign  holders of such  certificates  could be subject to  withholding  in respect of any payments of the Cap Amount.  Holders of the  Adjustable  Rate  Certificates  are advised to consult  their own tax  advisors regarding  the  allocation  of issue  price,  timing,  character  and source of income  and  deductions  resulting  from the ownership of their  certificates.  Treasury  regulations  have been  promulgated  under Section 1275 of the Internal Revenue
Code generally  providing for the integration of a "qualifying  debt  instrument" with a hedge if the combined cash flows of the  components  are  substantially  equivalent  to the  cash  flows on a  variable  rate  debt  instrument.  However,  such regulations  specifically  disallow  integration of debt instruments  subject to Section  1272(a)(6) of the Internal Revenue
Code.  Therefore,  holders of the Adjustable Rate  Certificates  will be unable to use the  integration  method provided for under such  regulations  with respect to such  certificates.  If the master  servicer's  treatment of payments in respect of the Cap Amount and under the yield  maintenance  agreement is  respected,  ownership of the right to the payments of the Cap
Amount and under the related  yield  maintenance  agreement  will  nevertheless  entitle the owner to amortize  the separate price paid for the right to payments under the notional principal contract regulations.

        In the event that the right to  receive  the  payments  in  respect  of the Cap  Amount or under the  related  yield maintenance  agreement is characterized as a "notional  principal  contract" for federal income tax purposes,  upon the sale of an Adjustable Rate Certificate,  the amount of the sale proceeds  allocated to the selling  certificateholder's  right to receive such  payments  would be  considered a  "termination  payment"  under the notional  principal  contract  regulations allocable  to the  related  certificate.  A holder of an  Adjustable  Rate  Certificate  would have gain or loss from such a termination  of the  right to  receive  payments  equal to (i) any  termination  payment  it  received  or is deemed to have received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid, by the  certificateholder  upon entering into or  acquiring  its  interest in the right to receive  payments in respect of the Cap Amount or under the related  yield maintenance agreement.

        Gain or loss realized upon the  termination  of the right to receive  certain  payments in respect of the Cap Amount or under the related yield maintenance  agreement will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

        This  paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments with respect to Basis Risk Shortfall  Carry Forward  Amounts.  That portion of the offered  certificates  will be treated as assets  described  in  Section  7701(a)(19)(C)  of the  Internal  Revenue  Code  and  "real  estate  assets"  under  Section
856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the REMIC  underlying the certificates would be so treated.  In addition,  interest on the offered  certificates,  other than the Class R Certificates and the interest  rate cap contract and yield  maintenance  agreement  component of any class of offered  certificates,  and income  allocated  to the Class R  Certificates  will be treated as "interest  on  obligations  secured by mortgages on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code  generally to the extent that those  certificates  are treated  as  "real  estate  assets"  under  Section  856(c)(4)(A)  of the  Internal  Revenue  Code.  Moreover,  the  offered certificates,  other than the Class R  Certificates  and the interest  rate cap component  and yield  maintenance  agreement component of any class of offered  certificates,  will be "qualified  mortgages" within the meaning of Section 860G(a)(3) of the  Internal  Revenue  Code if  transferred  to another  REMIC on its  startup  day in  exchange  for a regular or residual interest in that REMIC.  However,  prospective  investors in offered  certificates  that will be generally treated as assets described  in Section  860G(a)(3)  of the  Internal  Revenue  Code should note that,  notwithstanding  that  treatment,  any repurchase  of a  certificate  pursuant to the right of the master  servicer to  repurchase  the  offered  certificates  may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving rise to a prohibited  transaction tax under the Internal Revenue Code. See "The Pooling and Servicing  Agreement--Termination"  in
this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs-- Characterization  of Investments in REMIC
Certificates" in the related base prospectus.

        Any portion of a purchaser's  investment in a certificate  treated by such purchaser as representing  the obligation to make payments under an interest rate cap agreement would be treated as an interest in a notional principal  contract.  To the extent that the  obligation of the holder of such  certificate  under the cap agreement had a negative value at the time of purchase,  the holder of such  certificate  would be treated as having paid an amount  equal its purchase  price for such certificate  increased by a positive  amount equal to the negative value of the  obligation  under the cap agreement for the
REMIC regular  interest  represented by such  certificate  and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement.  The holders [of any class of certificates whose interest  distributions are reduced by the amount,  if any, that is necessary to pay any Basis Risk Shortfall  Carry-Forward  Amounts to the holders of another  class of  certificates]  will be required to accrue  interest  payable from the REMICs  included in the trust in amounts  equal to the  interest  accruing on their  Certificates  in each period  unreduced  by the amount of any Basis Risk
Shortfall  Carry-Forward  Amounts payable in that period.  The holders of such class of certificates will then be treated as having a payment  obligation under a cap agreement for that period in an amount equal to Basis Risk Shortfall  Carry-Forward
Amounts  payable in that period from amounts  otherwise  accrued with respect to their  Certificates.  Treasury  regulations addressing  notional  principal  contracts specify rules for accounting for income from and deduction of payments made under obligations  such as the cap  agreement.  Under such  regulations,  deductions in respect of the obligation to make payments under a cap  agreement  would be taken into  account for the taxable  period to which they  relate,  which  generally  would approximate  accrual basis accounting  regardless of an investor's usual method of tax accounting.  Such deductions would be ordinary  deductions.  Such regulations further provide that an investor in a certificate would take into income any premium received  for the  obligation  to make  payments  under a cap  agreement  over the  term of that  obligation,  generally  by allocating it to each period in accordance  with the prices of a series of cash-settled  option  agreements that reflect the specified  index and  notional  amount  (i.e.,  any excess of the  certificate  rates over the  weighted  average of the net mortgage rates on the mortgage loans and the respective  certificate  principal  balances of the  certificates)  expiring in each period. Under the notional principal contract regulations,  straight-line or accelerated  amortization  generally would be impermissible.  Such regulations also permit a simplified  alternative  allocation  methodology called the "level payment method",  under which the premium  allocable to the obligation to make payments under a cap agreement  would be allocated to each period on the basis of the principal  portion of each of a series of equal payments  having a discounted  present value equal to such  premium.  There is no explicit  authority  with  respect to the  character of such  amortization  inclusions, although they are generally regarded as ordinary items.  Payments made by the trust to  certificateholders in respect of the cap agreement and allocable to investors in such class of  certificates  that are  individuals  may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code.

        Holders [of any class of  certificates  whose  interest  distributions  are reduced by the amount,  if any,  that is necessary to pay any Basis Risk Shortfall  Carry-Forward  Amounts to the holders of another class of certificates] should be aware that the effect of allocating to the REMIC regular  interest  portion of their  certificate a purchase price in excess of their purchase  price for the entire  certificate  would be to decrease the amount of original issue discount  associated with their  certificate.  It is expected  that an investor's  amortization  of any portion of the premium they are deemed to have received for the  obligation  to make payments  under a cap  agreement  would offset such  reduction in original  issue discount,  but the degree of offset in any given period would depend upon the applicable  amortization  methodology and upon the treatment of such  amortization as an inclusion in ordinary  income,  each as discussed above.  Although  dependent upon the  applicable  discount  rate,  the annual  amount of offset  should be  relatively  complete  in the case of an  investor amortizing the premium  allocable to the obligation to make payments under a cap agreement  under the "level payment method"
described above.

        On disposing of a [certificate  whose interest  distributions  are reduced by the amount,  if any, that is necessary to pay any Basis Risk  Shortfall  Carry-Forward  Amounts to the  holders of another  class of  certificates],  a holder will recognize  gain or loss with respect to the related REMIC regular  interest,  and  separately  will be deemed to have made a payment to be relieved of the  obligation  to make  payments  under a cap  agreement.  The gain or loss with  respect to the
REMIC regular  interest will be the excess of the amount deemed  realized in respect  thereof over its adjusted  basis;  the amount  realized will be the sale price for such  certificate  increased by a positive amount equal to the negative value of the  obligation  under the cap agreement at the time of  disposition.  Such gain or loss  generally  will be capital gain or loss, the term of which will be based on the period such holder held the  certificate.  The deemed payment to be relieved of the cap  agreement  obligation  will  equal a positive  amount  corresponding  to the  negative  value of the cap  agreement obligation.  There is limited  authority  on the  treatment of any such  payment,  or on the  treatment  of any  unamortized premium  received  by the  holder  in  connection  with  undertaking  the  cap  agreement  obligation  upon  acquiring  such certificate,  although  such items likely  would be current  items of income and  deduction at the time of the  disposition.
Although it is expected  that such payment  would give rise to an ordinary  deduction,  the Internal  Revenue  Service could contend that it represents a capital loss.  Likewise,  although it is expected that the unamortized premium would be treated as ordinary income, it is possible that it could constitute capital gain. As a result,  prospective  investors are cautioned to consult their own advisors on the  appropriate  character of such income and deduction.  Further,  to the extent that the deemed payment constitutes an item of ordinary deduction,  it may be subject to the limitations on deductibility  imposed by
Section 67 of the Internal Revenue Code as discussed above.

        For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see
"Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

 The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of Residual  Certificates.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some  residual interests,  including the Residual  Certificates.  The pooling and servicing  agreement includes other provisions  regarding the transfer of Residual Certificates, including:

o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

o is not a disqualified organization;

o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o will maintain that status and will obtain a similar  affidavit from any person to whom the transferee  shall  subsequently transfer a Residual Certificate;

o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

o a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any  Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In addition,  under the pooling and servicing  agreement,  the Residual  Certificates  may not be  transferred to non-United
States persons.

 The REMIC  regulations also provide that a transfer to a United States person of "noneconomic"  residual  interests will be disregarded  for all federal income tax purposes,  and that the purported  transferor of  "noneconomic"  residual  interests will  continue  to remain  liable  for any taxes due with  respect  to the  income on the  residual  interests,  unless  "no significant  purpose of the transfer was to impede the  assessment or  collection  of tax." Based on the REMIC  regulations, the Residual  Certificates may constitute  noneconomic  residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no  significant  purpose of a transfer  is to impede  the  assessment  or collection of tax,  transfers of the Residual  Certificates  may be disregarded and purported  transferors may remain liable for any taxes due relating to the income on the Residual  Certificates.  All transfers of the Residual  Certificates will be restricted in accordance  with the terms of the pooling and servicing  agreement that are intended to reduce the possibility of any  transfer of a Residual  Certificate  being  disregarded  to the extent  that the  Residual  Certificates  constitute noneconomic  residual  interests.  See  "Material  Federal  Income  Tax  Consequences --REMICs--Taxation  of  Owners of REMIC
Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

        The IRS has issued  final REMIC  regulations  that add to the  conditions  necessary  to assure that a transfer of a non-economic  residual  interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an applicable  income tax treaty) of the transferee or another
U.S.  taxpayer"  and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation with specified large  amounts of gross and net assets and that meets  certain other  requirements  where  agreement is made that all future transfers  will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be paid,  with an  unreasonably  low cost for the transfer  specifically  mentioned as negating  eligibility.  The  regulations generally  apply to  transfers  of residual  interests  occurring on or after  February 4, 2000,  although  certain of their provisions  apply only to transfers of residual  interests  occurring on or after  August 19, 2002.  See  "Material  Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual  Certificates--Noneconomic  REMIC Residual Certificates"
in the related base prospectus.

        The Residual  Certificateholders  may be required to report an amount of taxable  income with respect to the earlier accrual  periods of the terms of the  REMICs that  significantly  exceeds the amount of cash  distributions  received by the
Residual  Certificateholders from the REMICs with respect to those periods.  Furthermore,  the tax on that income may exceed the cash  distributions  with respect to those periods.  Consequently,  Residual  Certificateholders  are encouraged to have other  sources of funds  sufficient  to pay any federal  income  taxes due in the earlier  years of each  REMIC's  term as a result of their  ownership  of the Residual  Certificates.  In  addition,  the required  inclusion of this amount of taxable income during the REMICs'  earlier accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of Section 1091 of the Internal  Revenue  Code,  may cause the Residual  Certificateholders'  after-tax  rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities could substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

        The rules for accrual of OID with respect to certain classes of certificates  are subject to significant  complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates  may  significantly  affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's  taxable income  allocable to holders of the Residual Certificates.

        An  individual,  trust or estate that holds,  whether  directly  or  indirectly  through  pass-through  entities,  a
Residual  Certificate,  may  have  significant  additional  gross  income  with  respect  to,  but  may  be  limited  on the deductibility  of,  servicing and  trustee's  fees and other  administrative  expenses  properly  allocable to each REMIC in computing  the  certificateholder's  regular  tax  liability  and will not be able to deduct  those fees or  expenses to any extent  in  computing  the  certificateholder's  alternative  minimum  tax  liability.  See  "Material  Federal  Income  Tax
Consequences-- REMICs--Taxation  of Owners of REMIC Residual  Certificates--Possible  Pass-Through of  Miscellaneous  ItemizeD
Deductions" in the related base prospectus.

        On May 11, 2004,  the IRS issued  final  regulations  relating to the federal  income tax  treatment of  "inducement fees" received by transferees of non-economic REMIC residual interests,  adopting without change the proposed regulations as described in the related  base  prospectus.  See  "Material  Federal  Income Tax  Consequences--REMICS--Taxation  of Owners oF
REMIC Residual  Certificates--General"  in the related base  prospectus.  These  regulations  are effective for taxable years ending on or after May 11, 2004.  Holders of Residual  Certificates  are encouraged to consult their tax advisors  regarding the effect of these regulations.

        The IRS has issued proposed  regulations that, if adopted as final regulations,  would cause the question of whether a transfer of residual  interests  will be respected  for federal  income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

        Residential  Funding will be  designated  as the "tax  matters  person" with respect to each REMIC as defined in the
REMIC Provisions,  as defined in the related base prospectus,  and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

        Purchasers of the Residual  Certificates  are strongly  advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further  information  regarding the federal income tax  consequences of investing in the Residual  Certificates, see  "Certain  Yield and  Prepayment  Considerations--Additional  Yield  Considerations  Applicable  Solely  to the  Residual
Certificates"  in this term sheet  supplement  and "Material  Federal Income Tax  Consequences--REMICs--Taxation  of Owners oF
REMIC Residual Certificates" in the related base prospectus.

        PENALTY PROTECTION

 If penalties were asserted  against  purchasers of the offered  certificates  in respect of their  treatment of the offered certificates for tax purposes,  the summary of tax  considerations  contained,  and the opinions  stated,  herein and in the related base prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                          USE OF PROCEEDS

 The net proceeds from the sale of the offered  certificates  of any series to the underwriter or the  underwriters  for any series will be paid to the  depositor.  The depositor  will use the proceeds to purchase the mortgage  loans included in the trust  established  for that series or for general  corporate  purposes.  See  "Method of  Distribution"  in this term sheet supplement.

                                                       METHOD OF DISTRIBUTION

 In accordance  with the terms and conditions of the related  underwriting  agreement for any series,  each  underwriter set forth in any  final  term  sheet and the  prospectus  supplement  for that  series  with  respect  to any  class of  offered certificates  of that series  will serve as an  underwriter  for each  applicable  class and will agree to purchase  and the depositor will agree to sell the offered  certificates of that series  identified in the final term sheet,  except that a de minimis  portion of the  Residual  Certificates  of that series will be retained by  Residential  Funding.  Each  applicable class of certificates of any series being sold to an underwriter are referred to as the  underwritten  certificates for that series.  It is  expected  that  delivery  of  the  underwritten  certificates  for  any  series,  other  than  the  Residual
Certificates,  will be made only in  book-entry  form  through  the Same Day Funds  Settlement  System of DTC,  and that the delivery of the Residual  Certificates  for any series other than the de minimis  portion  retained by  Residential  Funding will be made at the offices of the applicable  underwriter on the closing date for that series against  payment  therefor in immediately available funds.

        In connection with the  underwritten  certificates of any series,  each  underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates  of that  series if any of that class of  underwritten  certificates  of that  series are purchased thereby.

        Any related  underwriting  agreement for any series  provides that the obligation of the  underwriter to pay for and accept  delivery of each  applicable  class of the  underwritten  certificates  of that  series is subject  to,  among other things, the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the effectiveness of the  depositor's  registration  statement  shall be in effect,  and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The distribution of the underwritten  certificates of any series by the applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be  determined  at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series,  before deducting  expenses payable by the depositor, shall be set forth in the prospectus supplement for the series.

        The  underwriter for any class of any series may effect these  transactions  by selling the applicable  underwritten certificates  of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation  from the depositor in the form of  underwriting  compensation.  The underwriter and any dealers that participate with the underwriter in the distribution of the  underwritten  certificates of any series are also  underwriters of that series under the Securities Act of 1933. Any profit on the resale of the  underwritten  certificates  of that series positioned by an underwriter would be underwriter  compensation in the form of underwriting  discounts and commissions under the Securities Act.

        Each  underwriting  agreement for any series will provide that the depositor  will  indemnify the  underwriter,  and that under  limited  circumstances  the  underwriter  will  indemnify  the  depositor,  against some  liabilities  under the
Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no  secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no assurance that a  secondary  market for the offered  certificates  of any series will  develop  or, if it does  develop,  that it will continue. The offered certificates will not be listed on any securities exchange.

        If more  than one  underwriter  has  agreed  to  purchase  the  offered  certificates,  those  underwriters  will be identified in the final term sheet with respect to such class of certificates.

        The primary source of information  available to investors  concerning the offered certificates of any series will be the monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the  Certificates--Reports  to
Certificateholders"   and  in  this  term   sheet   supplement   under   "Pooling   and   Servicing   Agreement--Reports   to
Certificateholders,"  which will include  information  as to the  outstanding  principal  balance or notional  amount of the offered  certificates  of that series.  There can be no assurance  that any  additional  information  regarding  the offered certificates  of any series will be  available  through any other  source.  In addition,  the  depositor is not aware of any source through which price  information  about the offered  certificates  will be available on an ongoing basis. The limited nature  of this  information  regarding  the  offered  certificates  may  adversely  affect  the  liquidity  of the  offered certificates for any series, even if a secondary market for the offered certificates becomes available.

                                                           LEGAL OPINIONS

 Certain  legal matters  relating to the  certificates  of any series will be passed upon for the depositor and  Residential
Funding  Securities  Corporation,  if it is an underwriter of that series, by Orrick,  Herrington & Sutcliffe LLP, New York,
New York and for each underwriter of that series other than Residential  Funding Securities  Corporation by Thacher Proffitt
& Wood LLP, New York, New York.

                                                              RATINGS

 It is a condition of the issuance of the offered  certificates that each class of offered certificates be assigned at least the ratings  designated in the final term sheet for such class of certificates  by one or more rating agencies  including by
Standard & Poor's,  a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P, Moody's  Investors  Service,
Inc. or Moody's, or Fitch Ratings or Fitch.

        Standard  & Poor's  ratings  on  mortgage  pass-through  certificates  address  the  likelihood  of the  receipt  by certificateholders  of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit quality of the related  mortgage  pool,  structural  and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments required  under the related  certificates.  Standard & Poor's rating on the  certificates  of any series will not,  however, constitute  a  statement  regarding  frequency  of  prepayments  on the  related  mortgage  loans.  See  "Certain  Yield and
Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual  Certificates  only  addresses  the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The rating  assigned by Moody's to the offered  certificates  address the  likelihood  of the receipt by the offered certificateholders  of all  distributions  to which they are entitled  under the pooling and  servicing  agreement.  Moody's ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the  transaction  as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the certificates'  yield attributable to prepayments or recoveries on the mortgage loans.

        The ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by certificateholders  of all  distributions  to which they are  entitled  under the  transaction  structure.  Fitch's  ratings reflect its analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction as described in the  operative  documents.  Fitch's  ratings  do not  address  the  effect on the  certificates'  yield  attributable  to prepayments or recoveries on the  underlying  mortgage  loans.  The rating on the Residual  Certificates  only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

        The  ratings  do not  address  the  likelihood  of the  receipt of any  amounts  in respect of Basis Risk  Shortfall
Carry-Forward Amounts.

        The ratings do not address the likelihood that  prepayment  charges will be paid to holders of any class entitled to prepayment charges.

        The  depositor  has not  requested a rating on the offered  certificates  by any rating agency other than Standard &
Poor's,  Moody's or Fitch.  However,  there can be no  assurance  as to  whether  any  rating  agency  other than the rating agencies  designated  in the final  term sheet for a class of  certificates  will rate the  Senior  Certificates  or Class M
Certificates  of any series,  or, if it does,  what rating  would be assigned by any other  rating  agency.  A rating on the certificates  of any series by another  rating  agency,  if assigned at all,  may be lower than the ratings  assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

        A security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be subject  to  revision  or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated  independently of any other  security  rating.  In the event that the ratings  initially  assigned to the offered  certificates  of any series are subsequently  lowered  for any  reason,  no person or entity is  obligated  to  provide  any  additional  support  or credit enhancement with respect to the offered certificates.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for ongoing  surveillance  by the rating agencies for so long as any  certificates are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                          LEGAL INVESTMENT

 The offered  certificates  identified in the final term sheet will constitute "mortgage related securities" for purposes of
SMMEA so long as they are rated in at least the second  highest  rating  category  by one of the rating  agencies,  and,  as such, are legal investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking statutory  action on or prior to October 3, 1991.  Some states have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA. The remaining  classes of certificates will not constitute  "mortgage related  securities" for purposes of SMMEA.

        One or more classes of the offered  certificates  of any series may be viewed as "complex  securities"  under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the  offered  certificates  of any series  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely  affect the liquidity of any class of offered  certificates of any series.  Accordingly,  all  institutions  whose investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities  are encouraged to consult with their legal  advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes a legal  investment or is subject to  investment,  capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                                        ERISA CONSIDERATIONS

 A fiduciary of any ERISA plan,  any  insurance  company,  whether  through its general or separate  accounts,  or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--ERISA  Plan Asset Regulations"
in the related base  prospectus,  is encouraged to carefully  review with its legal advisors whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section
4975  of the  Internal  Revenue  Code.  The  purchase  or  holding  of the  Senior  Certificates,  as  well  as the  Class M
Certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief  under the
RFC  exemption,  as  described  under  "ERISA  Considerations--Considerations  for ERISA  Plans  Regarding  the  Purchase  of
Certificates--Prohibited  Transaction  Exemptions" in the related base prospectus  provided those  certificates  are rated at least "BBB-" (or its  equivalent) by Standard & Poor's,  Moody's or Fitch Ratings,  or Fitch,  at the time of purchase.  The
RFC  exemption  contains  a number of other  conditions  which must be met for the RFC  exemption  to apply,  including  the requirement  that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of  Regulation D under the
Securities Act.

        The Department of Labor issued Prohibited  Transaction  Exemption,  or PTE, 2002-41,  67 Fed. Reg. 54487 (August 22,
2002) which amended the RFC exemption and similar  exemptions  issued to other  underwriters.  This allows the trustee to be affiliated with the underwriters despite the restriction in PTE 2000-58 to the contrary.

        Each  beneficial  owner of Class M  Certificates  or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  certificate  or  interest  therein,  that either (i) it is not an ERISA plan investor;  (ii) it has acquired  and is holding  such Class M  Certificates  in reliance on the RFC  exemption,  and that it understands  that  there are  certain  conditions  to the  availability  of the RFC  exemption,  including  that the Class M
Certificates must be rated, at the time of purchase,  not lower than "BBB-" (or its equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate  or interest  therein  is an  "insurance  company  general  account,"  as such term is defined  in  Section  V(e) of  Prohibited
Transaction  Class  Exemption,  or PTCE,  95-60,  and (3) the  conditions  in  Sections  I and III of PTCE  95-60  have been satisfied.

        If any Class M Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial  owner of that
Class M  Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any  purported  beneficial owner whose  acquisition or holding of any such  certificate or interest therein was effected in violation of the conditions described in the preceding  paragraph shall  indemnify and hold harmless the depositor,  the trustee,  the master  servicer, any  subservicer,  the  underwriters  and the trust from and  against  any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.
        Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption  that might be available will not likely apply to the  purchase,  sale or holding of the Residual  Certificates,  transfers of those  certificates  to any
ERISA plan investor will not be registered by the trustee  unless the  transferee  provides the  depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory to those entities,  which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

o is permissible under applicable law;

o will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue
                Code; and

o will not subject the depositor,  the trustee or the master  servicer to any obligation in addition to those  undertaken in the pooling and servicing agreement.

                Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to  acquire  or hold the  offered certificates  on behalf of or with ERISA plan  assets of any ERISA plan is  encouraged  to  consult  with its  counsel  with respect to: (i) whether the  specific  and general  conditions  and the other  requirements  in the RFC  exemption  would be satisfied,  or whether any other prohibited  transaction exemption would apply, and (ii) the potential  applicability of the general fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

        The sale of any of the offered  certificates to an ERISA plan is in no respect a representation  by the depositor or the  underwriters  that such an investment  meets all relevant  legal  requirements  relating to  investments by ERISA plans generally  or any  particular  ERISA plan,  or that such an  investment  is  appropriate  for ERISA plans  generally  or any particular ERISA plan.